AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-2

                                     ISSUER

                              WELL FARGO BANK, N.A.

                            SECURITIES ADMINISTRATOR

                                       AND

                      DEUTSCHE BANK NATIONAL TRUST COMPANY

                                INDENTURE TRUSTEE

                                    INDENTURE

                            DATED AS OF JUNE 22, 2005

                              MORTGAGE-BACKED NOTES


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                                              TABLE OF CONTENTS

SECTION

                                                  ARTICLE I

                                                 Definitions

   Section 1.01       Definitions........................................................................
   Section 1.02       Incorporation by Reference of Trust Indenture Act..................................
   Section 1.03       Rules of Construction..............................................................

                                                 ARTICLE II

                                         Original Issuance of Notes

   Section 2.01       Form...............................................................................
   Section 2.02       Execution, Authentication and Delivery.............................................
   Section 2.03       Acceptance of Mortgage Loans by Indenture Trustee..................................
   Section 2.04       Acceptance of Derivative Contracts by Indenture Trustee............................
   Section 2.05       Conveyance of the Group I Subsequent Mortgage Loans................................
   Section 2.06       Conveyance of the Group II Subsequent Mortgage Loans...............................
   Section 2.07       Conveyance of the Group III Subsequent Mortgage Loans..............................
   Section 2.08       Conveyance of the Group IV Subsequent Mortgage Loans...............................
   Section 2.09       Conveyance of the Group V Subsequent Mortgage Loans.....---------------------------
   Section 2.10       Conveyance of the Group VI Subsequent HELOC Mortgage Loans.........................
   Section 2.11       Conveyance of the Group VII Subsequent Mortgage Loans..............................
   Section 2.12       Conveyance of the Group VIII Subsequent Mortgage Loans.............................
   Section 2.13       Conveyance of the Group VI Subsequent HELOC Mortgage Loans.........................

                                                 ARTICLE III

                                                  Covenants

   Section 3.01       Collection of Payments with respect to the Mortgage Loans and HELOC Mortgage Loans.
   Section 3.02       Maintenance of Office or Agency....................................................
   Section 3.03       Money for Payments To Be Held in Trust; Paying Agent...............................
   Section 3.04       Existence..........................................................................
   Section 3.05       Payment of Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII
                      Available Funds....................................................................
   Section 3.06       Payment of Group VIII Available Funds..............................................
   Section 3.07       Payment of Principal and Interest on the Class VI-A Notes..........................
   Section 3.08       Rapid Amortization Events..........................................................
   Section 3.09       Payments to the Class N Notes......................................................
   Section 3.10       Other Matters With Respect to the Notes............................................
   Section 3.11       Protection of Trust Estate.........................................................
   Section 3.12       Opinions as to Trust Estate........................................................
   Section 3.13       Performance of Obligations.........................................................
   Section 3.14       Negative Covenants.................................................................
   Section 3.15       Annual Statement as to Compliance..................................................
   Section 3.16       Representations and Warranties Concerning the Mortgage Loans.......................
   Section 3.17       Amendments to Servicing Agreement..................................................
   Section 3.18       Servicers as Agent and Bailee of the Indenture Trustee.............................
   Section 3.19       Investment Company Act.............................................................
   Section 3.20       Issuer May Consolidate, etc........................................................
   Section 3.21       Successor or Transferee............................................................
   Section 3.22       No Other Business..................................................................
   Section 3.23       No Borrowing.......................................................................
   Section 3.24       Guarantees, Loans, Monthly Advances and Other Liabilities..........................
   Section 3.25       Capital Expenditures...............................................................
   Section 3.26       Determination of Note Interest Rate................................................
   Section 3.27       Restricted Payments................................................................
   Section 3.28       Notice of Events of Default........................................................
   Section 3.29       Further Instruments and Acts.......................................................
   Section 3.30       Statements to Noteholders..........................................................
   Section 3.31       Interest Coverage Accounts.........................................................
   Section 3.32       The Pre-Funding Accounts...........................................................
   Section 3.33       Grant of the Subsequent Mortgage Loans and Subsequent HELOC Mortgage Loans.........
   Section 3.34       Replacement Derivative Contracts...................................................
   Section 3.35       Payments Under the Insurance Policy................................................
   Section 3.36       Replacement Insurance Policy.......................................................
   Section 3.37       Certain Representations Regarding the Trust Estate.................................
   Section 3.38       Allocation of Realized Losses......................................................
   Section 3.39       Obligations of the Securities Administrator with respect to the Derivative
                      Contracts..........................................................................
   Section 3.40       Reserve Fund.......................................................................

                                                 ARTICLE IV

                             The Notes; Satisfaction and Discharge of Indenture

   Section 4.01       The Notes..........................................................................
   Section 4.02       Registration of and Limitations on Transfer and Exchange of Notes; Appointment
                      Note Registrar and Certificate Registrar...........................................
   Section 4.03       Mutilated, Destroyed, Lost or Stolen Notes.........................................
   Section 4.04       Persons Deemed Owners..............................................................
   Section 4.05       Cancellation.......................................................................
   Section 4.06       Book-Entry Notes...................................................................
   Section 4.07       Notices to Depository..............................................................
   Section 4.08       Definitive Notes...................................................................
   Section 4.09       Tax Treatment......................................................................
   Section 4.10       Satisfaction and Discharge of Indenture............................................
   Section 4.11       Application of Trust Money.........................................................
   Section 4.12       Subrogation and Cooperation........................................................
   Section 4.13       Repayment of Monies Held by Paying Agent...........................................
   Section 4.14       Temporary Notes....................................................................
   Section 4.15       Representation Regarding ERISA.....................................................

                                                  ARTICLE V

                                            Default and Remedies

   Section 5.01       Events of Default..................................................................
   Section 5.02       Acceleration of Maturity; Rescission and Annulment.................................
   Section 5.03       Collection of Indebtedness and Suits for Enforcement by Indenture Trustee..........
   Section 5.04       Remedies; Priorities...............................................................
   Section 5.05       Optional Preservation of the Trust Estate..........................................
   Section 5.06       Limitation of Suits................................................................
   Section 5.07       Unconditional Rights of Noteholders To Receive Principal and Interest..............
   Section 5.08       Restoration of Rights and Remedies.................................................
   Section 5.09       Rights and Remedies Cumulative.....................................................
   Section 5.10       Delay or Omission Not a Waiver.....................................................
   Section 5.11       Control By Noteholders.............................................................
   Section 5.12       Waiver of Past Defaults............................................................
   Section 5.13       Undertaking for Costs..............................................................
   Section 5.14       Waiver of Stay or Extension Laws...................................................
   Section 5.15       Sale of Trust Estate...............................................................
   Section 5.16       Action on Notes....................................................................
   Section 5.17       Performance and Enforcement of Certain Obligations.................................

                                                 ARTICLE VI

                           The Indenture Trustee AND THE SECURITIES ADMINISTRATOR

   Section 6.01       Duties of Indenture Trustee and Securities Administartor...........................
   Section 6.02       Rights of Indenture Trustee and the Securities Administrator.......................
   Section 6.03       Individual Rights of Indenture Trustee.............................................
   Section 6.04       Indenture Trustee's Disclaimer.....................................................
   Section 6.05       Notice of Event of Default.........................................................
   Section 6.06       Reports by Securities Administrator to Holders and Tax Administration..............
   Section 6.07       Compensation and Indemnity.........................................................
   Section 6.08       Replacement of Indenture Trustee and the Securities Administrator..................
   Section 6.09       Successor Indenture Trustee and Successor Securities Administrator by Merger.......
   Section 6.10       Appointment of Co-Indenture Trustee or Separate Indenture Trustee..................
   Section 6.11       Eligibility; Disqualification......................................................
   Section 6.12       Preferential Collection of Claims Against Issuer...................................
   Section 6.13       Representations and Warranties.....................................................
   Section 6.14       Directions to Indenture Trustee....................................................
   Section 6.15       The Agents.........................................................................
   Section 6.16       Administrative Duties..............................................................
   Section 6.17       Records............................................................................
   Section 6.18       Additional Information to be Furnished.............................................
   Section 6.19       Execution of Derivative Contracts and other Documents..............................
   Section 6.20       Indenture Trustee's Application For Instructions From the Issuer...................
   Section 6.21       Limitation of Liability............................................................
   Section 6.22       Assignment of Rights, Not Assumption of Duties.....................................

                                                 ARTICLE VII

                                       Noteholders' Lists and Reports

   Section 7.01       Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders.............
   Section 7.02       Preservation of Information; Communications to Noteholders.........................
   Section 7.03       Reports of Issuer..................................................................
   Section 7.04       Reports by Indenture Trustee.......................................................
   Section 7.05       Statements to Noteholders..........................................................

                                                ARTICLE VIII

                                    Accounts, Disbursements and Releases

   Section 8.01       Collection of Money................................................................
   Section 8.02       Trust Accounts.....................................................................
   Section 8.03       Officer's Certificate..............................................................
   Section 8.04       Termination Upon Distribution to Noteholders.......................................
   Section 8.05       Release of Trust Estate............................................................
   Section 8.06       Surrender of Notes Upon Final Payment..............................................
   Section 8.07       Optional Redemption of the Notes...................................................

                                                 ARTICLE VI

                                           Supplemental Indentures

   Section 9.01       Supplemental Indentures Without Consent of Noteholders.............................
   Section 9.02       Supplemental Indentures With Consent of Noteholders................................
   Section 9.03       Execution of Supplemental Indentures...............................................
   Section 9.04       Effect of Supplemental Indenture...................................................
   Section 9.05       Conformity with Trust Indenture Act................................................
   Section 9.06       Reference in Notes to Supplemental Indentures......................................

                                                  ARTICLE X

                                                Miscellaneous

   Section 10.01      Compliance Certificates and Opinions, etc..........................................
   Section 10.02      Form of Documents Delivered to Indenture Trustee...................................
   Section 10.03      Acts of Noteholders................................................................
   Section 10.04      Notices etc., to Indenture Trustee, Issuer, Securities Administrator, Insurer
                      and Rating Agencies................................................................
   Section 10.05      Notices to Noteholders; Waiver.....................................................
   Section 10.06      Conflict with Trust Indenture Act..................................................
   Section 10.07      Effect of Headings.................................................................
   Section 10.08      Successors and Assigns.............................................................
   Section 10.09      Separability.......................................................................
   Section 10.10      Benefits of Indenture..............................................................
   Section 10.11      Legal Holidays.....................................................................
   Section 10.12      GOVERNING LAW......................................................................
   Section 10.13      Counterparts.......................................................................
   Section 10.14      Recording of Indenture.............................................................
   Section 10.15      Issuer Obligation..................................................................
   Section 10.16      No Petition........................................................................
   Section 10.17      Inspection.........................................................................
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                    EXHIBITS

         Exhibit A-1   --    Form of Class [_-A-_] Notes
         Exhibit A-2   --    Form of Class [[__]-]M-[_] Notes
         Exhibit A-3   --    Form of Class [[__]-]B Notes
         Exhibit A-4   --    Form of Class N Notes
         Exhibit B     --    Mortgage Loan Schedule
         Exhibit C     --    Form of Cap Contract
         Exhibit D     --    Form of Corridor Contract
         Exhibit E     --    Form of Insurance Policy
         Exhibit F     --    Form of Subsequent Transfer Instrument
         Exhibit G     --    Form of Addition Notice
         Exhibit H     --    Form of Initial Certification
         Exhibit I     --    Form of Final Certification
         Exhibit J     --    Form of Request for Release
         Exhibit K     --    Form of Rule 144A Investment Representation
         Exhibit L     --    Form of Certificate of Non-Foreign Status
         Exhibit M     --    Form of Investment Letter
         Exhibit N     --    Form of Transferor Certificate
         Exhibit O     --    Form of ERISA Letter
         Exhibit P     --    Form of Transferee Certificate
         Exhibit Q     --    Form of Lender Transferor Certificate

         Appendix A    --    Definitions

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                  This Indenture, dated as of June 22, 2005, is entered into among American Home Mortgage Investment Trust 2005-2, a Delaware statutory trust, as Issuer (the "Issuer"), Deutsche Bank National Trust Company, a national banking association, as Indenture Trustee (the "Indenture Trustee"), and Wells Fargo Bank, N.A., a national banking association, as Securities Administrator (the "Securities Administrator").

                                WITNESSETH THAT:

                  Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Mortgage-Backed Notes, Series 2005-2 (the "Notes").

                                 GRANTING CLAUSE

                  The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes and the Insurer, all of the Issuer's right, title and interest in and to, whether now existing or hereafter created, (a) the Mortgage Loans, Eligible Substitute Mortgage Loans and the proceeds thereof and all rights under the Related Documents; (b) the HELOC Mortgage Loans, related Eligible Substitute Mortgage Loans and the proceeds thereof and all rights under the Related Documents; (c)
(i) with respect to the Holders of the Class VI-A Notes, the Insurance Policy, and (ii) with respect to the Holders of the Class V-A-4-D Notes, the Note Insurance Policy; (d) additional Draws under the HELOC Mortgage Loans conveyed to the Trust; (e) the rights of the Issuer under the Cap Contract and the Corridor Contract and all payments received under the Cap Contract and the Corridor Contract; (f) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans and HELOC Mortgage Loans excluding any investment income from such funds; (g) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (h) all funds on deposit from time to time in the Pre-Funding Accounts and the Interest Coverage Accounts and in all proceeds thereof; (i) all rights under (I) the Mortgage Loan Purchase Agreement as assigned to the Issuer, with respect to the (a) Initial Mortgage Loans, and each Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Subsequent Mortgage Loan Purchase Agreements as assigned to the Issuer, with respect to the related Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Subsequent Mortgage Loans and (b) Initial HELOCs, and each Group VI Subsequent HELOC Mortgage Loan Purchase Agreements as assigned to the Issuer, with respect to the related Group VI Subsequent HELOC Mortgage Loans, (II) the Servicing Agreements and any Subservicing Agreements and (III) any title, hazard and primary insurance policies with respect to the Mortgaged Properties; and (j) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

                  The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice (except as otherwise provided herein), priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

                  The Indenture Trustee, as trustee on behalf of the Holders of the Notes and the Insurer, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

                  The Indenture Trustee agrees that it will hold the Insurance Policy in trust and that it will hold any proceeds of any claim made upon the Insurance Policy solely for the use and benefit of the Holders of the Class VI-A Notes in accordance with the terms hereof and the terms of the Insurance Policy.

                  The Indenture Trustee agrees that it will hold the Note Insurance Policy in trust and that it will hold any proceeds of any claim made upon the Note Insurance Policy solely for the use and benefit of the Holders of the Class V-A-4-D Notes in accordance with the terms hereof and the terms of the
Note Insurance Policy.

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                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.02 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

         Section 1.03 RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (iii) "or" is not exclusive;

                  (iv) "including" means including without limitation;

                  (v) words in the singular include the plural and words in the plural include the singular; and

                  (vi) any agreement, instrument, statute, regulation or rule defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument, statute, regulation or rule as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

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                                   ARTICLE II

                           ORIGINAL ISSUANCE OF NOTES

         Section 2.01 FORM. The Class A, Class M, Class B, Class V-M, Class V-B and Class N Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibits A-1, A-2, A-3 and A-4 to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

         The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

         The terms of the Notes set forth in Exhibits A-1, A-2, A-3 and A-4 to this Indenture are part of the terms of this Indenture.

         Section 2.02 EXECUTION, AUTHENTICATION AND DELIVERY. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The Indenture Trustee shall upon Issuer Request authenticate and deliver each Class of Notes for original issue in an aggregate initial principal amount equal to the Initial Note Principal Balance for such Class of Notes.

         Each of the Notes shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and shall be issuable in the minimum initial Note Principal Balances of $25,000 and in integral multiples of $1 in excess thereof, except with respect to the Class VI-A Notes. The Class VI-A Notes shall be issuable in the minimum initial Note Principal Balances of $25,000 and in integral multiples of $1,000 in excess thereof.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         Section 2.03 ACCEPTANCE OF MORTGAGE LOANS BY INDENTURE TRUSTEE.

         (a) The Indenture Trustee shall acknowledge receipt of, subject to the exceptions the Indenture Trustee notes pursuant to the procedures described below, the documents (or certified copies thereof) referred to in Section 2.1(b) of the Mortgage Loan Purchase Agreement and the Subsequent Mortgage Loan Purchase Agreements, and to declare that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate, in trust for the use and benefit of all present and future Holders of the Notes and the Insurer. No later than the Closing Date, with respect to the Initial Mortgage Loans and Initial HELOCs or the applicable Subsequent Transfer Date, with respect to the related Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Subsequent Mortgage Loans and the Group VI Subsequent HELOC Mortgage Loans (or, with respect to any Eligible Substitute Mortgage Loan, within 5 days after the receipt by the Indenture Trustee thereof and, with respect to any documents received after the Closing Date, promptly thereafter), the Indenture Trustee shall, for the benefit of the Noteholders and the Insurer, review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller, the Insurer, the RMBS Servicer, the HELOC Back-Up Servicer and the HELOC Servicer an Initial Certification in the form annexed hereto as Exhibit H. In conducting such review, the Indenture Trustee shall ascertain whether all required documents described in Section 2.1(b)(i) to (v) (except clause (v)(ii)) of (a) the Mortgage Loan Purchase Agreement, with respect to the Initial Mortgage Loans and Initial HELOCs, and (b) the applicable Subsequent Mortgage Loan Purchase Agreement, with respect to the related Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Subsequent Mortgage Loans and Group VI Subsequent HELOC Mortgage Loans, have been executed and received and whether those documents relate, to the Mortgage Loans and HELOCs it has received, as identified in Exhibit B to this Indenture, as supplemented (PROVIDED, HOWEVER, that with respect to those documents described in subclause (b)(vi) of such section, the Indenture Trustee's obligations shall extend only to documents actually delivered pursuant to such subclause). In performing any such review, the Indenture Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Indenture Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B to this Indenture or to not conform with the review criteria set forth in Exhibit H (a "defect"), the Indenture Trustee shall promptly notify the Seller and the Insurer or the Note Insurer, as applicable, of such finding and the Seller's obligation to cure such defect or repurchase or substitute for the related Mortgage Loan. To the extent the Indenture Trustee has not received a Mortgage File with respect to any of the Initial Mortgage Loans or Initial HELOCs by the Closing Date, or any of the related Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Subsequent Mortgage Loans or Group VI Subsequent HELOC Mortgage Loans by the applicable Subsequent Transfer Date, the Indenture Trustee shall not require the deposit of cash into the Payment Account or any other account to cover the amount of that Mortgage Loan and shall solely treat such Mortgage Loan as if it were in breach of a representation or warranty; provided that the aggregate Stated Principal Balance of such Mortgage Loans does not exceed 1% of the (i) sum of the Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Cut-off Date Balances, in the case of the Mortgage Loans that are not HELOC Mortgage Loans and (ii) Group VI Cut-off Date Balance, with respect to the HELOC Mortgage Loans.

                  (i) No later than 180 days after the Closing Date (with respect to the Initial Mortgage Loans and Initial HELOCs) or the applicable Subsequent Transfer Date (with respect to the related Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Subsequent Mortgage Loans and Group VI Subsequent HELOC Mortgage Loans), the Indenture Trustee will review, for the benefit of the Noteholders and the Insurer or the Note Insurer, as applicable, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller, the Insurer, the RMBS Servicer, the HELOC Back-Up Servicer and the HELOC Servicer, a Final Certification in the form annexed hereto as
         Exhibit I. In conducting such review, Indenture Trustee will ascertain whether an original of each document described in subclauses
         (b)(ii)-(iv) of Section 2.1 of the Mortgage Loan Purchase Agreement, with respect to the Initial Mortgage Loans and Initial HELOCs, and (b) the applicable Subsequent Mortgage Loan Purchase Agreement, with respect to the related Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Subsequent Mortgage Loans and Group VI Subsequent HELOC Mortgage Loans, required to be recorded has been returned from the applicable recording office with evidence of recording thereon or a certified copy has been obtained from such recording office. If the Indenture Trustee finds any document constituting part of the Mortgage File has not been executed or received, or to be unrelated, to the Mortgage Loans and HELOC Mortgage Loans identified in Exhibit B to this Indenture or to appear defective on its face, the Indenture Trustee shall promptly notify the Seller and the Insurer.

                  (ii) Upon deposit by the Seller of the Repurchase Price in the Payment Account, the Indenture Trustee shall release to the Seller or the RMBS Servicer, the HELOC Back-Up Servicer and the HELOC Servicer, as applicable, the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Seller or the RMBS Servicer, the HELOC Back-Up Servicer and the HELOC Servicer, as applicable, as are necessary to vest in the Seller or the RMBS Servicer, the HELOC Back-Up Servicer and the HELOC Servicer, as applicable, title to and rights under the related Mortgage Loan or HELOC Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit of the Repurchase Price in the Payment Account was received by the Indenture Trustee. The Indenture Trustee shall amend the applicable Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the RMBS Servicer, the HELOC Back-Up Servicer, the RMBS Master Servicer and the HELOC Servicer, the Insurer or the Note Insurer, as applicable, and the Securities Administrator of such amendment.

         Section 2.04 ACCEPTANCE OF DERIVATIVE CONTRACTS BY INDENTURE TRUSTEE. The Indenture Trustee acknowledges receipt of the Corridor Contract and the Cap Contract and declares that it holds and will continue to hold these documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate as Indenture Trustee in trust for the use and benefit of all present and future Holders of the Notes. The Indenture Trustee shall enforce the Corridor Contract and the Cap Contract in accordance with their terms.

         Section 2.05 CONVEYANCE OF THE GROUP I SUBSEQUENT MORTGAGE LOANS. (a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group I Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to
(i) the related Group I Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Group I Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group I Subsequent Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group I Subsequent Mortgage Loans to be delivered pursuant to
Section 2.03 and the other items in the related Mortgage Files; PROVIDED, HOWEVER, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group I Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture Trustee for deposit in the Trust Estate by the Depositor of the Group I Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the RMBS Master Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the HELOC Servicer, the Securities Administrator, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group I Subsequent Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group I Subsequent Mortgage Loan shall be delivered to the Indenture Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group I Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group I Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group I Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group I Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Securities Administrator, the Indenture Trustee, the Note Insurer and the Rating Agencies with a timely Addition Notice, substantially in the form of Exhibit G hereto, and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group I Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group I Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group I Subsequent Mortgage Loans, and the Seller shall have delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the applicable Subsequent Transfer Date;

                  (iii) as of the applicable Subsequent Transfer Date, as evidenced by delivery of the related Group I Subsequent Transfer Instrument, substantially in the form of Exhibit F, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v) the Funding Period shall not have terminated;

                  (vi) each Mortgage Loan is being serviced by the RMBS Servicer under the related Servicing Agreement;

                  (vii) the Depositor shall not have selected the applicable Group I Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders or the Note Insurer;

                  (viii) the Depositor shall have delivered to the Indenture Trustee the related Group I Subsequent Transfer Instrument confirming the satisfaction of all of the conditions specified in this Section
         2.05 and, pursuant to such Group I Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Depositor, in, to and under the applicable Group I Subsequent Mortgage Loan Purchase Agreement, to the extent of the related Group I Subsequent Mortgage Loans;

                  (ix) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee and the Rating Agencies with respect to the transfer of the applicable Group I Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group I Subsequent Mortgage Loans; and

                  (x) on or before the related Subsequent Transfer Date, the Depositor shall have delivered to the Securities Administrator and the RMBS Master Servicer a computer file containing the final Mortgage Loan Schedule with respect to such subsequent transfer and such additional information concerning the Mortgage Loans described therein as may be necessary to enable the Securities Administrator and the RMBS Master Servicer to perform their respective duties under the Basic Documents.

         (c) The obligation of the Trust Estate to purchase a Group I Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group I Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off
Date: (i) such Group I Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Group I Subsequent Mortgage Loan will be 480 months; (iii) each Group I Subsequent Mortgage Loan must be an adjustable-rate Mortgage Loan with a first lien on the related mortgaged property; (iv) no Group I Subsequent Mortgage Loan will have a first Payment Date occurring after September 1, 2005; (v) the latest maturity date of any Group I Subsequent Mortgage Loan will be no later than August 1, 2045; (vi) none of the Group I Subsequent Mortgage Loans will be a buydown loan; (vii) such Group I Subsequent Mortgage Loan will have a credit score of not less than 600;
(viii) such Group I Subsequent Mortgage Loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 1.000% per annum to approximately 8.00% per annum; (ix) none of the Group I Subsequent Mortgage Loans will be a New York State "high cost" loan; and (x) such Group I Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

         (d) In addition, following the purchase of any Group I Subsequent Mortgage Loan by the Trust, the applicable Group I Subsequent Mortgage Loans will as of the related Subsequent Cut-off Date: (i) have a weighted average Mortgage Rate ranging from 2.50% to 3.00% per annum; (ii) consist of Mortgage Loans with prepayment charges representing no less than approximately 45.00% of the Pool Balance; (iii) have a weighted average credit score ranging from 700 to 720; (iv) have no more than 25.00% of such Mortgage Loans concentrated in the state of California; (v) have no less than 70.00% of the mortgaged properties securing Group I Subsequent Mortgage Loans be owner occupied; (vi) have no less than 59.00% of the mortgaged properties securing Group I Mortgage Loans be single family detached and no more than 25.00% of the mortgaged properties securing Group I Mortgage Loans be de minimis planned unit developments; (vii) have no more than 50.00% of the Group I Loans be cash-out refinance; (viii) not have any of such group of Group I Subsequent Mortgage Loans with a loan-to-value ratio greater than 80% not be covered by a Primary Insurance Policy; (ix) have no more than 0.00% of the Group I Loans be Mortgage Loans with an interest only period; (x) together with the Group I Mortgage Loans already included in the trust, have no more than 2.00% of such Group I Subsequent Mortgage Loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 50.00% of such Mortgage Loans will have a credit score less than 700; (xii) no less than 30.00% of such Mortgage Loans will have "full documentation"; (xii) such Mortgage Loans will have a weighted average loan to value ratio between 70.00% and 77.00% and (xiv) no more than 5.00% of such Mortgage Loans will have a loan to value ratio of greater than 95%.

         Notwithstanding the foregoing, any Group I Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Group I Subsequent Mortgage Loan would adversely affect the ratings of the Notes. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors, and the consent of the Rating Agencies to any group of Group I Subsequent Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; PROVIDED, HOWEVER, that the information furnished to the Rating Agencies in respect of such Group I Subsequent Mortgage Loans is true and correct in all material respects. The Seller shall deliver to each Rating Agency at least three (3) Business Days prior to such applicable Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in subsections (c) and (d) above. The Indenture Trustee shall not include any Group I Subsequent Mortgage Loans on the applicable Subsequent Transfer Date as to which it has received notice from any Rating Agency at least one (1) Business Day prior to such Subsequent Transfer Date that such Mortgage Loan should not be included in the Group I Subsequent Mortgage Loans.

         Section 2.06 CONVEYANCE OF THE GROUP II-C SUBSEQUENT MORTGAGE LOANS.
(a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group II-C Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to (i) the related Group II-C Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Group II-C Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group II-C Subsequent Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group II-C Subsequent Mortgage Loans to be delivered pursuant to Section 2.03 and the other items in the related Mortgage Files; PROVIDED, HOWEVER, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group II-C Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture Trustee for deposit in the Trust Estate by the Depositor of the Group II-C Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the RMBS Master Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the HELOC Servicer, the Securities Administrator, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group II-C Subsequent Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group II-C Subsequent Mortgage Loan shall be delivered to the Indenture Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group II-C Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group II-C Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group II-C Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group II-C Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Securities Administrator, the Indenture Trustee, the Note Insurer and the Rating Agencies with a timely Addition Notice, substantially in the form of Exhibit G hereto, and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group II-C Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group II-C Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group II-C Subsequent Mortgage Loans, and the Seller shall have delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each applicable Subsequent Transfer Date, as evidenced by delivery of the related Group II-C Subsequent Transfer Instrument, substantially in the form of Exhibit F, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v) the Funding Period shall not have terminated;

                  (vi) each Mortgage Loan is being serviced by the RMBS Servicer under the related Servicing Agreement;

                  (vii) the Depositor shall not have selected the applicable Group II-C Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders or the Note Insurer;

                  (viii) the Depositor shall have delivered to the Indenture Trustee the related Group II-C Subsequent Transfer Instrument confirming the satisfaction of all of the conditions specified in this
         Section 2.06 and, pursuant to such Group II-C Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Depositor, in, to and under the applicable Group II-C Subsequent Mortgage Loan Purchase Agreement, to the extent of the related Group II-C Subsequent Mortgage Loans;

                  (ix) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee and the Rating Agencies with respect to the transfer of the applicable Group II-C Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group II-C Subsequent Mortgage Loans; and

                  (x) on or before the related Subsequent Transfer Date, the Depositor shall have delivered to the Securities Administrator and the RMBS Master Servicer a computer file containing the final Mortgage Loan Schedule with respect to such subsequent transfer and such additional information concerning the Mortgage Loans described therein as may be necessary to enable the Securities Administrator and the RMBS Master Servicer to perform their respective duties under the Basic Documents.

         (c) The obligation of the Trust Estate to purchase a Group II-C Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group II-C Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Group II-C Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Group II-C Subsequent Mortgage Loan will be no more than 360 months; (iii) each Group II-C Subsequent Mortgage Loan must be an adjustable-rate mortgage loan with a first lien on the related mortgaged property; (iv) no Group II-C Subsequent Mortgage Loan will have a first payment date occurring after September 1, 2005;
(v) the latest maturity date of any Group II-C Subsequent Mortgage Loan will be no later than August 1, 2035; (vi) none of the Group II-C Subsequent Mortgage Loans will be a buydown loan; (vii) such Group II-C Subsequent Mortgage Loan will have a credit score of not less than 600; (viii) such Group II-C Subsequent Mortgage Loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 1.00% per annum to approximately 9.00% per annum; (ix) none of the Group II-C Subsequent Mortgage loans will be a New York State "high cost" loan; and (x) such Group II-C Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

         (d) In addition, following the purchase of any Group II-C Subsequent Mortgage Loan by the Trust, the applicable Group II-C Subsequent Mortgage Loans will as of the related Subsequent Cut-off Date: (i) have a weighted average Mortgage Rate ranging from 5.00% to 5.75% per annum; (ii) consist of Group II-C Subsequent Mortgage Loans with prepayment charges representing no less than approximately 5.00% of the Pool Balance; (iii) have a weighted average credit score ranging from 700 to 740; (iv) have no more than 33.00% of such Group II-C Subsequent Mortgage Loans concentrated in the state of California; (v) have no less than 70.00% of the mortgaged properties securing Group II-C Subsequent Mortgage Loans be owner occupied; (vi) have no less than 50.00% of the mortgaged properties securing Group II-C Subsequent Mortgage Loans be single family detached and no more than 25.00% planned unit developments; (vii) have no more than 25.00% of the Group II-C Subsequent Mortgage Loans be cash-out refinance;
(viii) all of the Group II-C Subsequent Mortgage Loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy; (ix) have no more than 95.00% of the Group II-C Subsequent Mortgage Loans be mortgage loans with an interest only period; (x) together with the Group II-C loans already included in the trust, have no more than 2.00% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 10.00% of the Group II-C Subsequent Mortgage Loans will have a credit score less than 650; (xii) no less than 35.00% the Group II-C Subsequent Mortgage Loans will have "full documentation"; (xii) such Group II-C Subsequent Mortgage Loans will have a weighted average loan to value ratio between 70.00% and 80.00% and
(xiv) no more than 1.00% of such Group II-C Subsequent Mortgage Loans will have a loan to value ratio of greater than 95%.

         Notwithstanding the foregoing, any Group II-C Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Group II-C Subsequent Mortgage Loan would adversely affect the ratings of the Notes. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors, and the consent of the Rating Agencies to any group of Group II-C Subsequent Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; PROVIDED, HOWEVER, that the information furnished to the Rating Agencies in respect of such Group II-C Subsequent Mortgage Loans is true and correct in all material respects. The Seller shall deliver to each Rating Agency at least three (3) Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in subsections
(c) and (d) above. The Indenture Trustee shall not include any Group II-C Subsequent Mortgage Loans on the applicable Subsequent Transfer Date as to which it has received notice from any Rating Agency at least one (1) Business Day prior to such Subsequent Transfer Date that such Mortgage Loan should not be included in the Group II-C Subsequent Mortgage Loans.

         Section 2.07 CONVEYANCE OF THE GROUP II-NC SUBSEQUENT MORTGAGE LOANS.
(a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group II-NC Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to (i) the related Group II-NC Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Group II-NC Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group II-NC Subsequent Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group II-NC Subsequent Mortgage Loans to be delivered pursuant to Section 2.03 and the other items in the related Mortgage Files; PROVIDED, HOWEVER, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group II-NC Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture Trustee for deposit in the Trust Estate by the Depositor of the Group II-NC Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the RMBS Master Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the HELOC Servicer, the Securities Administrator, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group II-NC Subsequent Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group II-NC Subsequent Mortgage Loan shall be delivered to the Indenture Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group II-NC Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group II-NC Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group II-NC Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group II-NC Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Securities Administrator, the Indenture Trustee, the Note Insurer and the Rating Agencies with a timely Addition Notice, substantially in the form of Exhibit G hereto, and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group II-NC Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group II-NC Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group II-NC Subsequent Mortgage Loans, and the Seller shall have delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each applicable Subsequent Transfer Date, as evidenced by delivery of the related Group II-NC Subsequent Transfer Instrument, substantially in the form of Exhibit F, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v) the Funding Period shall not have terminated;

                  (vi) each Mortgage Loan is being serviced by the RMBS Servicer under the related Servicing Agreement;

                  (vii) the Depositor shall not have selected the applicable Group II-NC Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders or the Note Insurer;

                  (viii) the Depositor shall have delivered to the Indenture Trustee the related Group II-NC Subsequent Transfer Instrument confirming the satisfaction of all of the conditions specified in this
         Section 2.06 and, pursuant to such Group II-NC Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Depositor, in, to and under the applicable Group II-NC Subsequent Mortgage Loan Purchase Agreement, to the extent of the related Group II-NC Subsequent Mortgage Loans;

                  (ix) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee and the Rating Agencies with respect to the transfer of the applicable Group II-NC Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group II-NC Subsequent Mortgage Loans; and

                  (x) on or before the related Subsequent Transfer Date, the Depositor shall have delivered to the Securities Administrator and the RMBS Master Servicer a computer file containing the final Mortgage Loan Schedule with respect to such subsequent transfer and such additional information concerning the Mortgage Loans described therein as may be necessary to enable the Securities Administrator and the RMBS Master Servicer to perform their respective duties under the Basic Documents.

         (c) The obligation of the Trust Estate to purchase a Group II-NC Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group II-NC Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Group II-NC Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Group II-NC Subsequent Mortgage Loan will be no more than 360 months; (iii) each Group II-NC Subsequent Mortgage Loan must be an adjustable-rate mortgage loan with a first lien on the related mortgaged property; (iv) no Group II-NC Subsequent Mortgage Loan will have a first payment date occurring after September 1, 2005;
(v) the latest maturity date of any Group II-NC Subsequent Mortgage Loan will be no later than August 1, 2035; (vi) none of the Group II-NC Subsequent Mortgage Loans will be a buydown loan; (vii) such Group II-NC Subsequent Mortgage Loan will have a credit score of not less than 625; (viii) such Group II-NC Subsequent Mortgage Loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 1.00% per annum to approximately 10.00% per annum; (ix) none of the Group II-NC Subsequent Mortgage Loans will be a New York State "high cost" loan; and (x) such Group II-NC Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

         (d) In addition, following the purchase of any Group II-NC Subsequent Mortgage Loan by the Trust, the applicable Group II-NC Subsequent Mortgage Loans will as of the related Subsequent Cut-off Date: (i) have a weighted average Mortgage Rate ranging from 4.75% to 5.25% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 3.00% of the Pool Balance; (iii) have a weighted average credit score ranging from 715 to 730; (iv) have no more than 54.00% of such mortgage loans concentrated in the state of California; (v) have no less than 84.00% of the mortgaged properties securing Group II-NC Subsequent Mortgage Loans be owner occupied; (vi) have no less than 60.00% of the mortgaged properties securing Group II-NC Subsequent Mortgage Loans be single family detached and no more than 28.00% planned unit developments; (vii) have no more than 32.00% of the Group II-NC Subsequent Mortgage Loans be cash-out refinance; (viii) all of the Group II-NC Subsequent Mortgage Loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy; (ix) have no more than 98.00% of the Group II-NC Subsequent Mortgage Loans be mortgage loans with an interest only period; (x) together with the Group II-NC Loans already included in the trust, have no more than 2.00% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 8.00% of the Group II-NC Subsequent Mortgage Loans will have a credit score less than 650; (xii) no less than 29.00% of the Group II-NC Subsequent Mortgage Loans will have "full documentation"; (xii) will have a weighted average loan to value ratio between 68.00% and 77.00% and (xiv) no more than 1.00% of such Group II-NC Subsequent Mortgage Loans will have a loan to value ratio of greater than 95%.

         Notwithstanding the foregoing, any Group II-NC Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Group II-NC Subsequent Mortgage Loan would adversely affect the ratings of the Notes. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors, and the consent of the Rating Agencies to any group of Group II-NC Subsequent Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; PROVIDED, HOWEVER, that the information furnished to the Rating Agencies in respect of such Group II-NC Subsequent Mortgage Loans is true and correct in all material respects. The Seller shall deliver to each Rating Agency at least three (3) Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in subsections
(c) and (d) above. The Indenture Trustee shall not include any Group II-NC Subsequent Mortgage Loans on the applicable Subsequent Transfer Date as to which it has received notice from any Rating Agency at least one (1) Business Day prior to such Subsequent Transfer Date that such Mortgage Loan should not be included in the Group II-NC Subsequent Mortgage Loans.

         Section 2.08 CONVEYANCE OF THE GROUP III SUBSEQUENT MORTGAGE LOANS. (a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group III Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to (i) the related Group III Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Group III Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group III Subsequent Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group III Subsequent Mortgage Loans to be delivered pursuant to Section 2.03 and the other items in the related Mortgage Files; PROVIDED, HOWEVER, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group III Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture Trustee for deposit in the Trust Estate by the Depositor of the Group III Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the RMBS Master Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the HELOC Servicer, the Securities Administrator, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group III Subsequent Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group III Subsequent Mortgage Loan shall be delivered to the Indenture Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group III Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group III Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group III Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group III Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Securities Administrator, the Indenture Trustee, the Note Insurer and the Rating Agencies with a timely Addition Notice, substantially in the form of Exhibit G hereto, and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group III Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group III Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group III Subsequent Mortgage Loans, and the Seller shall have delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each applicable Subsequent Transfer Date, as evidenced by delivery of the related Group III Subsequent Transfer Instrument, substantially in the form of Exhibit F, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v) the Funding Period shall not have terminated;

                  (vi) each Mortgage Loan is being serviced by the RMBS Servicer under the related Servicing Agreement;

                  (vii) the Depositor shall not have selected the applicable Group III Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders or the Note Insurer;

                  (viii) the Depositor shall have delivered to the Indenture Trustee the related Group III Subsequent Transfer Instrument confirming the satisfaction of all of the conditions specified in this Section
         2.07 and, pursuant to such Group III Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Depositor, in, to and under the applicable Group III Subsequent Mortgage Loan Purchase Agreement, to the extent of the related Group III Subsequent Mortgage Loans;

                  (ix) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee and the Rating Agencies with respect to the transfer of the applicable Group III Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group III Subsequent Mortgage Loans; and

                  (x) on or before the related Subsequent Transfer Date, the Depositor shall have delivered to the Securities Administrator and the RMBS Master Servicer a computer file containing the final Mortgage Loan Schedule with respect to such subsequent transfer and such additional information concerning the Mortgage Loans described therein as may be necessary to enable the Securities Administrator and the RMBS Master Servicer to perform their respective duties under the Basic Documents.

         (c) The obligation of the Trust Estate to purchase a Group III Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group III Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be no more than 360 months; (iii) each group III subsequent mortgage loan must be an adjustable-rate mortgage loan with a first lien on the related mortgaged property; (iv) no Group III Subsequent Mortgage Loan will have a first payment date occurring after September 1, 2005; (v) the latest maturity date of any group III subsequent mortgage loan will be no later than August 1, 2035; (vi) none of the Group III Subsequent Mortgage Loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 625; (viii) such mortgage loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 4.00% per annum to approximately 8.00% per annum; (ix) none of the Group III Subsequent Mortgage loans will be a New York State "high cost" loan; and (x) such Group III Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

         (d) In addition, following the purchase of any Group III Subsequent Mortgage Loan by the Trust, the applicable Group III Subsequent Mortgage Loans will as of the related Subsequent Cut-off Date: (i) have a weighted average Mortgage Rate ranging from 5.75% to 6.30% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 5.00% of the Pool Balance; (iii) have a weighted average credit score ranging from 700 to 725; (iv) have no more than 20.00% of such mortgage loans concentrated in the state of California; (v) have no less than 70.00% of the mortgaged properties securing Group III Subsequent Mortgage Loans be owner occupied; (vi) have no less than 45.00% of the mortgaged properties securing Group III Subsequent Mortgage Loans be single family detached and no more than 32.00% planned unit developments; (vii) have no more than 25.00% of the Group III Subsequent Mortgage Loans be cash-out refinance; (viii) all of the Group III Subsequent Mortgage Loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy; (ix) have no more than 94.00% of the Group III Subsequent Mortgage Loans be mortgage loans with an interest only period; (x) together with the Group III Loans already included in the trust, have no more than 1.50% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 11.00% of the Group III Subsequent Mortgage Loans will have a credit score less than 650; (xii) no less than 35.00% the Group III Subsequent Mortgage Loans will have "full documentation"; (xii) will have a weighted average loan to value ratio between 70.00% and 80.00% and (xiv) no more than 2.00% of such Group III Subsequent Mortgage Loans will have a loan to value ratio of greater than 95%.

         Notwithstanding the foregoing, any Group III Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Group III Subsequent Mortgage Loan would adversely affect the ratings of the Notes. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors, and the consent of the Rating Agencies to any group of Group III Subsequent Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; PROVIDED, HOWEVER, that the information furnished to the Rating Agencies in respect of such Group III Subsequent Mortgage Loans is true and correct in all material respects. The Seller shall deliver to each Rating Agency at least three (3) Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in subsections
(c) and (d) above. The Indenture Trustee shall not include any Group III Subsequent Mortgage Loans on the applicable Subsequent Transfer Date as to which it has received notice from any Rating Agency at least one (1) Business Day prior to such Subsequent Transfer Date that such Mortgage Loan should not be included in the Group III Subsequent Mortgage Loans.

         Section 2.09 CONVEYANCE OF THE GROUP IV SUBSEQUENT MORTGAGE LOANS. (a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group IV Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to (i) the related Group IV Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Group IV Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group IV Subsequent Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group IV Subsequent Mortgage Loans to be delivered pursuant to Section 2.03 and the other items in the related Mortgage Files; PROVIDED, HOWEVER, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group IV Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture Trustee for deposit in the Trust Estate by the Depositor of the Group IV Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the RMBS Master Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the HELOC Servicer, the Securities Administrator, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group IV Subsequent Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group IV Subsequent Mortgage Loan shall be delivered to the Indenture Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group IV Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group IV Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group IV Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group IV Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Securities Administrator, the Indenture Trustee, the Note Insurer and the Rating Agencies with a timely Addition Notice, substantially in the form of Exhibit G hereto, and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group IV Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group IV Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group IV Subsequent Mortgage Loans, and the Seller shall have delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each related Subsequent Transfer Date, as evidenced by delivery of the related Group IV Subsequent Transfer Instrument, substantially in the form of Exhibit F, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v) the Funding Period shall not have terminated;

                  (vi) each Mortgage Loan is being serviced by the RMBS Servicer under the related Servicing Agreement;

                  (vii) the Depositor shall not have selected the applicable Group IV Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders or the Note Insurer;

                  (viii) the Depositor shall have delivered to the Indenture Trustee the related Group IV Subsequent Transfer Instrument confirming the satisfaction of all of the conditions specified in this Section
         2.08 and, pursuant to such Group IV Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Depositor, in, to and under the applicable Group IV Subsequent Mortgage Loan Purchase Agreement, to the extent of the related Group IV Subsequent Mortgage Loans;

                  (ix) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee and the Rating Agencies with respect to the transfer of the applicable Group IV Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group IV Subsequent Mortgage Loans; and

                  (x) on or before the related Subsequent Transfer Date, the Depositor shall have delivered to the Securities Administrator and the RMBS Master Servicer a computer file containing the final Mortgage Loan Schedule with respect to such subsequent transfer and such additional information concerning the Mortgage Loans described therein as may be necessary to enable the Securities Administrator and the RMBS Master Servicer to perform their respective duties under the Basic Documents.

         (c) The obligation of the Trust Estate to purchase a Group IV Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group IV Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be no more than 360 months; (iii) each Group IV Subsequent Mortgage Loan must be an adjustable-rate mortgage loan with a first lien on the related mortgaged property; (iv) no Group IV Subsequent Mortgage Loan will have a first payment date occurring after September 1, 2005; (v) the latest maturity date of any Group IV Subsequent Mortgage Loan will be no later than August 1, 2035; (vi) none of the Group IV Subsequent Mortgage Loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 635; (viii) such mortgage loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 4.50% per annum to approximately 8.00% per annum; (ix) none of the Group IV Subsequent Mortgage loans will be a New York State "high cost" loan; and (x) such Group IV Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

         (d) In addition, following the purchase of any Group IV Subsequent Mortgage Loan by the Trust, the applicable Group IV Subsequent Mortgage Loans will as of the related Subsequent Cut-off Date: (i) have a weighted average Mortgage Rate ranging from 5.50% to 6.25% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 1.00% of the Pool Balance; (iii) have a weighted average credit score ranging from 710 to 730; (iv) have no more than 36.00% of such mortgage loans concentrated in the state of California; (v) have no less than 85.00% of the mortgaged properties securing Group IV Subsequent Mortgage Loans be owner occupied; (vi) have no less than 50.00% of the mortgaged properties securing Group IV Subsequent Mortgage Loans be single family detached and no more than 36.00% planned unit developments; (vii) have no more than 30.00% of the Group IV Subsequent Mortgage Loans be cash-out refinance; (viii) all of the Group IV Subsequent Mortgage Loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy; (ix) have no more than 95.00% of the Group IV Subsequent Mortgage Loans be mortgage loans with an interest only period; (x) together with the Group IV Loans already included in the trust, have no more than 2.50% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 10.00% of the Group IV Subsequent Mortgage Loans will have a credit score less than 650; (xii) no less than 49.00% of the Group IV Subsequent Mortgage Loans will have "full documentation"; (xii) will have a weighted average loan to value ratio between 70.00% and 80.00% and (xiv) no more than 1.00% of such mortgage loans will have a loan to value ratio of greater than 95%.

         Notwithstanding the foregoing, any Group IV Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Group IV Subsequent Mortgage Loan would adversely affect the ratings of the Notes. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors, and the consent of the Rating Agencies to any group of Group IV Subsequent Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; PROVIDED, HOWEVER, that the information furnished to the Rating Agencies in respect of such Group IV Subsequent Mortgage Loans is true and correct in all material respects. The Seller shall deliver to each Rating Agency at least three (3) Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in subsections
(c) and (d) above. The Indenture Trustee shall not include any Group IV Subsequent Mortgage Loans on the applicable Subsequent Transfer Date as to which it has received notice from any Rating Agency at least one (1) Business Day prior to such Subsequent Transfer Date that such Mortgage Loan should not be included in the Group IV Subsequent Mortgage Loans.

         Section 2.10 CONVEYANCE OF THE GROUP V SUBSEQUENT MORTGAGE LOANS. (a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group V Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to
(i) the related Group V Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Group V Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group V Subsequent Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group V Subsequent Mortgage Loans to be delivered pursuant to
Section 2.03 and the other items in the related Mortgage Files; PROVIDED, HOWEVER, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group V Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture Trustee for deposit in the Trust Estate by the Depositor of the Group V Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the RMBS Master Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the HELOC Servicer, the Securities Administrator, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group V Subsequent Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group V Subsequent Mortgage Loan shall be delivered to the Indenture Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group V Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group V Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group V Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group V Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Securities Administrator, the Indenture Trustee, the Note Insurer and the Rating Agencies with a timely Addition Notice, substantially in the form of Exhibit G hereto, and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group V Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group V Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group V Subsequent Mortgage Loans, and the Seller shall have delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each related Subsequent Transfer Date, as evidenced by delivery of the related Group V Subsequent Transfer Instrument, substantially in the form of Exhibit F, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v) the Funding Period shall not have terminated;

                  (vi) each Mortgage Loan is being serviced by the RMBS Servicer under the related Servicing Agreement;

                  (vii) the Depositor shall not have selected the applicable Group V Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders or the Note Insurer;

                  (viii) the Depositor shall have delivered to the Indenture Trustee the related Group V Subsequent Transfer Instrument confirming the satisfaction of all the conditions specified in this Section 2.09 and, pursuant to such Group V Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Depositor, in, to and under the applicable Group V Subsequent Mortgage Loan Purchase Agreement, to the extent of the related Group V Subsequent Mortgage Loans;

                  (ix) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee, the
         Note Insurer and the Rating Agencies with respect to the transfer of the applicable Group V Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group V Subsequent Mortgage Loans; and

                  (x) on or before the related Subsequent Transfer Date, the Depositor shall have delivered to the Securities Administrator and the RMBS Master Servicer a computer file containing the final Mortgage Loan Schedule with respect to such subsequent transfer and such additional information concerning the Mortgage Loans described therein as may be necessary to enable the Securities Administrator and the RMBS Master Servicer to perform their respective duties under the Basic Documents.

         (c) The obligation of the Trust Estate to purchase a Group V Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group V Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off
Date: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be 360 months; (iii) each Group V Subsequent Mortgage Loan must be a fixed rate mortgage loan with a first lien on the related mortgaged property; (iv) no Group V Subsequent Mortgage Loan will have a first payment date occurring after September 1, 2005; (v) the latest maturity date of any Group V Subsequent Mortgage Loan will be no later than August 1, 2035; (vi) none of the Group V Subsequent Mortgage Loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 600; (viii) such mortgage loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 4.60% per annum to approximately 9.25% per annum; (ix) none of the Group V Subsequent Mortgage Loans will be a New York State "high cost" loan; and (x) such Group V Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

         (d) In addition, following the purchase of any Group V Subsequent Mortgage Loan by the Trust, the applicable Group V Subsequent Mortgage Loans will as of the related Subsequent Cut-off Date: ((i) have a weighted average Mortgage Rate ranging from 6.25% to 6.75% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 3.00% of the Pool Balance; (iii) have a weighted average credit score ranging from 685 to 715; (iv) have no more than 19.00% of such mortgage loans concentrated in the state of California; (v) have no less than 67.00% of the mortgaged properties securing Group V Subsequent Mortgage Loans be owner occupied; (vi) have no less than 54.00% of the mortgaged properties securing Group V Subsequent Mortgage Loans be single family detached and no more than 24.00% planned unit developments; (vii) have no more than 42.00% of the Group V Subsequent Mortgage Loans be cash-out refinance; (viii) all of the Group V Subsequent Mortgage Loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy; (ix) have no more than 48.00% of the Group V Subsequent Mortgage Loans be mortgage loans with an interest only period; (x) together with the Group V Loans already included in the trust, have no more than 1.50% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 10.00% of the Group V Subsequent Mortgage Loans will have a credit score less than 625; (xii) no less than 15.00% of the Group V Subsequent Mortgage Loans will have "full documentation"; (xiii) will have a weighted average loan to value ratio between 68.00% and 77.00% and (xiv) no more than 1.00% of such mortgage loans will have a loan to value ratio of greater than 95%.

         Notwithstanding the foregoing, any Group V Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Group V Subsequent Mortgage Loan would adversely affect the ratings of the Notes without taking the
Note Insurance Policy into account. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors, and the consent of the Rating Agencies to any group of Group V Subsequent Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; PROVIDED, HOWEVER, that the information furnished to the Rating Agencies in respect of such Group V Subsequent Mortgage Loans is true and correct in all material respects. The Seller shall deliver to each Rating Agency at least three (3) Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in subsections (c) and (d) above. The Indenture Trustee shall not include any Group V Subsequent Mortgage Loans on the applicable Subsequent Transfer Date as to which it has received notice from any Rating Agency at least one (1) Business Day prior to such Subsequent Transfer Date that such Mortgage Loan should not be included in the Group V Subsequent Mortgage Loans.

         Section 2.11 CONVEYANCE OF THE GROUP VI SUBSEQUENT HELOC MORTGAGE LOANS. (a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group VI Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to (i) the related Group VI Subsequent HELOC Mortgage Loans (including all Additional Balances resulting from Draws made pursuant to the terms of the related Group VI Subsequent HELOC Mortgage Loan prior to the termination of the Trust) identified on the Mortgage Loan Schedule attached to the related Group VI Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group VI Subsequent HELOC Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group VI Subsequent HELOC Mortgage Loans to be delivered pursuant to Section 2.03 and the other items in the related Mortgage Files; PROVIDED, HOWEVER, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group VI Subsequent HELOC Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture Trustee for deposit in the Trust Estate by the Depositor of the Group VI Subsequent HELOC Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the RMBS Master Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the HELOC Servicer, the Securities Administrator, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group VI Subsequent HELOC Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group VI Subsequent HELOC Mortgage Loan shall be delivered to the Indenture Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group VI Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group VI Subsequent HELOC Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group VI Subsequent HELOC Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group VI Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Indenture Trustee, the Securities Administrator, the Insurer and the Rating Agencies with a timely Addition Notice, substantially in the form of Exhibit G hereto, and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group VI Subsequent HELOC Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group VI Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group VI Subsequent HELOC Mortgage Loans and shall have delivered or cause to be delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the related Group VI Subsequent Transfer Instrument, substantially in the form of Exhibit F, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v) the Funding Period shall not have terminated;

                  (vi) each HELOC is being serviced by the HELOC Servicer under the related Servicing Agreement;

                  (vii) the Depositor shall not have selected the applicable Group VI Subsequent HELOC Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders or the Insurer;

                  (viii) the Depositor shall have delivered to the Indenture Trustee the related Group VI Subsequent Transfer Instrument confirming the satisfaction of all the conditions specified in this Section 2.10 and, pursuant to such Group VI Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Class VI-A Noteholders and the Insurer all the right, title and interest of the Depositor, in, to and under the applicable Group VI Subsequent HELOC Mortgage Loan Purchase Agreement, to the extent of the related Group VI Subsequent HELOC Mortgage Loans;

                  (ix) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee, the Insurer and the Rating Agencies with respect to the transfer of the applicable Group VI Subsequent HELOC Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group VI Subsequent HELOC Mortgage Loans; and

                  (x) on or before the related Subsequent Transfer Date, the Depositor shall have delivered to the Securities Administrator a computer file containing the final Mortgage Loan Schedule with respect to such subsequent transfer and such additional information concerning the Mortgage Loans described therein as may be necessary to enable the Securities Administrator to perform its respective duties under the Basic Documents.

         (c) The obligation of the Trust Estate to purchase a Group VI Subsequent HELOC Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group VI Subsequent HELOC Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such HELOC may not be 30 or more days delinquent as of the Subsequent Transfer Date; (ii) the remaining term to stated maturity of such HELOC will not exceed 300 months; (iii) such HELOC will be secured by a mortgage in a first or second lien position; (iv) such HELOC will have a fully-indexed margin between 0.000% and 7.000%; (v) each HELOC will have a credit limit less than $550,000; (vi) each HELOC will have a combined loan-to-value ratio less than or equal to 101%; (vii) each HELOC will have a credit limit utilization rate less than or equal to 101%; (viii) each HELOC will have a credit score greater than or equal to 600; (ix) no HELOC will provide for negative amortization; and (x) such HELOC Mortgage Loan shall have been underwritten substantially in accordance with the criteria set forth under "Description of the Mortgage Pool--Underwriting Standards" in the Prospectus.

         (d) In addition, following the purchase of any Group VI Subsequent HELOC Mortgage Loan by the Trust, the applicable Group VI Subsequent HELOC Mortgage Loans will as of the related Subsequent Cut-off Date: (i) a weighted average fully-indexed margin of at least 1.510%; (ii) a weighted average combined loan-to-value ratio of no more than 92.00%; (iii) a weighted average credit score of 723 or greater; (iv) at least 60.00% of the Group VI Subsequent HELOC Mortgage Loans will be secured by a single family residence; (v) at least 95.00% of the Group VI Subsequent HELOC Mortgage Loans will be secured by an owner-occupied property; (vi) no more than 28.00% of the pool will have a loan purpose of cash-out refinance; (vii) cash-out refinance loans will have a maximum weighted average CLTV of 85.00%; (viii) no more than 7.00% of the pool will have a credit score less than 660; (ix) no less than 70.00% of the pool will have "full documentation"; (x) no more than 29.00% of the Group VI Subsequent HELOC Mortgage Loans will be in the state of California; and (xi) no more than 10.00% of the Group VI Subsequent HELOC Mortgage Loans will be in any state other than California.

         Notwithstanding the foregoing, any Group VI Subsequent HELOC Mortgage Loan may be rejected by any Rating Agency or the Insurer if the inclusion of any such Group VI Subsequent HELOC Mortgage Loan would adversely affect the ratings of the Class VI-A Notes without taking the Insurance Policy into account. Also, the Insurer must approve the Group VI Subsequent HELOC Mortgage Loans, which consent shall not be unreasonably withheld. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies and the Insurer so long as there are compensating factors, and the consent of the Rating Agencies and the Insurer to any group of Group VI Subsequent HELOC Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; PROVIDED, HOWEVER, that the information furnished to the Rating Agencies and the Insurer in respect of such Group VI Subsequent HELOC Mortgage Loans is true and correct in all material respects. The Seller shall deliver or caused to be delivered o each Rating Agency and the Insurer at least three (3) Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency and the Insurer describing the characteristics specified in subsections (c) and
(d) above. The Indenture Trustee shall not include any Group VI Subsequent HELOC Mortgage Loans on the applicable Subsequent Transfer Date as to which it has received notice from any Rating Agency or the Insurer at least one (1) Business Day prior to such Subsequent Transfer Date that such Mortgage Loan should not be included in the Group VI Subsequent Mortgage Loans.

                                   ARTICLE III

                                    COVENANTS

         Section 3.01 COLLECTION OF PAYMENTS WITH RESPECT TO THE MORTGAGE LOANS AND HELOC MORTGAGE LOANS. The Indenture Trustee shall establish and maintain an Eligible Account (the "Payment Account") in which the Indenture Trustee shall deposit, on the same day as it is received from the Securities Administrator or the HELOC Servicer, each remittance received by the Indenture Trustee with respect to the Mortgage Loans and HELOC Mortgage Loans. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to
Section 3.03, and as provided in Section 3.05 herein, from monies on deposit in the Payment Account. The Securities Administrator shall remit such funds to the Indenture Trustee no later than one Business Day prior to the Payment Date.

         Section 3.02 MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Indenture Trustee located at c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041, and notices and demands may be made or delivered at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         Section 3.03 MONEY FOR PAYMENTS TO BE HELD IN TRUST; PAYING AGENT. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03. The Issuer hereby appoints the Indenture Trustee as its Paying Agent.

           The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

         (a) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

         (b) give the Indenture Trustee, the Note Insurer and the Insurer notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

         (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

         (d) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

         (e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

         (f) not commence a bankruptcy proceeding against the Issuer in connection with this Indenture.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note (other than amounts paid under the Note Insurance Policy or Insurance Policy) and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee, with the (i) written consent of the Insurer respecting the Class VI-A Notes, so long as the Insurer is not in default under the Insurance Policy and (ii) written consent of the Note Insurer respecting the Class V-A-4-D Notes, so long as the Note Insurer is not in default under the Note Insurance Policy, may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

         Section 3.04 EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

         Section 3.05 PAYMENT OF GROUP I, GROUP II-C, GROUP II-NC, GROUP III AND GROUP IV AVAILABLE FUNDS.

         (a) On each Payment Date from amounts on deposit in the Payment Account in accordance with Section 8.02 hereof, the Indenture Trustee shall pay to the Persons specified below, to the extent provided therein in accordance with the statement furnished by the Securities Administrator pursuant to Section 7.05 hereof for such Payment Date, the Available Funds for such Payment Date.

         (b) On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account the Group I, Group II-C, Group II-NC, Group III and Group IV Available Funds for such Payment Date and make the following payments in the order of priority described below, in each case to the extent of the related Group I, Group II-C, Group II-NC, Group III and Group IV Available Funds remaining for such Payment Date:

                  (i) concurrently

                  (A) from the Group I Available Funds, concurrently to the Holders of the Class I-A Notes, pro rata, based on their respective entitlements, the related Accrued Note Interest for such Classes for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

                  (B) from the Group II-C Available Funds, concurrently to the Holders of the Class II-A-1 Notes and Component II-A-3-C of the Class II-A-3 Notes, pro rata, based on their respective entitlements, the related Accrued Note Interest for such Class or related Accrued Component Interest for such component for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

                  (C) from the Group II-NC Available Funds, concurrently to the Holders of the Class II-A-2 Notes and Component II-A-3-NC of the Class II-A-3 Notes, pro rata, based on their respective entitlements, the related Accrued Note Interest for such Class or related Accrued Component Interest for such component for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date

                  (D) from the Group III Available Funds, to the Holders of the Class III-A Notes, the related Accrued Note Interest for such Class for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date; and

                  (E) from the Group IV Available Funds, concurrently to the holders of the Class IV-A Notes, pro rata, based on their respective entitlements, the related Accrued Note Interest for such Classes for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

                  (ii) from the remaining Group 1, Group II-C, Group II-NC, Group III and Group IV Available Funds for such Payment Date, to the Class I-A, Class II-A-1, Class II-A-2, Class III-A and Class IV-A Notes and Class II-A-3 Components, pro rata, based on entitlement, any remaining unpaid Accrued Note Interest and Unpaid Interest Shortfall for such Payment Date;

                  (iii) from the remaining Group I, Group II-C, Group II-NC, Group III and Group IV Available Funds for such Payment Date, to the Holders of the Class M-1 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (iv) from the remaining Group I, Group II-C, Group II-NC, Group III and Group IV Available Funds for such Payment Date, to the Holders of the Class M-2 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (v) from the remaining Group I, Group II-C, Group II-NC, Group III and Group IV Available Funds for such Payment Date, to the Holders of the Class M-3 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (vi) from the remaining Group I, Group II-C, Group II-NC, Group III and Group IV Available Funds for such Payment Date, to the Holders of the Class M-4 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (vii) from the remaining Group I, Group II-C, Group II-NC, Group III and Group IV Available Funds for such Payment Date, to the Holders of the Class M-5 Notes, the related Accrued Note Interest for such Class for such Payment Date; and

                  (viii) any remainder (to the extent not included as a part of the related Principal Distribution Amount as provided in Section 3.05(c) and (d) below) shall be included in the related Net Monthly Excess Cashflow and allocated as described in Section 3.05(e) below.

         (c) On each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the Holders of each Class of Class I-A, Class II-A, Class III-A, Class IV-A, Class M and Class B Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

                  (i) concurrently, the applicable Class A Principal Allocation Fraction of the related Principal Distribution Amount shall be allocated to the Class I-A Notes, Class II-A-1 Notes and Component II-A-3-C, Class II-A-2 Notes and Component II-A-3-NC, Class III-A and Class IV-A Notes, until the Note Principal Balances or Component Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, based on their respective Note Principal Balances, with amounts payable to the Class II-A-1 Notes and Component II-A-3-C payable to the Class II-A-1 Notes and Component II-A-3-C, pro rata, based on their Note Principal Balance or Component Principal Balance, with amounts payable to the Class II-A-2 Notes and Component II-A-3-NC payable to the Class II-A-2 Notes and Component II-A-3-NC, pro rata, based on their Note Principal Balance or Component Principal Balance, and with any amounts payable to the Class IV-A Notes payable to the Class IV-A-1, Class IV-A-2 and Class IV-A-3 Notes, pro rata, based on their respective Note Principal Balances;

                  (ii) concurrently, any remaining related Principal Distribution Amount shall be distributed to the Class I-A Notes, Class II-A-1 Notes and Component II-A-3-C, Class II-A-2 Notes and Component II-A-3-NC, Class III-A and Class IV-A Notes on a pro rata basis, based on the Note Principal Balances or Component Principal Balances thereof, as applicable, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, based on their respective Note Principal Balances, with amounts payable to the Class II-A-1 Notes and Component II-A-3-C payable to the Class II-A-1 Notes and Component II-A-3-C, pro rata, based on their Note Principal Balance or Component Principal Balance, with amounts payable to the Class II-A-2 Notes and Component II-A-3-NC payable to the Class II-A-2 Notes and Component II-A-3-NC, pro rata, based on their Note Principal Balance or Component Principal Balance, and with any amounts payable to the Class IV-A Notes payable to the Class IV-A-1, Class IV-A-2 and Class IV-A-3 Notes, pro rata, based on their respective Note Principal Balances;

                  (iii) any remaining related Principal Distribution Amount, to the Class M-1 Notes until the Note Principal Balance of such Class is reduced to zero;

                  (iv) any remaining related Principal Distribution Amount, to the Class M-2 Notes until the Note Principal Balance of such Class is reduced to zero;

                  (v) any remaining related Principal Distribution Amount, to the Class M-3 Notes until the Note Principal Balance of such Class is reduced to zero;

                  (vi) any remaining related Principal Distribution Amount, to the Class M-4 Notes until the Note Principal Balance of such Class is reduced to zero; (vii) any remaining related Principal Distribution Amount, to the Class M-5 Notes until the Note Principal Balance of such Class is reduced to zero;

                  (viii) any remaining related Principal Distribution Amount, to the Class B Notes until the Note Principal Balance of such Class is reduced to zero; and

                  (ix) any remainder as part of the related Net Monthly Excess Cashflow to be allocated as described in Section 3.05(e) below.

         (d) On each Payment Date (a) on or after the related Stepdown Date and
(b) on which a related Trigger Event is not in effect, the Holders of each Class of Class I-A, Class II-A, Class III-A, Class IV-A, Class M Notes and Class B Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

                  (i) concurrently, the related Class A Principal Allocation Fraction of the Class A Principal Distribution Amount shall be allocated to the Class I-A Notes, Class II-A-1 Notes and Component II-A-3-C, Class II-A-2 Notes and Component II-A-3-NC, Class III-A and Class IV-A Notes, until the Note Principal Balances or Component Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, based on their respective Note Principal Balances, with amounts payable to the Class II-A-1 Notes and Component II-A-3-C payable to the Class II-A-1 Notes and Component II-A-3-C, pro rata, based on their Note Principal Balance or Component Principal Balance, with amounts payable to the Class II-A-2 Notes and Component II-A-3-NC payable to the Class II-A-2 Notes and Component II-A-3-NC, pro rata, based on their Note Principal Balance or Component Principal Balance, and with any amounts payable to the Class IV-A Notes payable to the Class IV-A-1, Class IV-A-2 and Class IV-A-3 Notes, pro rata, based on their respective Note Principal Balances;

                  (ii) concurrently, any remaining Class A Principal Distribution Amount shall be distributed to the Class I-A Notes, Class II-A-1 Notes and Component II-A-3-C, Class II-A-2 Notes and Component II-A-3-NC, Class III-A and Class IV-A Notes on a pro rata basis, based on the Note Principal Balances or Component Principal Balances thereof, as applicable, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, based on their respective Note Principal Balances, with amounts payable to the Class II-A-1 Notes and Component II-A-3-C payable to the Class II-A-1 Notes and Component II-A-3-C, pro rata, based on their Note Principal Balance or Component Principal Balance, with amounts payable to the Class II-A-2 Notes and Component II-A-3-NC payable to the Class II-A-2 Notes and Component II-A-3-NC, pro rata, based on their Note Principal Balance or Component Principal Balance, and with any amounts payable to the Class IV-A Notes payable to the Class IV-A-1, Class IV-A-2 and Class IV-A-3 Notes, pro rata, based on their respective Note Principal Balances;

                  (iii) any remaining related Principal Distribution Amount shall be distributed to the Class M-1 Notes, in an amount up to the Class M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

                  (iv) any remaining related Principal Distribution Amount shall be distributed to the Class M-2 Notes, in an amount up to the Class M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

                  (v) any remaining related Principal Distribution Amount shall be distributed to the Class M-3 Notes, in an amount up to the Class M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

                  (vi) any remaining related Principal Distribution Amount shall be distributed to the Class M-4 Notes, in an amount up to the Class M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

                  (vii) any remaining related Principal Distribution Amount shall be distributed to the Class M-5 Notes, in an amount up to the Class M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

                  (viii) any remaining related Principal Distribution Amount shall be distributed to the Class B Notes, in an amount up to the Class B Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

                  (ix) any remainder as part of the related Net Monthly Excess Cashflow to be allocated as described in Section 3.05(e) below.

         (e) On each Payment Date, any Net Monthly Excess Cashflow for the Group I, Group II-C, Group II-NC, Group III and Group IV Loans shall be paid, in each case to the extent of remaining related Net Excess Monthly Cashflow, as follows:

                  (i) to the Holders of the Class I-A, Class II-A-1, Class II-A-2, Class III-A, Class IV-A, Class M and Class B Notes and Class II-A-3 Components in an amount equal to the related Overcollateralization Increase Amount, payable to such Holders as part of the related Principal Distribution Amount as provided in 3.05(c) and
         (d) above;

                  (ii) to the Holders of the Class I-A-2, Class I-A-3 and Class IV-A-3 Notes, on a pro rata basis, based on the amount of Allocated Realized Loss Amount for such Notes, an amount equal to the Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed

                  (iii) to the Holders of the Class M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (iv) to the Holders of the Class M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (v) to the Holders of the Class M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (vi) to the Holders of the Class M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (vii) to the Holders of the Class M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (viii) to the Holders of the Class B Notes, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (ix) to the Holders of the Class I-A, Class II-A-1, Class II-A-2, Class III-A and Class IV-A Notes and Class II-A-3 Components, on a pro rata basis, based on the amount of any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes or Components on such Payment Date, any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes or Components on such Payment Date, to the extent not covered by the Corridor Contract or Excess Derivative Payment Amount and Cap Contract as provided in Section 3.05(g) and 3.06(f) below;

                  (x) sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes, any related Basis Risk Shortfall Carry-Forward Amount for such Notes on such Payment Date, to the extent not covered by the Corridor Contract or Excess Derivative Payment Amount and Cap Contract as provided in Section 3.05(g) and 3.06(f) below;

                  (xi) to the Note Insurer, the aggregate of all payments, if any, made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed or covered under Section 3.06(e) below;

                  (xii) up to and including the Payment Date in September 2035, to the Class V-A, Class V-M and Class V-B Notes, to be included in the related Net Monthly Excess Cashflow as described in Section 3.06(e) below;

                  (xiii) until the Note Principal Balances of the Class N Notes have been reduced to zero, to the Holders of the Class N Notes as provided in Section 3.09; and

                  (xiv) any remaining amounts will be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the Holders of the Trust Certificates, as provided herein and in the Trust Agreement.

         (f) On each Payment Date, any payments received from the Cap Contract Counterparty with respect to the Cap Contract with respect to such Payment Date will be allocated and paid in the following order of priority, in each case to the extent of amounts remaining:

                  (i) the amount received from the Cap Contract shall be allocated and paid first to the Class V-A-2 Notes, in reduction of any related Basis Risk Shortfall Carry-Forward Amount for such Class for that Payment Date; and

                  (ii) from any amounts remaining from the Cap Contract, as part of the Excess Derivative Payment Amount, to be paid as described in
         Section 3.05(g) below.

         (g) On each Payment Date, any payments received from the Corridor Contract Counterparty with respect to the Corridor Contract with respect to such Payment Date will be allocated and paid in the following order of priority, in each case to the extent of amounts remaining:

                  (i) first, the amount received from the Corridor Contract will be allocated and paid to the Class II-A-1 Notes, Class II-A-2 Notes and Class II-A-3 Components, pro rata, base don entitlement, in reduction of any related Basis Risk Shortfall Carry-Forward Amount for such Class for that Payment Date; and

                  (ii) any remaining amounts from the Corridor Contract shall be included in the Excess Derivative Payment Amount and shall be paid as provided in the following paragraph.

                  On each Payment Date, the Excess Derivative Payment Amount shall be paid as follows, in each case to the extent of amounts remaining:

                  (i) first, to the Class I-A-1, Class II-A-1, Class II-A-2, Class III-A, Class IV-A and Class V-A Notes and the Class II-A-3 Components, pro rata, based on entitlement, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount, as applicable, for such Class or Classes or component or components for that Payment Date;

                  (ii) second, to the Class M-1, Class V-M-1 and Class V-M-2 Notes, pro rata, based on entitlement, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such Class or Classes for that Payment Date;

                  (iii) third, to the Class M-2, Class M-3 and Class V-M-3 Notes, pro rata, based on entitlement, in reduction of any remaining related Basis Risk Carry-Forward Amount for such Class or Classes for that Payment Date; and

                  (iv) fourth, any remaining amounts will be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the Holders of the Trust Certificates, as provided herein and in the Trust Agreement.

         Section 3.06 PAYMENT OF GROUP V AVAILABLE FUNDS.

         (a) On each Payment Date from amounts on deposit in the Payment Account in accordance with Section 8.02 hereof, the Indenture Trustee shall pay to the Persons specified below, to the extent provided therein in accordance with the statement furnished by the Securities Administrator pursuant to Section 7.05 hereof for such Payment Date, the Group V Available Funds and Class V-A-4-D Insured Amount, if any, for such Payment Date.

         (b) On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account the Group V Available Funds and Class V-A-4-D Insured Amount, if any, for such Payment Date and make the following payments in the manner and order of priority described below, in each case to the extent of the Group V Available Funds and Class V-A-4-D Insured Amount, if any, remaining for such Payment Date:

                  (i) to the Holders of the Class V-A Notes, pro rata, based on their respective entitlements, the related Accrued Note Interest for each such Class for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date; including, in the case of the Class V-A-4-D Notes, the Class V-A-4-D Insured Amount, if any;

                  (ii) from the remaining Group V Available Funds for such Payment Date, to the Holders of the Class V-M-1 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (iii) from the remaining Group V Available Funds for such Payment Date, to the Holders of the Class V-M-2 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (iv) from the remaining Group V Available Funds for such Payment Date, to the Holders of the Class V-M-3 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (v) from the remaining Group V Available Funds for such Payment Date, to the Holders of the Class V-M-4 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (vi) from the remaining Group V Available Funds for such Payment Date, to the Holders of the Class V-M-5 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (vii) from the remaining Group V Available Funds for such Payment Date, to the Holders of the Class V-B Notes, the related Accrued Note Interest for such Class for such Payment Date; and

                  (viii) any remainder (to the extent not included as a part of the related Principal Distribution Amount as provided in Section 3.06(c) and (d) below) shall be included in the related Net Monthly Excess Cashflow and allocated as described in Section 3.06(e) below.

         (c) On each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the Holders of each Class of Class V-A, Class V-M and Class V-B Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

                  (i) from the related Principal Distribution Amount, the Class V-A-1 Priority Amount shall be distributed to the Class V-A-1 Notes until the Note Principal Balance thereof has been reduced to zero;

                  (ii) any remaining related Principal Distribution Amount shall be distributed sequentially to the Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-1 Notes, in that order, in each until the Note Principal Balance thereof has been reduced to zero, with any amounts payable to the Class V-A-4 Notes payable to the Class V-A-4-A, Class V-A-4-B, Class V-A-4-C Notes and Class V-A-4-D Notes, pro rata, based on their respective Note Principal Balances;

                  (iii) any remaining related Principal Distribution Amount, to the Class V-M-1 Notes until the Note Principal Balance of such Class is reduced to zero

                  (iv) any remaining related Principal Distribution Amount, to the Class V-M-2 Notes until the Note Principal Balance of such Class is reduced to zero

                  (v) any remaining related Principal Distribution Amount, to the Class V-M-3 Notes until the Note Principal Balance of such Class is reduced to zero;

                  (vi) any remaining related Principal Distribution Amount, to the Class V-M-4 Notes until the Note Principal Balance of such Class is reduced to zero;

                  (vii) any remaining related Principal Distribution Amount, to the Class V-M-5 Notes until the Note Principal Balance of such Class is reduced to zero;

                  (viii) any remaining related Principal Distribution Amount, to the Class V-B Notes until the Note Principal Balance of such Class is reduced to zero; and

                  (ix) any remainder as part of the related Net Monthly Excess Cashflow for the Group V Loans to be allocated as described Section 3.06(e) below.

         (d) On each Payment Date (a) on or after the related Stepdown Date and
(b) on which a related Trigger Event is not in effect, the Holders of each Class of Class V-A, Class V-M and Class V-B Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

                  (i) from the Class V-A Principal Distribution Amount, the Class V-A-1 Priority Amount shall be distributed to the Class V-A-1 Notes until the Note Principal Balance thereof has been reduced to zero;

                  (ii) any remaining Class V-A Principal Distribution Amount shall be distributed sequentially to the Class V-A-2, Class V-A-3, Class V-A-4 and Class V-A-1 Notes, in that order, in each case until the Note Principal Balance thereof has been reduced to zero, with any amounts payable to the Class V-A-4 Notes payable to the Class V-A-4-A, Class V-A-4-B, Class V-A-4-C Notes and Class V-A-4-D Notes, pro rata, based on their respective Note Principal Balances;

                  (iii) any remaining related Principal Distribution Amount shall be distributed to the Class V-M-1 Notes, in an amount up to the Class V-M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

                  (iv) any remaining related Principal Distribution Amount shall be distributed to the Class V-M-2 Notes, in an amount up to the Class V-M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

                  (v) any remaining related Principal Distribution Amount shall be distributed to the Class V-M-3 Notes, in an amount up to the Class V-M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

                  (vi) any remaining related Principal Distribution Amount shall be distributed to the Class V-M-4 Notes, in an amount up to the Class V-M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

                  (vii) any remaining related Principal Distribution Amount shall be distributed to the Class V-M-5 Notes, in an amount up to the Class V-M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

                  (viii) any remaining related Principal Distribution Amount shall be distributed to the Class V-B Notes, in an amount up to the Class V-B Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

                  (ix) to any remainder as part of the Net Monthly Excess Cashflow for the Group VIII Loans to be allocated as described Section 3.06(e) below.

         (e) On each Payment Date, any Net Monthly Excess Cashflow for the Group V Loans shall be paid, in each case to the extent of remaining Net Excess Monthly Cashflow, as follows:

                  (i) to the Note Insurer, the aggregate of all payments, if any, made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed;

                  (ii) to the Holders of the Class V-A, Class V-M and Class V-B Notes in an amount equal to the related Overcollateralization Increase Amount, payable to such Holders as part of the related Principal Distribution Amount as provided in 3.06(c) and (d) above;

                  (iii) to the holders of the Class V-A-4-B Notes, an amount equal to the Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

                  (iv) to the Holders of the Class V-M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (v) to the Holders of the Class V-M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (vi) to the Holders of the Class V-M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (vii) to the Holders of the Class V-M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (viii) to the Holders of the Class V-M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (ix) to the Holders of the Class V-B Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (x) to the holders of the Class V-A Notes, on a pro rata basis, based on the amount of any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes on such Payment Date, any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes on such Payment Date, to the extent not covered by the Corridor Contract or Excess Derivative Payment Amount and the Cap Contract as provided in Section 3.05(g) and 3.06(f) above, respectively;

                  (xi) sequentially to the Holders of the Class V-M Notes, any related Basis Risk Shortfall Carry-Forward Amount for such Notes on such Payment Date, to the extent not covered by the Corridor Contract or Excess Derivative Payment Amount and Cap Contract as provided in
         Section 3.05(g) and 3.06(f) above;

                  (xii) to the Class I-A, Class II-A, Class III-A, Class IV-A, Class M and Class B Notes to be included in the related Net Monthly Excess Cashflow as provided in Section 3.05(e) above;

                  (xiii) until the Note Principal Balances of the Class N Notes have been reduced to zero, to the Holders of the Class N Notes as provided in the Section 3.09 below; and

                  (xiv) any remaining amounts will be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the Holders of the Trust Certificates, as provided herein and in the Trust Agreement.

         Section 3.07 PAYMENT OF PRINCIPAL AND INTEREST ON THE CLASS VI-A NOTES.

         (a) On each Payment Date, the Investor Interest Collections, reduced by the HELOC Back-Up Servicing Fee, the HELOC Servicing Fee and any unreimbursed nonrecoverable servicing advances previously made, will be distributed in the following priority, in accordance with the statement furnished by the Securities Administrator pursuant to Section 7.05 hereof for such Payment Date:

                  (i) to the Insurer, the Premium Amount;

                  (ii) to the Holders of the Class VI-A Notes, accrued interest and unpaid interest, in each case accrued at a rate equal to the related Note Interest Rate;

                  (iii) to the Holders of the Class VI-A Notes, as a payment of principal, Investor Charge-Off Amounts incurred during the preceding Due Period and the Investor Charge-Off Amounts incurred during previous periods that were not subsequently funded by Investor Interest Collections, overcollateralization or draws under the Insurance Policy;

                  (iv) to the Insurer, as reimbursement for prior draws made under the Insurance Policy;

                  (v) to the Holders of the Class VI-A Notes, as a payment of principal, the amount necessary to build the overcollateralization to the related Overcollateralization Target Amount;

                  (vi) to the Insurer, any other amounts owed to the Insurer pursuant to the Insurance Agreement;

                  (vii) to the Holders of the Class VI-A Notes, Basis Risk Shortfall Carry-Forward Amounts on the Class VI-A Notes for such Payment Date;

                  (viii) to the owner of the Transferor Interest, any remaining amounts until the Transferor Interest Principal Balance is reduced to zero; and

                  (ix) to the Holder of the Trust Certificates, any remaining amounts.

         (b) On each Payment Date, Principal Collections on the HELOC Mortgage Loans, will be distributed in the following priority:

                  (i) to Holders of the Class VI-A Notes, the lesser of the outstanding Note Principal Balance of the Class VI-A Notes and the Investor Principal Distribution Amount;

                  (ii) to the Insurer, as reimbursement for prior Draws made under the Insurance Policy, to the extent not paid pursuant to Section 3.07(a) above;

                  (iii) to the owner of the Transferor Interest, any remaining amounts until the Transferor Interest Principal Balance is reduced to zero; and

                  (iv) to the Holder of the Trust Certificates, any remaining amounts.

         Section 3.08 RAPID AMORTIZATION EVENTS.

         A Rapid Amortization Event is any of the following events:

        (a) Investor Interest Collections or Principal Collections for any Payment Date are not enough to make any payment of interest or principal, respectively, in each case that is due on the Class VI-A Notes, and such failure continues for a period of five Business Days;

         (b) a declaration of bankruptcy or insolvency by any of the Trust, the Depositor or the HELOC Servicer;

         (c) the Trust becomes subject to the Investment Company Act of 1940;

         (d) failure on the part of the Trust, the Depositor, the Seller, the HELOC Servicer or the HELOC Back-Up Servicer to perform any of its other material obligations under the HELOC Back-Up Servicing Agreement, the Trust Agreement, the HELOC Servicing Agreement or the Indenture;

         (e) a draw on the Insurance Policy is unreimbursed for 90 days; or

         (f) the occurrence of a HELOC Servicer Termination Event.

         If any event described in clause (a) or (d) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, the Insurer or the Indenture Trustee acting at the direction of the Noteholders holding notes evidencing more than 51% in principal amount of the Class VI-A Notes then outstanding, with the consent of the Insurer, by written notice to the Holder of the Transferor Interest, the Depositor and the HELOC Servicer (and to the Indenture Trustee, if given by the Insurer or the Noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses
(b), (c), (e) or (f) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the Indenture Trustee, the Insurer or the Noteholders immediately on the occurrence of such event.

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the HELOC Servicer, and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the HELOC Servicer, such conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event.

         Section 3.09 PAYMENTS TO THE CLASS N NOTES.

         (a) On each Payment Date, the amounts payable to the Class N Notes pursuant to Section 3.05(e)(xii) and 3.06(e)(xi) and any prepayment penalties collected by the RMBS Servicer pursuant to the RMBS Servicing Agreement, will be distributed as follows, in accordance with the statement furnished by the Securities Administrator pursuant to Section 7.05 hereof for such Payment Date:

                  (i) to the Holders of the Class N-1 Notes, the Accrued Note Interest for such Class for such Payment Date;

                  (ii) to the Holders of the Class N-2 Notes, the Accrued Note Interest for such Class for such Payment Date;

                  (iii) to the Class N Reserve Fund, the Required Reserve Fund Deposit for such Payment Date,

                  (iv) sequentially to the Holders of the Class N-1 Notes and Class N-2 Notes, in that order, in reduction of the Note Principal Balance thereof, in each case until the Note Principal Balance thereof has been reduced to zero; and

                  (v) any remaining amounts will be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the Holders of the Trust Certificates, as provided herein and in the Trust Agreement.

         Section 3.10 OTHER MATTERS WITH RESPECT TO THE NOTES.

         (a) Each distribution with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Note Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Indenture Trustee, the Note Registrar, the Paying Agent, the Depositor, the Securities Administrator, the RMBS Master Servicer or the related Servicer shall have any responsibility therefor except as otherwise provided by this Indenture or applicable law.

         (b) On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to Sections 3.05, 3.06, 3.07 and 3.08 for the purpose of distributing such funds to the Certificateholders.

         (c) Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register in the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Notes; PROVIDED, HOWEVER, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

         (d) The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the forms of Note set forth in Exhibits A-1, A-2, A-3 and A-4 to this Indenture. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice (such notice to include the Final Scheduled Payment Date) to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.07 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Final Scheduled Payment Date or any such other final Payment Date.

         Section 3.11 PROTECTION OF TRUST ESTATE.

         (a) The Issuer will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                  (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                  (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                  (iii) cause the Issuer or related Servicer to enforce any of the rights to the Mortgage Loans or the HELOC Mortgage Loans, as applicable; or

                  (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Insurer and the Noteholders in such Trust Estate against the claims of all persons and parties.

         (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.11 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.11(a) hereof, if no Opinion of Counsel has yet been delivered pursuant to Section 3.11(b) hereof), unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.11 upon the Issuer's preparation thereof and delivery to the Indenture Trustee.

         Section 3.12 OPINIONS AS TO TRUST ESTATE.

         (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Insurer, the Note Insurer and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

         (b) On or before April 15 in each calendar year, beginning in 2006, the Issuer shall furnish to the Note Insurer, the Indenture Trustee and the Insurer an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

         Section 3.13 PERFORMANCE OF OBLIGATIONS.

         (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

         (b) The Issuer, with the consent of the Insurer so long as no Insurer Default exists, may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

         (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage Loans and HELOC Mortgage Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans and HELOC Mortgage Loans or any such instrument, except such actions as the related Servicer is expressly permitted to take in the related Servicing Agreement. The Indenture Trustee, as pledgee of the Mortgage Loans and HELOC Mortgage Loans, may, with the consent of, or at the direction of, the Insurer, so long as no Insurer Default exists, exercise the rights of the Issuer to direct the actions of the RMBS Servicer pursuant to the RMBS Servicing Agreement and the HELOC Servicer pursuant to the HELOC Servicing Agreement.

         Section 3.14 NEGATIVE COVENANTS. So long as any Notes are Outstanding, the Issuer shall not:

         (a) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Insurer or the Indenture Trustee, with the consent of the (i) Insurer, so long as no Insurer Default exists and (ii) Note Insurer, so long as no Note Insurer Default exists;

         (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder, by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

         (c) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

         (d) waive or impair, or fail to assert rights under, the Mortgage Loans and HELOC Mortgage Loans, or impair or cause to be impaired the Issuer's interest in the Mortgage Loans and HELOC Mortgage Loans, the Mortgage Loan Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders or the Insurer.

         Section 3.15 ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Indenture Trustee, the Note Insurer and the Insurer, by March 1 of each year commencing with the calendar year 2006, an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

         (a) a review of the activities of the Issuer during the previous calendar year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

         (b) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         Section 3.16 REPRESENTATIONS AND WARRANTIES CONCERNING THE MORTGAGE LOANS. The Indenture Trustee, as pledgee of the Mortgage Loans and HELOC Mortgage Loans, shall have the benefit of the representations and warranties made by the Seller in (i) the Mortgage Loan Purchase Agreement concerning the Seller and the Initial Mortgage Loans and Initial HELOCs and (ii) any Group I, Group II-C, Group II-NC, Group III, Group IV and Group V and Group VI Subsequent Mortgage Loan Purchase Agreement concerning the Seller and the related Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Subsequent Mortgage Loans and Group VI Subsequent HELOC Mortgage Loans to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Seller in the Mortgage Loan Purchase Agreement, or in the applicable Group I, Group II-C, Group II-NC, Group III, Group IV, Group V Subsequent Mortgage Loan Purchase Agreement or Group VI Subsequent HELOC Mortgage Loan Purchase Agreement, the Indenture Trustee shall promptly notify the Seller, the Note Insurer and the Insurer, if applicable, of such finding and of the Seller's obligation to cure such defect or repurchase or substitute for the related Mortgage Loan or HELOC Mortgage Loan.

         Section 3.17 AMENDMENTS TO SERVICING AGREEMENT. The Issuer covenants with the Indenture Trustee and the Insurer that it will not enter into any amendment or supplement to any Servicing Agreement without the prior written consent of the Indenture Trustee and the Insurer.

         Section 3.18 SERVICERS AS AGENT AND BAILEE OF THE INDENTURE TRUSTEE. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the related Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the related Servicer is acting as bailee of the Indenture Trustee in holding amounts on deposit in the related Collection Account and the related Protected Account, as well as its bailee in holding any Related Documents released to the related Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the related Servicer. It is intended that, by the related Servicer's acceptance of such bailee arrangement, the Indenture Trustee, as a secured party of the Mortgage Loans or HELOC Mortgage Loans, as applicable, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the related Servicer. The Indenture Trustee shall not be liable with respect to such documents, monies or items while in possession of the related Servicer.

         Section 3.19 INVESTMENT COMPANY ACT. The Issuer shall not become an "investment company" or be under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); PROVIDED, HOWEVER, that the Issuer shall be in compliance with this Section 3.19 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

         Section 3.20 ISSUER MAY CONSOLIDATE, ETC.

         (a) The Issuer shall not consolidate or merge with or into any other Person, unless the Insurer consents thereto and:

                  (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee and the Insurer, the due and punctual payment of the principal of and interest on all Notes, and the payment of the Premium Amount to the Insurer, the
         Note Insurance Policy Premium Amount to the Note Insurer, and all amounts payable to the Indenture Trustee, the Derivative Counterparty, the Insurer, the Note Insurer, the payment to the Certificate Paying Agent of all amounts due to the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agencies shall have notified the Issuer, the Indenture Trustee and the Insurer, with respect to the Class VI-A Notes, that such transaction shall not cause the rating of the Notes to be reduced, qualified, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade without taking into account the Insurance Policy;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Securities Administrator, the Indenture Trustee and the Insurer) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates and the Retained Notes (to the extent that such Retained Notes have not received a "will be debt" opinion) are not owned by American Home Mortgage Acceptance Inc., cause the Trust to be subject to an entity level tax for federal income tax purposes;

                  (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                  (vi) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable; and

                  (vii) the Insurer, so long as no Insurer Default exists, shall have given its prior consent.

         (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

                  (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Insurer, in form satisfactory to the Indenture Trustee and, the due and punctual payment of the principal of and interest on all Notes and the payment of the Premium Amount, Note Insurance Premium Amount and all other amounts payable to the Derivative Counterparty, the Insurer and the Note Insurer and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes and the Insurer, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Securities Administrator, the Indenture Trustee, the Note Insurer and the Insurer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agencies shall have notified the Issuer, the Indenture Trustee, the Note Insurer and the Insurer that such transaction shall not cause the rating of the Notes to be reduced, qualified, suspended or withdrawn (without taking either the Insurance Policy or Note Insurance Policy into account);

                  (iv) the Issuer and the Insurer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Securities Administrator, the Indenture Trustee and the Insurer) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates and the Retained Notes (to the extent that such Retained Notes have not received a "will be debt" opinion) are not owned by American Home Mortgage Acceptance Inc., cause the Trust to be subject to an entity level tax for federal income tax purposes;

                  (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                  (vi) the Issuer shall have delivered to the Indenture Trustee, the Note Insurer and the Insurer an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange
         Act); and

                  (vii) the Insurer, so long as no Insurer Default exists, shall have given its prior written consent.

         Section 3.21 SUCCESSOR OR TRANSFEREE.

         (a) Upon any consolidation or merger of the Issuer in accordance with
Section 3.20(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall, following the Issuer's satisfaction of all of the conditions precedent set forth therein with respect thereto, succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.20(b), the Issuer, following its satisfaction of all of the conditions precedent set forth herein with respect thereto, will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee, the Note Insurer and the Insurer of such conveyance or transfer and approval of such transaction given by the Insurer and the Note Insurer to the Indenture Trustee.

         Section 3.22 NO OTHER BUSINESS. The Issuer shall not engage in any business other than as set forth with respect thereto in the Trust Agreement and other than financing, purchasing, owning and selling and managing the Mortgage Loans and HELOC Mortgage Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

         Section 3.23 NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

         Section 3.24 GUARANTEES, LOANS, MONTHLY ADVANCES AND OTHER LIABILITIES. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 3.25 CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         Section 3.26 DETERMINATION OF NOTE INTEREST RATE. On each Interest Determination Date the Securities Administrator shall determine One-Month LIBOR and Six-Month LIBOR and the related Note Interest Rate for each Class of related Notes for the following Accrual Period and shall make such information available pursuant to Section 7.05 hereof to the Indenture Trustee, the Issuer, the related Servicer, the Insurer and the Depositor. The establishment of One-Month LIBOR and Six-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to each Class of applicable Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

         Section 3.27 RESTRICTED PAYMENTS. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; PROVIDED, HOWEVER, that the Issuer may make, or cause to be made, (x) distributions and payments to the Securities Administrator, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Certificate Paying Agent, the Noteholders, the Certificateholders and the Insurer as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Trust Agreement and
(y) payments to the Servicers, the RMBS Master Servicer and the Subservicers pursuant to the terms of the related Servicing Agreement, RMBS Master Servicing Agreement or Subservicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

         Section 3.28 NOTICE OF EVENTS OF DEFAULT. The Issuer shall give the Indenture Trustee, the Note Insurer, the Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

         Section 3.29 FURTHER INSTRUMENTS AND ACTS. Upon request of the Indenture Trustee, the Note Insurer or the Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         Section 3.30 STATEMENTS TO NOTEHOLDERS. On each Payment Date, the Securities Administrator shall make available on the Securities Administrator's website, WWW.CTSLINK.COM (or deliver at the recipient's option), to the Note Insurer, the Insurer, each Noteholder and Certificateholder the statement prepared by the Securities Administrator pursuant to and in the manner provided for in Section 7.05 hereof.

         Section 3.31 INTEREST COVERAGE ACCOUNTS.

         (a) No later than the Closing Date, the Indenture Trustee shall establish and maintain seven segregated trust accounts each of which is an Eligible Account, shall be titled "Group I Interest Coverage Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group I Interest Coverage Account"), "Group II-C Interest Coverage Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group II-C Interest Coverage Account"), "Group II-NC Interest Coverage Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group II-NC Interest Coverage Account"), "Group III Interest Coverage Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group III Interest Coverage Account"), "Group IV Interest Coverage Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group IV Interest Coverage Account"); "Group V Interest Coverage Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group V Interest Coverage Account"); and "Group VI Interest Coverage Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group VI Interest Coverage Account"), respectively. The Indenture Trustee shall, promptly upon receipt, deposit in the related Interest Coverage Account and retain therein the related Interest Coverage Amount remitted on the Closing Date to the Indenture Trustee by the Depositor. Funds deposited in the related Interest Coverage Account shall be held in trust by the Indenture Trustee for the benefit of the related Noteholders and the Insurer for the uses and purposes set forth herein.

         (b) For federal income tax purposes, the Seller shall be the owner of the Interest Coverage Accounts and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the related Interest Coverage Account, which investment shall be made solely upon the written direction of the Seller in Permitted Investments, shall be for the sole and exclusive benefit of the related Seller and shall be remitted by the Indenture Trustee to the Seller at the end of the Funding Period. The Seller shall deposit in the related Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

         (c) On each Payment Date during the Funding Period and on the Payment Date immediately following the end of the Funding Period, the Indenture Trustee shall withdraw, in accordance with the statement for such Payment Date provided by the Securities Administrator pursuant to Section 7.05 hereof, from the Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Interest Coverage Accounts and deposit in the Payment Account an amount equal to 30 days' interest on the excess, if any, of the related Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Original Pre-Funded Amount over the aggregate Principal Balance of related Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Subsequent Mortgage Loans and Group VI Subsequent HELOC Mortgage Loans that (in each case) both (i) had a Due Date during the Due Period relating to such Payment Date and (ii) had a Subsequent Cut-off Date prior to the first day of the month in which such Payment Date occurs, at a per annum rate equal to the related weighted average Net Mortgage Rate of the related Mortgage Loans. In addition, on the first two Payment Dates, amounts shall be withdrawn from the Group VI Interest Coverage Account in respect to shortfalls as a result of the HELOC Mortgage Loans with Mortgage Rates that were supposed to reset in the first Due Period but did not as identified in the Mortgage Loan Schedule. Such withdrawal and deposit shall be treated as a contribution of cash by the Seller to the Trust Fund on the date thereof. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Subsequent Mortgage Loans or Group VI Subsequent HELOC Mortgage Loans to the Trust on any related Subsequent Transfer Date, the Indenture Trustee, in accordance with the statement for such Payment Date provided by the Securities Administrator pursuant to Section 7.05 hereof, shall withdraw from the related Interest Coverage Account and remit to the Seller or its designee an amount equal to the excess, if any, of the amount remaining in such Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the preceding sentence on each subsequent Payment Date, if any, that will occur during the Funding Period or that will be the Payment Date immediately following the end of the Funding Period, if no related Group I Group II-C, Group II-NC, Group III, Group IV and Group V Subsequent Mortgage Loans or Group VI Subsequent HELOC Mortgage Loans were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Payment Date.

         (d) Upon the earliest of (i) the Payment Date immediately following the end of the Funding Period, (ii) the reduction of the Note Principal Balances of the Notes to zero or (iii) the termination of this Agreement in accordance with
Section 8.04, any amount remaining on deposit in the related Interest Coverage Account after distributions pursuant to paragraph (c) above shall be withdrawn by the Indenture Trustee and paid to the Seller or its designee.

         (e) In addition, the Indenture Trustee shall withdraw $30,104.27, $41,527.06, $50,212.88, $173,189.57, $56,422.97, $165,077.23 and $405,126.04
from the Interest Coverage Account on the first Payment Date to be included in the related available funds or Interest Collections, as applicable, with respect to the Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Loans, respectively.

         Section 3.32 THE PRE-FUNDING ACCOUNTS. (a) No later than the Closing Date, the Indenture Trustee shall establish and maintain six segregated trust accounts each of which is an Eligible Account, which shall be titled "Group I Pre-Funding Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group I Pre-Funding Account"); "Group II-C Pre-Funding Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group II-C Pre-Funding Account"); "Group II-NC Pre-Funding Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group II-NC Pre-Funding Account"); "Group III Pre-Funding Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group III Pre-Funding Account"); "Group IV Pre-Funding Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group IV Pre-Funding Account"); "Group V Pre-Funding Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group V Pre-Funding Account"); and "Group VI Pre-Funding Account, Deutsche Bank National Trust Company, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2005-2" (the "Group VI Pre-Funding Account"), respectively. The Indenture Trustee shall, promptly upon receipt, deposit in the Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Pre-Funding Accounts and retain therein the Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Original Pre-Funded Amount, respectively, remitted on the Closing Date to the Indenture Trustee by the Depositor. Funds deposited in the related Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Pre-Funding Account shall be held in trust by the Indenture Trustee for the benefit of the related Noteholders, the
Note Insurer, with respect to the Class V-A-4-D Notes, and the Insurer, with respect to the Class VI-A Notes, for the uses and purposes set forth herein.

         (b) The Indenture Trustee will invest funds deposited in the Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Pre-Funding Account, as directed by the Seller in writing, in Eligible Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Indenture, if a Person other than the Indenture Trustee or an Affiliate manages or advises such investment, (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Indenture, if the Indenture Trustee or an Affiliate manages or advises such investment or
(iii) within one (1) Business Day of the Indenture Trustee's receipt thereof. For federal income tax purposes, the Seller shall be the owner of the Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the related Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Pre-Funding Account shall be included in the related Available Funds at the following times: (i) on the Business Day immediately preceding each Payment Date, if a Person other than the Indenture Trustee or an Affiliate of the Indenture Trustee manages or advises such investment, or on each Payment Date, if the Indenture Trustee or an Affiliate of the Indenture Trustee manages or advises such investment, (ii) on the Business Day immediately preceding the related Subsequent Transfer Date, if a Person other than the Indenture Trustee or an Affiliate of the Indenture Trustee manages or advises such investment, or on the related Subsequent Transfer Date, if the Indenture Trustee or an Affiliate of the Indenture Trustee manages or advises such investment or (iii) within one (1) Business Day of the Indenture Trustee's receipt thereof. The Seller shall deposit in the related Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Pre-Funding Account the amount of any net loss incurred in respect of any such Eligible Investment immediately upon realization of such loss without any right of reimbursement therefor.

         (c) Amounts on deposit in the Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Pre-Funding Account shall be withdrawn by the Indenture Trustee as follows:

                  (i) On the related Subsequent Transfer Date, the Indenture Trustee shall withdraw from the related Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances of the related Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Subsequent Mortgage Loans and Group VI Subsequent HELOC Mortgage Loans transferred and assigned to the Indenture Trustee for deposit in the Mortgage Pool on the related Subsequent Transfer Date and pay such amount to or upon the order of the Issuer upon satisfaction of the conditions set forth in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10 or 2.11, as applicable, with respect to such transfer and assignment;

                  (ii) If the amount on deposit in the related Group I, Group II-C, Group II-NC, Group III, Group IV, Group V or Group VI Pre-Funding Account has not been reduced to zero during the Funding Period, on the day immediately following the termination of the Funding Period, the Indenture Trustee shall deposit into the Payment Account any amounts remaining in the related Group I, Group II-C, Group II-NC, Group III, Group IV, Group V or Group VI Pre-Funding Account for distribution in accordance with the terms hereof;

                  (iii) To withdraw any amount not required to be deposited in the related Group I, Group II-C, Group II-NC, Group III, Group IV, Group V or Group VI Pre-Funding Account or deposited therein in error; and

                  (iv) To clear and terminate the Group I, Group II-C, Group II-NC, Group III, Group IV, Group V or Group VI Pre-Funding Account upon the earlier to occur of (A) the Payment Date immediately following the end of the Funding Period and (B) the termination of this Indenture, with any amounts remaining on deposit therein being paid to the Holders of the Notes then entitled to distributions in respect of principal.

         Section 3.33 GRANT OF THE SUBSEQUENT MORTGAGE LOANS AND SUBSEQUENT HELOC MORTGAGE LOANS. In consideration of the delivery on the related Subsequent Transfer Date to or upon the order of the Issuer of all or a portion of the amount on deposit in the related Group I, Group II-C, Group II-NC, Group III, Group IV, Group V or Group VI Pre-Funding Account, the Depositor shall, to the extent of the availability thereof, on the related Subsequent Transfer Date during the Funding Period, grant to the Indenture Trustee all of its rights, title and interest in the related Group I, Group II-C, Group II-NC, Group III, Group IV or Group V Mortgage Loans or Group VI Subsequent HELOC Mortgage Loans and simultaneously with the Grant of the related Group I, Group II-C, Group II-NC, Group III, Group IV or Group V Mortgage Loans or Group VI Subsequent HELOC Mortgage Loans, the Depositor will cause the related Mortgage File to be delivered to the Indenture Trustee.

         Section 3.34 REPLACEMENT DERIVATIVE CONTRACTS. In the event of an Event of Default or Termination Event (each, as defined in the related Derivative Contract) with respect to a Derivative Counterparty under a Derivative Contract (a "Derivative Contract Default"), the Issuer, at its expense, may, but shall not be required to, substitute a new derivative contract or any other form of similar coverage for basis risk shortfalls for such Derivative Contract; PROVIDED, HOWEVER, that the timing and mechanism for receiving payments under such new derivative contract shall be reasonably acceptable to the Indenture Trustee. It shall be a condition to substitution of any new derivative contract that there be delivered to the Indenture Trustee an Opinion of Counsel to the effect that such substitution would not (a) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (b) if 100% of the Certificates and the Retained Notes (to the extent that such Retained Notes have not received a "will be debt" opinion) are not owned by American Home Mortgage Acceptance Inc., cause the Trust to be subject to entity level tax for federal income tax purposes.

         Section 3.35 PAYMENTS UNDER THE INSURANCE POLICY. (a) (1) By 12:00 noon (New York Time) on the later of (i) the second Business Day following the Business Day on which the Insurer shall have received Notice (as defined in the Insurance Policy) that a Deficiency Amount is due in respect of the Class VI-A Notes and (ii) the Payment Date on which the related Deficiency Amount is payable to the Noteholders and (2) at such time as the Indenture Trustee shall deliver an acceleration notice to the Noteholders pursuant to Section 5.02, the Securities Administrator on behalf of the Class VI-A Noteholders, shall make a draw on the Insurance Policy in an amount, if any, equal to the Deficiency Amount.

         (b) If the Securities Administrator determines that a Deficiency Amount will exist for the following Payment Date, then the Securities Administrator shall submit a Notice (as defined in the Insurance Policy) for payment in the amount of the Deficiency Amount to the Insurer no later than 12:00 Noon, New York City time, on the second Business Day prior to the applicable Payment Date. Upon receipt of such Deficiency Amount in accordance with the terms of the Insurance Policy, the Indenture Trustee shall deposit such Deficiency Amount in the Payment Account for distribution to the Class VI-A Noteholders pursuant to
Section 3.07 hereof or with respect to an acceleration pursuant to Section 5.02 hereof.

         In addition, according to the terms of the Insurance Policy (in the form attached hereto as Exhibit E), a draw may be made under the Insurance Policy in respect of any Preference Amount applicable to any of the Class VI-A Noteholders (as defined in and pursuant to the terms and conditions of the such Insurance Policy) and the Securities Administrator shall submit a Notice (as defined in such Insurance Policy) for payment with respect thereto together with the other documents required to be delivered to the Insurer pursuant to the Insurance Policy in connection with a draw in respect of any Preference Amount.

         (c) Upon its receipt of a Final Order (as defined in the Insurance Policy), the Indenture Trustee shall notify the Securities Administrator when a draw on the Insurance Policy is required to be made with respect to any Preference Amount and the Indenture Trustee shall furnish to the Securities Administrator, at the Issuer's expense, any documents, prepared for and received by the Indenture Trustee (provided, however, that any such documents shall not be prepared by the Securities Administrator) required to be delivered under the Insurance Policy (other than the Notice) for payment with respect to such Preference Amount. The Indenture Trustee also shall furnish to the Securities Administrator the wire transfer instructions to be included in any Notice.

         Section 3.36 SUSPENSION OF RIGHTS DURING INSURER DEFAULT. Upon the occurrence and continuation of an Insurer Default, any right of the Insurer to take or cause another Person to take any action relating to control or voting rights, or to give any consent, approval or waiver under this Indenture, shall be suspended (except as otherwise specifically provided herein) until such time as such Insurer Default shall have been cured or waived or otherwise ceased to continue.

         Section 3.37 CERTAIN REPRESENTATIONS REGARDING THE TRUST ESTATE.

         (a) With respect to that portion of the Collateral described in clauses
(a) through (j) of the Granting Clause, the Issuer represents to the Indenture Trustee that:

                  (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

                  (ii) The Collateral constitutes "deposit accounts" or "instruments," as applicable, within the meaning of the applicable UCC.

                  (iii) The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

                  (iv) The Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Collateral.

                  (v) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

                  (vi) The Collateral is not in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee.

         (b) With respect to that portion of the Collateral described in clauses
(i) and (j) of the Granting Clause, the Issuer represents to the Indenture Trustee that:

                  (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

                  (ii) The Collateral constitutes "general intangibles" within the meaning of the applicable UCC.

                  (iii) The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

                  (iv) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

         (c) With respect to any Collateral in which a security interest may be perfected by filing, the Issuer has not authorized the filing of, and is not aware of any financing statements against, the Issuer, that include a description of collateral covering such Collateral, other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

         (d) The Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in all Collateral granted to the Indenture Trustee hereunder in which a security interest may be perfected by filing. Any financing statement that is filed in connection with this Section 3.37 shall contain a statement that a purchase or security interest in any collateral described therein will violate the rights of the secured party named in such financing statement.

         (e) The foregoing representations may not be waived and shall survive the issuance of the Notes.

         Section 3.38 ALLOCATION OF REALIZED LOSSES.

         (a) Any Realized Losses on the Group I Loans, Group II Loans, Group III Loans and Group IV Loans will be allocated or covered on any Payment Date, in accordance with the statement for such Payment Date provided by the Securities Administrator pursuant to Section 7.05 hereof, as follows: FIRST, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date as provided in Section 3.05 of this Indenture; SECOND, in reduction of the Overcollateralized Amount until reduced to zero (meaning, no losses will be allocated to the Class M Notes and Class B Notes until the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class M and Class B Notes equals the aggregate Stated Principal Balance of the Group I Loans, Group II Loans, Group III Loans and Group IV Loans; THIRD, to the Class B Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; FOURTH, Class M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; FIFTH, to the Class M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; SIXTH, to the Class M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; SEVENTH, to the Class M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; EIGHTH, to the Class M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and NINTH, (i) to the extent such Realized Losses are incurred in respect of the Group I Loans, to the Class I-A-2 Notes and Class I-A-3 Notes, in that order, in reduction of the Note Principal Balance thereof and (ii) to the extent such Realized Losses are incurred in respect of the mortgage loans in Loan Group IV, to the Class IV-A-3 Notes, to the extent of a fraction of such loss equal to
(x) the aggregate Note Balance of the Class IV-A-2 Notes and Class IV-A-3 Notes divided by (y) the aggregate Note Principal Balance of all of the Class IV-A Notes, in reduction of the Note Principal Balance thereof, until reduced to zero.

         (b) Any Realized Losses on the Mortgage Loans in Loan Group V will be allocated or covered on any Payment Date, in accordance with the statement for such Payment Date provided by the Securities Administrator pursuant to Section
7.05 hereof, as follows: FIRST, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date as provided in Section 3.06 of this Indenture; second, in reduction of the related Overcollateralized Amount, until reduced to zero (meaning, no losses will be allocated to the Class V-M Notes and Class V-B Notes until the aggregate Note Principal Balance of Class V-A, Class V-M and Class V-B Notes equals the aggregate Stated Principal Balance of the Group V Loans); THIRD, to the Class V-B Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; FOURTH, to the Class V-M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; FIFTH, to the Class V-M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; SIXTH, to the Class V-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; SEVENTH, to the Class V-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; EIGHTH, to the Class V-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and NINTH, to the Class V-A-4-B Notes, to the extent of a fraction of such loss equal to (x) the aggregate Note Balance of the Class V-A-4-A Notes and Class V-A-4-B Notes divided by (y) the aggregate Note Principal Balance of all of the Class V-A-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero.

         Section 3.39 OBLIGATIONS OF THE SECURITIES ADMINISTRATOR WITH RESPECT TO THE DERIVATIVE CONTRACTS.

         (a) At least three (3) Business Days prior to each Floating Rate Payer Payment Date, the Securities Administrator shall make available to the Calculation Agent, on the Securities Administrator's secure internet website, a statement containing the amount specified in clause (b) of the definition of Floating Amount for the related Floating Rate Payer Payment Date.

         (b) For purposes of this Section 3.39, any capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Derivative Contracts.

         Section 3.40 RESERVE FUND. The Indenture Trustee hereby acknowledges its obligations under Section 6.01 of the RMBS Servicing Agreement and Section
6.01 of the HELOC Servicing Agreement with respect to the Reserve Fund (as defined in the RMBS Servicing Agreement and HELOC Servicing Agreement) and the Indenture Trustee agrees to hold such Reserve Fund (as defined in the RMBS Servicing Agreement and HELOC Servicing Agreement) in trust for the benefit of the RMBS Master Servicer, the HELOC Back-Up Servicer and the Indenture Trustee and, upon the RMBS Master Servicer's or the HELOC Back-Up Servicer's request, as applicable, to promptly pay to the RMBS Master Servicer and the HELOC Back-Up Servicer any amounts to be reimbursed or paid from the Reserve Fund (as defined in the RMBS Servicing Agreement and HELOC Servicing Agreement) pursuant to the RMBS Servicing Agreement and the HELOC Servicing Agreement.

         Amounts on deposit in the Reserve Fund will be invested by the Indenture Trustee in Eligible Investments at the direction of the Seller, and investment income thereon will be for the benefit of the Seller. The Indenture Trustee shall notify the Seller of the amount of any losses incurred with respect to any such investments. The amount of any such losses shall be deposited in the Reserve Account by the Seller out of its own funds immediately as realized. On each Payment Date, the Indenture Trustee will withdraw from the Reserve Fund any investment income on amounts on deposit in the Reserve Fund and make payment to the Seller.

         The Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the investments,
(ii) using affiliates to effect transactions in certain investments and (iii) effecting transactions in certain investments. Such compensation is not payable or reimbursable under this Agreement. The Trustee shall have no obligation to invest or reinvest any funds held in the Reserve Fund in the absence of timely written direction and shall not be liable for the selection of investments or for investment losses incurred thereon.

           On each Payment Date, the Indenture Trustee will withdraw from the Reserve Fund any investment income on amounts on deposit in the Reserve Fund and make payment to the Seller in accordance with Section 6.01 of the RMBS Servicing Agreement and Section 6.01 of the HELOC Servicing Agreement.

Section 3.41 CLASS N RESERVE FUND: On the Closing Date, the Indenture Trustee will establish the Class N Reserve Fund) for the benefit of the Class N Notes. On the Closing Date there will be no amounts on deposit in the Class N Reserve Fund. Amounts on deposit in the Reserve Fund will be invested at the written direction of the Seller (which may be standing instructions), and investment income thereon will be retained in the Reserve Fund for distribution as described below.

           On each Payment Date, to the extent that amounts on deposit in the Class N Reserve Fund after required payments of interest to the Class N Notes on such date exceed the Required Reserve Fund Balance for such Payment Date, such amounts will be deposited into the Payment Account established by the Indenture Trustee pursuant to the Indenture in accordance with the statement from the Securities Administrator. On each Payment Date, the Indenture Trustee will (if necessary) withdraw funds from the Class N Reserve Fund and make payments in the following order of priority, in accordance with the statement from the Securities Administrator: FIRST, to the Class N-1 Notes, to the extent of any unpaid Accrued Note Interest, and SECOND, to the Class N-2 Notes, to the extent of any unpaid Accrued Note Interest. Any amounts remaining in the Class N Reserve Fund after the Note Principal Balances of the Class N-1 Notes and Class N-2 Notes have been reduced to zero shall be paid to the holder of the Owner Trust Certificates.

                                   ARTICLE IV

               THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

         Section 4.01 THE NOTES. Each Class of Offered Notes shall be registered in the name of a nominee designated by the Depository. With respect to the Offered Notes (other than the Class VI-A Notes), Beneficial Owners will hold interests in such Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances of $25,000 and integral multiples of $1 in excess thereof. With respect to the Class VI-A Notes, Class Beneficial Owners will hold interests in such Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances of $25,000 and integral multiples of $1,000 in excess thereof. The Non-Offered Notes will be issued in fully registered definitive physical form in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof.

         The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Offered Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Offered Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Offered Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Offered Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Offered Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

         In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Offered Notes it beneficially owns in the manner prescribed in Section 4.08.

         The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon an Issuer Request.

         Section 4.02 REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF NOTES; APPOINTMENT OF NOTE REGISTRAR AND CERTIFICATE REGISTRAR.

         (a) The Issuer shall cause to be kept at the Corporate Trust Office of the Note Registrar a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

         Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the office designated by the Indenture Trustee, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests.

         Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the office designated by the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

         The Issuer hereby appoints the Indenture Trustee as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to
Section 3.05 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Indenture Trustee hereby accepts such appointments.

         (b) No Person shall become a Non-Offered Noteholder until it shall establish its non-foreign status by submitting to the Paying Agent an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit L hereto.

         No transfer, sale, pledge or other disposition of a Non-Offered Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Note Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) (a) an investment letter in substantially the form attached hereto as Exhibit K (or in such form and substance reasonably satisfactory to the Note Registrar and the Depositor) which investment letter shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor and which investment letter states that, among other things, such transferee (1) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (2) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor and (b) either (1) the transferee executes a representation letter, substantially in the form of Exhibit M hereto, and the transferor executes a representation letter, substantially in the form of Exhibit N hereto, each acceptable to and in form and substance satisfactory to the Note Registrar certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor or (2) an Opinion of Counsel has been rendered by nationally recognized tax counsel stating that such Notes will be treated as debt for federal income tax purposes and (B) the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit L) acceptable to and in form and substance reasonably satisfactory to the Note Registrar, which certificate shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor. The Holder of a Non-Offered Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No person shall become a Non-Offered Noteholder, so long as any Notes are Outstanding, until it shall establish its status as a real estate investment trust ("REIT") or as a "qualified REIT subsidiary" ("QRS") within the meaning of
Section 856(a) or Section 856(i) of the Code, respectively, by submitting to the Note Registrar and the Transferee Certificate set forth in Exhibit P hereto.

         No offer, sale, transfer, pledge, hypothecation or other disposition (including any pledge, sale or transfer under a repurchase transaction or securities loan) of any Non-Offered Note shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Note Registrar (i) an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be no longer be treated for federal income tax purposes as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code and (ii) a certificate that stating that any Non-Offered Notes may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Note Registrar and the Indenture Trustee substantially in the form attached hereto as Exhibit Q certifying to such effect. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Non-Offered Notes to the Depositor.

         No offer, sale, transfer or other disposition (including pledge) of any Non-Offered Note shall be made to any affiliate of the Depositor or the Issuer, other than the initial transfer of the Non-Offered Notes to the Depositor.

         With respect to the restriction on transfer of the Notes contained in this Section 4.02 and in Section 4.15, any transferor providing an Opinion of Counsel shall (i) deliver such opinion to the appropriate addressees, (ii) confirm the acceptability of such opinion with the applicable addressees and
(iii) inform the Note Registrar of delivery and confirmation described in clause
(i) and clause (ii).

         Section 4.03 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon Issuer Request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 4.04 PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Paying Agent and any agent of the Issuer, the Insurer or the Indenture Trustee or the Paying Agent may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Insurer, the Indenture Trustee, the Paying Agent nor any agent of the Issuer, the Insurer or the Indenture Trustee or the Paying Agent shall be affected by notice to the contrary.

         Section 4.05 CANCELLATION. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; PROVIDED, HOWEVER, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         Section 4.06 BOOK-ENTRY NOTES. The Offered Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, or its designated custodian, by, or on behalf of, the Issuer. The Offered Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. With respect to such Notes, unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

                  (i) the provisions of this Section 4.06 shall be in full force and effect;

                  (ii) the Note Registrar, the Paying Agent and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Beneficial Owners of the Notes;

                  (iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

                  (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

                  (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Principal Balances of the Notes, the Depository shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

         Section 4.07 NOTICES TO DEPOSITORY. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to
Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Offered Notes to the Depository, and shall have no obligation to the Beneficial Owners.

         Section 4.08 DEFINITIVE NOTES. If (i) the Depositor advises the Indenture Trustee or the Note Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Offered Notes and the Depositor is unable to locate a qualified successor within 30 days, (ii) the Depositor, at its option (with the consent of the Indenture Trustee, which consent shall not by unreasonably withheld), elects to terminate the book-entry system through the Depository or
(iii) after the occurrence of an Event of Default, any Note Owner materially and adversely affected thereby may, at its option, request and receive a Definitive Note evidencing such Note Owner's Percentage Interest in the related Class of Offered Notes. Upon surrender to the Indenture Trustee of the global Offered Note or definitive typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Note Registrar will re-issue the Book-Entry Notes as Definitive Notes issued in the respective Note Principal Balances owned by individual Note Owners. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

         Section 4.09 TAX TREATMENT. The Issuer has entered into this Indenture, and the Notes will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes (other than the Class I-A-3, Class B, Class V-M-4, Class V-M-5, Class V-B, Class N-1 and Class N-2 Notes or portions of the Class I-A-2, Class M-4, Class M-5, which at the time of issuance, American Home Mortgage Investment Corp. or one of its qualified REIT subsidiaries acquires beneficial ownership thereof) will qualify as indebtedness. The Issuer and the Indenture Trustee (in accordance with Section 6.06 hereof), by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

         Section 4.10 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders (and the (x) Note Insurer, as subrogee of the Class V-A-4-D Noteholders and (y) Insurer, as subrogee of the Class VI-A Noteholders) to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.17, 3.19 and 3.20,
(v) the rights and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07) and the obligations of the Indenture Trustee under Section 4.11 and (vi) the rights of Noteholders and the Insurer as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and shall release and deliver the Collateral to or upon the Issuer Request, when

         (A) either

                  (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

                  (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                           a.       have become due and payable,

                           b. will become due and payable at the Final Scheduled Payment Date within one year, or

                           c. have been called for early redemption and the Trust has been terminated pursuant to
                                    Section 8.07 hereof,

and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date or other final Payment Date and has delivered to the Indenture Trustee and the Insurer a verification report with respect to such direct obligations or obligations guaranteed by the United States of America from a nationally recognized accounting firm certifying that the amounts deposited with the Indenture Trustee are sufficient to pay and discharge the entire indebtedness of such Notes, or, in the case of c. above, the Issuer shall have complied with all requirements of
Section 8.07 hereof,

         (B) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement by the Issuer as evidenced by the written consent of the Insurer; and

         (C) the Issuer has delivered to the Indenture Trustee, the Note Insurer and the Insurer an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will constitute an "in-substance defeasance" within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuer will be the owner of the assets deposited in trust for federal income tax purposes.

         Section 4.11 APPLICATION OF TRUST MONEY. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Certificate Paying Agent as designee of the Issuer or the Insurer, as the Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

         Section 4.12 SUBROGATION AND COOPERATION. (a) The Issuer and the Indenture Trustee acknowledge that (i) to the extent the Insurer makes payments under the Insurance Policy on account of principal of or interest on the Class VI-A Notes, the Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer, and (ii) the Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

         The Indenture Trustee shall, so long as it is indemnified to its satisfaction, cooperate in all respects with any reasonable written request by the Insurer (unless a Insurer Default exists) for action to preserve or enforce the Insurer's rights or interest under this Indenture or the Insurance Agreement, consistent with this Indenture and without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

                  (i) institute Proceedings for the collection of all amounts then payable on the Class VI-A Notes, or under this Indenture in respect of the Class VI-A Notes and all amounts payable under the Insurance Agreement, enforce any judgment obtained and collect from the Issuer monies adjudged due;

                  (ii) sell or cause to be sold the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales (as defined in Section 5.15 (a) hereof) called and conducted in any manner permitted by law;

                  (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

                  (iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Insurer hereunder;

provided, however, action shall be taken pursuant to this Section 4.12 by the Indenture Trustee to preserve the Insurer's rights or interest under this Agreement or the Insurance Agreement only to the extent such action is available to the Class VI-A Noteholders or the Insurer under other provisions of this Indenture.

         Notwithstanding any provision of this Indenture to the contrary, so long as no Insurer Default exists, the Insurer shall at all times be treated as if it were the exclusive owner of all Class VI-A Notes Outstanding for the purposes of all approvals, consents, waivers and the institution of any action and the written direction of all remedies, and the Indenture Trustee shall act in accordance with the written directions of the Insurer so long as it is indemnified therefor to its reasonable satisfaction.

         Section 4.13 REPAYMENT OF MONIES HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Sections 3.05, 3.06 and 3.07 and thereupon such Person shall be released from all further liability with respect to such monies.

         Section 4.14 TEMPORARY NOTES. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office of the agent of the Indenture Trustee located at c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and, upon Issuer Request, the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

         Section 4.15 REPRESENTATION REGARDING ERISA. By acquiring an Offered Note or interest therein, each Holder of such Note or Beneficial Owner of any such interest will be deemed to represent that either (1) it is not acquiring such Note with Plan Assets or (2) (A) the acquisition, holding and transfer of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Offered Notes are rated investment grade or better and such person believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of Department of Labor regulation 29 C.F.R. ss. 2510.3-101 (the "DOL Regulations"), and agrees to so treat the Notes. Alternatively, regardless of the rating of the Offered Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the related Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Offered Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the related Servicers, the RMBS Master Servicer or the Securities Administrator or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         No transfer of Non-Offered Notes or any interest therein shall be made to any Person unless the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the HELOC Back-Up Servicer, the HELOC Servicer and the RMBS Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Note Registrar that the purchase of Non-Offered Notes, operation of the Trust and management of Trust assets are permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Note Registrar, the Securities Administrator, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Servicer or the Seller to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Securities Administrator, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Servicer or the Seller. In lieu of such Opinion of Counsel, a Person acquiring such Non-Offered Notes may provide a certification in the form of Exhibit O hereto to the Depositor, the Owner Trustee and the Note Registrar, which the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Securities Administrator, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Servicer and the Seller may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Non-Offered Note by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall be deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets of any Plan) and the Owner Trustee and the Note Registrar shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee or the Note Registrar, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                                    ARTICLE V

                              DEFAULT AND REMEDIES

         Section 5.01 EVENTS OF DEFAULT. The Issuer shall deliver to the Indenture Trustee, the Note Insurer and the Insurer, within five days after learning of the occurrence of an Event of Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (c) or (d) of the definition of "Event of Default", its status and what action the Issuer is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

         Section 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee (i) with respect to the Notes, other than the Class VI-A Notes, at the written direction of the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes or (ii) with respect to the Class VI-A Notes, so long as the Insurer is not in default under the Insurance Policy, at the written direction of the Insurer or at the written direction of the Holder of the majority of the aggregate Note Principal Balance of the Class VI-A Notes with the consent of the Insurer, may declare the related Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if such notice is given by Insurer or the Noteholders), and upon any such declaration the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, (i) with respect to the Notes, other than the Class VI-A Notes, the Holders of the Notes representing not less than a majority of the aggregate Note Principal Balance of each Class of Notes, other than the Class VI-A Notes, by written notice to the Issuer and the Indenture Trustee, or (ii) with respect to the Class VI-A Notes, the Insurer, so long as the Insurer is not in default under the Insurance Policy, or the Holder of the majority of the aggregate Note Principal Balance of the Class VI-A Notes with the consent of the Insurer, by written notice to the Issuer and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if:

         (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                 (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or under the Notes if the Event of Default giving rise to such acceleration had not occurred;

                 (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

                 (C) all amounts owed to the Insurer and the Note Insurer; and

                 (D) all amounts owed to the Derivative Counterparty.

         (b) All Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

         Section 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE.

         (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee,
(i) with respect to the Notes other than the Class VI-A Notes, at the written direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes or (ii) with respect to the Class VI-A Notes, so long as the Insurer is not in default under the Insurance Policy, at the written direction of the Insurer or at the written direction of the Holder of the majority of the aggregate Note Principal Balance of the Class VI-A Notes with the consent of the Insurer, pay to the Indenture Trustee, for the benefit of the Insurer, with respect to the Class VI-A Notes, or the Holders of Notes, the whole amount then due and payable on the related Notes for principal and interest, with interest at the applicable Note Interest Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 4.12 and Section 10.16 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 4.12 and Section 10.16 hereof, may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Insurer and the Noteholders by such appropriate Proceedings as directed in writing by the Insurer or the Holders of a majority of the aggregate Note Principal Balances of each Class of Notes, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, as directed in writing by the Insurer or the Holders of a majority of the aggregate Note Principal Balances of each Class of Notes, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee and all amounts due to the Note Insurer.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         (h) When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (e) of the definition thereof or any other related Proceedings the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

         Section 5.04 REMEDIES; PRIORITIES.

         (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee, subject to the provisions of Section 10.16 hereof, may with the consent of the Insurer, and shall, (i) with respect to the Notes other than the Class VI-A Notes, at the written direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes, or (ii) with respect to the Class VI-A Notes, so long as the Insurer is not in default under the Insurance Policy, at the written direction of the Insurer or the Holders of the majority of the aggregate Note Principal Balance of the Class VI-A Notes with the consent of the Insurer, do one or more of the following (subject to Section 5.05 hereof):

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                  (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

                  (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

PROVIDED, HOWEVER, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee receives the consent of the Insurer or the holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding, (B) it is determined that the proceeds of such sale or liquidation distributable to the holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and to reimburse the Note Insurer for any amounts drawn under the Note Insurance Policy and any other amounts due to the Note Insurer under the Note Insurance Policy or (C) it is determined that the mortgage loans and HELOCs will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee, respecting the Class VI-A Notes, receives the consent of the Insurer or, respecting the Notes other than the Class VI-A Notes, the holders of 66 2/3% of the aggregate Note Principal Balance of the Notes then outstanding.. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as an Event of Master Servicer Termination has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the related Servicer as provided in the related Servicing Agreement.

         (b) If the Indenture Trustee collects any money or property with respect to the Group I Loans, Group II Loans, Group III Loans or Group IV Loans, pursuant to this Article V, it shall pay out the money or property in the following order as determined by the Securities Administrator for each Loan
Group:

                  FIRST: to the Indenture Trustee, the Securities Administrator, the RMBS Master Servicer and RMBS Servicer for amounts due and not previously paid under the Basic Documents;

                  SECOND: to the Derivative Counterparty, any amounts due and unpaid to the Derivative Counterparty under the Derivative Contracts;

                  THIRD: to the related Noteholders (other than the Class N Noteholders), the amount of interest then due and unpaid on the related Notes (other than Basis Risk Shortfall Carry-Forward Amounts and Net WAC Shortfall Carry-Forward Amounts), first, to the related Class A Noteholders, the related Accrued Note Interest for such Class, plus any related Unpaid Interest Shortfalls, with any amounts payable to the Class I-A Notes payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, with any amounts payable to the Class II-A Notes payable to the Class II-A-1, Class II-A-2 and Class II-A-3 Notes, pro rata, and with any amounts payable to the Class IV-A Notes payable to the Class IV-A-1, Class IV-A-2 and Class IV-A-3 Notes, pro rata, and second, to the Class M Noteholders and Class B Noteholders, sequentially, according to the amounts due and payable on such Notes for interest;

                  FOURTH: to the related Noteholders (other than the Class N Noteholders) the amount of principal then due and unpaid on the related Notes, and to each such Noteholder (other than the Class N Noteholders), pro rata, without preference or priority of any kind, until the Note Principal Balance of each such Class is reduced to zero;

                  FIFTH: to the Class I-A-2, Class I-A-3, Class IV-A-3, Class M and Class B Notes, in order of payment priority as set forth in Section 3.38, the amount of any related Allocated Realized Loss Amount not previously paid;

                  SIXTH: to the related Notes, in order of payment priority, the amount of any related Basis Risk Shortfall Carry-Forward Amounts or Net WAC Shortfall Carry-Forward Amounts, as applicable, not previously paid; and

                  SEVENTH: to the holders of the Class N Notes, any Accrued Note Interest for such Notes on such Payment Date;

                  EIGHTH: to the holders of the Class N Notes, pro rata, in reduction of the Note Principal Balances thereof, until reduced to zero; and

                  NINTH: to the payment of the remainder, if any, to the holders of the Trust Certificates on behalf of the Issuer.

         (c) If the Indenture Trustee collects any money or property with respect to the Group V Mortgage Loans pursuant to this Article V, it shall pay out the money or property in the following order as determined by the Securities Administrator for each Loan Group, provided, however that any amounts representing payments from the Note Insurer shall only be used to pay interest and principal to the Class V-A-4-D Noteholders pursuant to clauses FOURTH and FIFTH below:

                  FIRST: to the Indenture Trustee, the Securities Administrator, the RMBS Master Servicer and RMBS Servicer for amounts due and not previously paid under the Basic Documents;

                  SECOND: to the Derivative Counterparty, any amounts due and unpaid to the Derivative Counterparty under the Derivative Contracts;

                  THIRD, to the Note Insurer, provided no Note Insurer Default exists, with respect to any Note Insurance Premium Amount then due to the extent unpaid;

                  FOURTH: to the related Noteholders (other than the Class N Noteholders), the amount of interest then due and unpaid on the related Notes (other than Basis Risk Shortfall Carry-Forward Amounts and Net WAC Shortfall Carry-Forward Amounts), first, to the related Class V-A Noteholders, the related Accrued Note Interest for such Class, plus any related Unpaid Interest Shortfalls, pro rata, and second, to the Class V-M Noteholders and Class V-B Noteholders, sequentially, according to the amounts due and payable on such Notes for interest;

                  FIFTH: to the related Noteholders (other than the Class N Noteholders) the amount of principal then due and unpaid on the related Notes, and to each Noteholder (other than the Class N Noteholders), pro rata, without preference or priority of any kind, until the Note Principal Balance of each such Class is reduced to zero;

                  SIXTH: the payment of all amounts due and owing to the Note Insurer under the Note Insurance Policy (including any Note Insurance Policy Premium Amount not paid pursuant to clause THIRD above);

                  SEVENTH: to the Class V-A-4-B, V-M and Class V-B Notes, in order of payment priority as set forth in Section 3.38, the amount of any related Allocated Realized Loss Amount not previously paid;

                  EIGHTH: to the related Notes, in order of payment priority, the amount of any related Basis Risk Shortfall Carry-Forward Amounts or Net WAC Shortfall Carry-Forward Amounts, as applicable, not previously paid; and

                  NINTH: to the holders of the Class N Notes, any Accrued Note Interest for such Notes on such Payment Date;

                  TENTH: to the holders of the Class N Notes, pro rata, in reduction of the Note Principal Balances thereof, until reduced to zero; and

                  ELEVENTH: to the payment of the remainder, if any, to the holders of the Trust Certificates on behalf of the Issuer.

         (d) If the Indenture Trustee collects any money or property with respect to the Group VI Loans pursuant to this Article V, it shall pay out the money or property in the following order as determined by the Securities Administrator for each Loan Group:

                  FIRST: to the Indenture Trustee, the Securities Administrator, the HELOC Back-Up Servicer and HELOC Servicer for amounts due and not previously under the Basic Documents;

                  SECOND: to the Class VI-A Noteholders, accrued interest and unpaid interest, in each case accrued at the rate equal to the related Note Interest Rate;

                  THIRD: to the Class VI-A Notes, the amount of principal then due and unpaid on the Class VI-A Notes pro rata, without preference or priority of any kind, until the Note Principal Balance of such Class is reduced to zero;

                  FOURTH: to the Insurer, provided that no Insurer Default exists, with respect to the reimbursement for prior draws made under the Insurance Policy and the payment of all amounts due and owing to the Insurer under the Insurance Agreement;

                  FIFTH: to the Class VI-A Noteholders, the amount of any related Basis Risk Shortfall Carry-Forward Amounts not previously paid; and

                  SIXTH: to the payment of the remainder, if any, to the holders of the Trust Certificates on behalf of the Issuer.

         The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. With respect to any acceleration at the direction of the Insurer, the first Payment Date after the acceleration shall be the first Payment Date after the acceleration. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

         Section 5.05 OPTIONAL PRESERVATION OF THE TRUST ESTATE. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, with the consent of the Insurer (which consent shall not be required if an Insurer Default exists), and shall, at the written direction of the Insurer so long as no Insurer Default exists, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer, including payments to the Note Insurer, the Insurer and the Indenture Trustee, unless directed otherwise by the Note Insurer or Insurer, as applicable, shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         Section 5.06 LIMITATION OF SUITS. No Holder of any Note, other than the Insurer acting pursuant to Section 4.12 hereof, shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.16 hereof:

                  (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                  (ii) the Holders of not less than 25% of the aggregate Note Principal Balances of the Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                  (iv) the Indenture Trustee, for 60 days after its receipt of such notice of request and offer of indemnity, has failed to institute such Proceedings;

                  (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Principal Balances of the Notes; and

                  (vi) such Holder or Holders have the written consent of the Insurer unless a Insurer Default exists

                  (vii) It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         Subject to the last paragraph of Section 5.11 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Note Principal Balances of the Notes, the Indenture Trustee shall take the action requested by the group of Holders representing the largest percentage of the Note Principal Balance.

         Section 5.07 UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         Section 5.08 RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Insurer or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Insurer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Insurer and the Noteholders shall continue as though no such Proceeding had been instituted.

         Section 5.09 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.10 DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Indenture Trustee, the Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Insurer or by the Noteholders, as the case may be.

         Section 5.11 CONTROL BY NOTEHOLDERS. (i) With respect to the Notes other than the Class VI-A Notes, the Holders of a majority of the aggregate Note Principal Balances of Notes or (ii) with respect to the Class VI-A Notes, the Insurer, so long as the Insurer is not in default under the Insurance Policy, or the holders of the majority of the aggregate Note Principal Balance of the Class VI-A Notes with the consent of the Insurer, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the related Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

         (a) such direction shall not be in conflict with any rule of law or with this Indenture;

         (b) any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Note Principal Balances of the Notes; and

         (c) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of Notes representing a majority of the Note Principal Balances of the Notes.

Notwithstanding the rights of Noteholders set forth in this Section 5.11 the Indenture Trustee need not take any action that it determines might involve it in liability.

         Section 5.12 WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof,
(i) with respect to the Notes other than Class VI-A Notes, the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of each Class of Notes or (ii) with respect to the Class VI-A Notes, so long as the Insurer is not in default under the Insurance Policy, the Insurer or the Holder of the majority of the aggregate Note Principal Balance of the Class VI-A Notes with the consent of the Insurer may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note or (c) the waiver of which would materially and adversely affect the interests of the Insurer or the Note Insurer or modify their obligations under the Insurance Policy and Note Insurance Policy, respectively. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Section 5.13 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder's or Beneficial Owner's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Principal Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

         Section 5.14 WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.15 SALE OF TRUST ESTATE.

         (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Sections 5.05 and 5.11(b) hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture, the Insurance Policy and the Note Insurance Policy shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee, with the consent of the Insurer (which consent shall not be required if a Insurer Default exists), hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

         (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

         (1) the Insurer, unless an Insurer Default exists, or the Holders of all Notes, if no Insurer Default exists, consent to or direct the Indenture Trustee to make, such Sale, or

         (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, the Insurer in respect to amounts drawn under the Insurance Policy and any other amounts due to the Insurer under the Insurance Agreement and the Note Insurer under the Note Insurance Policy, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

         (3) the Indenture Trustee determines that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in
Section 5.05 hereof), and the Insurer consents to such Sale, or if a Insurer Default exits, the Holders of Notes representing at least 100% of the Note Principal Balances of the Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

         (c) [reserved]

         (d) In connection with a Sale of all or any portion of the Trust
Estate,

         (1) any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

         (2) the Indenture Trustee, with the consent of the Insurer so long as no Insurer Default exists may, but is in no event obligated to, bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates and amounts distributable to the Insurer and Note Insurer as a result of such Sale in accordance with Section 5.04(b) hereof on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

         (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuer and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

         (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

         (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         Section 5.16 ACTION ON NOTES. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) hereof.

         Section 5.17 PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS.

         (a) Promptly following a request from the Indenture Trustee to do so, the Issuer in its capacity as holder of the Mortgage Loans and HELOC Mortgage Loans, shall take all such lawful action as the Indenture Trustee, the Note Insurer or the Insurer may request to cause the Issuer to compel or secure the performance and observance by the Seller and the related Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase Agreement, any Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Subsequent Mortgage Purchase Agreement, the Servicing Agreements, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Purchase Agreement, any Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Subsequent Mortgage Purchase Agreement, the Servicing Agreements to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Seller or the related Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the related Servicer of each of their obligations under the Mortgage Loan Purchase Agreement, any Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Subsequent HELOC Mortgage Loan Purchase Agreement and the Servicing Agreements, as applicable.

         (b) The Indenture Trustee, as pledgee of the Mortgage Loans, subject to the rights of the (i) Insurer under this Agreement and the HELOC Servicing Agreement and (ii) Note Insurer under this Agreement and the RMBS Servicing Agreement, may, and at the direction (which direction shall be in writing) of the Insurer of if a Insurer Default exists, of the Holders of 66-2/3% of the Note Principal Balances of the Notes, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the related Servicer under or in connection with the Mortgage Loan Purchase Agreement, any Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Subsequent HELOC Mortgage Loan Purchase Agreement and the Servicing Agreements, including the right or power to take any action to compel or secure performance or observance by the Seller or the related Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase Agreement, any Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Subsequent HELOC Mortgage Loan Purchase Agreement and the Servicing Agreements, as the case may be, and any right of the Issuer to take such action shall not be suspended.

                                   ARTICLE VI

             THE INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR

         Section 6.01 DUTIES OF INDENTURE TRUSTEE AND SECURITIES ADMINISTARTOR.

         (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the Indenture Trustee and the Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee or the Securities Administrator; and

                  (ii) in the absence of bad faith on its part, the Indenture Trustee and the Securities Administrator may each conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports, documents, Issuer Requests or other instruments or opinions furnished to each of the Indenture Trustee and the Securities Administrator and conforming to the requirements of this Indenture; however, the Indenture Trustee and the Securities Administrator shall examine the certificates, reports, documents, Issuer Requests or other instruments and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Indenture Trustee and the Securities Administrator may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

                  (ii) neither the Indenture Trustee nor the Securities Administrator shall be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

                  (iii) neither the Indenture Trustee nor the Securities Administrator shall be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it from Noteholders, the Certificateholders, the Insurer or the Issuer, which they are entitled to give under the Basic Documents;

                  (iv) neither the Indenture Trustee nor the Securities Administrator shall be liable for interest or income on any money received by it, except, in the case of the Securities Administrator, as set forth in the Basic Documents;

                  (v) money held in trust by the Indenture Trustee or the Securities Administrator need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture or the Trust Agreement;

                  (vi) no provision of this Indenture or other Basic Document shall require the Indenture Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it;

                  (vii) every provision of this Indenture or other Basic Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA;

                  (viii) the Indenture Trustee shall execute and act in accordance with each Servicing Agreement and the RMBS Master Servicing Agreement; in no event however, shall the Indenture Trustee or the Securities Administrator have any liability for any act or omission of the RMBS Master Servicer, the HELOC Servicer, the RMBS Servicer, any Subservicer or the Owner Trustee; and

                  (ix) the Indenture Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default, any Servicer Default, Insurer Default or other event unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any such event that is in fact an Event of Default, Default, Servicer Default, Insurer Default or other event is received by the Indenture Trustee at its Corporate Trust Office and such notice references the Notes or Certificates generally, the Issuer, the Trust Estate or this Indenture.

         Section 6.02 RIGHTS OF INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR.

         (a) The Indenture Trustee and the Securities Administrator may rely conclusively on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person, party or parties. The Indenture Trustee and the Securities Administrator need not investigate any fact or matter stated in any such document.

         (b) Before the Indenture Trustee or the Securities Administrator acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. Neither the Indenture Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith in reliance on and in accordance with an Officer's Certificate or Opinion of Counsel.

         (c) Subject to the provisions of Section 6.01(c), neither the Indenture Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (d) The Indenture Trustee and the Securities Administrator may each consult with counsel of its selection, and the written advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes or any Basic Document shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or Opinion of such counsel.

         (e) For the limited purpose of effecting any action to be undertaken by each of the Indenture Trustee and the Securities Administrator, but not specifically as a duty of the Indenture Trustee or the Securities Administrator in the Indenture, each of the Indenture Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

         (f) The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation shall not be considered an amount, or effect a reduction in any amount, that is reimbursable or payable to the Indenture Trustee (i) as part of the Indenture Trustee Fee, (ii) pursuant to Sections 5.04(b), 6.07, 8.02(c), 8.05(a) or 8.07 hereunder or (iii) out of Available Funds.

         (g) In order to comply with its duties under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("U.S.A. Patriot Act"), the Indenture Trustee shall obtain and verify certain information and documentation from the other party to this Indenture, including, but not limited to, such party's name, address, and other identifying information.

         (h) Whenever in the administration of this Indenture the Indenture Trustee or the Securities Administrator shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee or the Securities Administrator (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate of the Issuer.

         (i) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee and the Securities Administrator in each of its capacities hereunder, and to each custodian employed to act hereunder.

         (j) The Indenture Trustee and the Securities Administrator may request that the Issuer deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         Section 6.03 INDIVIDUAL RIGHTS. Each of the Indenture Trustee and the Securities Administrator in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee or Securities Administrator, as applicable, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

         Section 6.04 INDENTURE TRUSTEE'S AND SECURITIES ADMINISTRATOR'S DISCLAIMER. The Indenture Trustee and the Securities Administrator shall not be responsible for and make no representation as to the validity or adequacy of this Indenture, the Notes or any other Basic Document, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

         Section 6.05 NOTICE OF EVENT OF DEFAULT. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder, the Note Insurer and the Insurer notice of the Event of Default after it is known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of Noteholders.

         Section 6.06 REPORTS BY SECURITIES ADMINISTRATOR TO HOLDERS AND TAX ADMINISTRATION. The Securities Administrator shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

         The Securities Administrator shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all information reports on Form 1099 required to be provided to Noteholders and the Holder of the Certificates. The Securities Administrator shall prepare and file all tax returns required to be filed on behalf of the Trust pursuant to Section 5.03 of the Trust Agreement. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement.

         Section 6.07 COMPENSATION AND INDEMNITY. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee and the Securities Administrator as provided in Section 8.02(c) for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses shall include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's or Securities Administrator's agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee and the Securities Administrator as provided in Section 8.02(c) and the Insurer against any and all loss, liability, claims, damage, costs or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the administration of this Trust and the performance of its duties hereunder and under the other Basic Documents. The Indenture Trustee and the Securities Administrator shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee, the Securities Administrator or the Insurer to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee and the Securities Administrator may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee, the Securities Administrator or the Insurer or any of its agents, counsel, accountants or experts through the Indenture Trustee's or such agent's, counsel's, accountant's or expert's own willful misconduct, negligence or bad faith.

         The Issuer's payment and indemnity obligations to the Indenture Trustee or the Securities Administrator pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee or the Securities Administrator. If the Indenture Trustee or the Securities Administrator incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         Section 6.08 REPLACEMENT OF INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR. No resignation or removal of the Indenture Trustee or the Securities Administrator and no appointment of a successor Indenture Trustee or successor Securities Administrator shall become effective until the acceptance of appointment by the successor Indenture Trustee or successor Securities Administrator pursuant to this Section 6.08. The Indenture Trustee or the Securities Administrator may resign at any time by so notifying the Issuer and the Insurer. The Insurer or Holders of a majority of Note Principal Balances of each Class of Notes with consent of the Insurer may remove the Indenture Trustee or the Securities Administrator by so notifying the Indenture Trustee or the Securities Administrator and may appoint a successor Indenture Trustee or successor Securities Administrator. The Issuer, with the consent of the Insurer, shall remove the Indenture Trustee or Securities Administrator , as applicable, if:

                  (i) the Indenture Trustee fails to comply with or qualify pursuant to the provisions of Section 6.11 hereof;

                  (ii) the Indenture Trustee or the Securities Administrator is adjudged a bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Indenture Trustee or the Securities Administrator or its property; or

                  (iv) the Indenture Trustee or the Securities Administrator otherwise becomes incapable of acting.

                  (v) If the Indenture Trustee or the Securities Administrator resigns or is removed or if a vacancy exists in the office of the Indenture Trustee or the Securities Administrator for any reason (the Indenture Trustee or the Securities Administrator in such event being referred to herein as the retiring Indenture Trustee or retiring Securities Administrator), the Issuer shall promptly appoint a successor Indenture Trustee or successor Securities Administrator acceptable to the Insurer.

         Each of a successor Indenture Trustee or successor Securities Administrator shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, retiring Securities Administrator and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee or retiring Securities Administrator shall become effective, and the successor Indenture Trustee or successor Securities Administrator shall have all the rights, powers and duties of the Indenture Trustee or Securities Administrator under this Indenture. Each of the successor Indenture Trustee and successor Securities Administrator shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee or retiring Securities Administrator shall promptly transfer all property held by it as Indenture Trustee or Securities Administrator to the successor Indenture Trustee or successor Securities Administrator.

         If a successor Indenture Trustee or successor Securities Administrator does not take office within 60 days after the retiring Indenture Trustee or retiring Securities Administrator resigns or is removed, the retiring Indenture Trustee or retiring Securities Administrator, the successor Indenture Trustee or successor Securities Administrator, the Issuer or the Holders of a majority of Note Principal Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or successor Securities Administrator.

         Notwithstanding the replacement of the Indenture Trustee or the Securities Administrator pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee or retiring Securities Administrator.

         Section 6.09 SUCCESSOR INDENTURE TRUSTEE AND SUCCESSOR SECURITIES ADMINISTRATOR BY MERGER. If the Indenture Trustee or Securities Administrator consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation, company or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee or successor Securities Administrator; provided, that, in the case of the Indenture Trustee, such corporation, company or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee and Securities Administrator shall each provide the Rating Agencies, the Insurer and the Issuer with prior written notice, and the Noteholders with prompt written notice, of any such transaction.

         If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee or shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         Section 6.10 APPOINTMENT OF CO-INDENTURE TRUSTEE OR SEPARATE INDENTURE TRUSTEE.

         (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee, with the consent of the Insurer, shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.11 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (iv) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this
         Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

                  (v) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 6.11 ELIGIBILITY; DISQUALIFICATION. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody's and BBB or better by Standard & Poor's. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         Section 6.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

         Section 6.13 REPRESENTATIONS AND WARRANTIES. The Indenture Trustee hereby represents that:

         (a) The Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

         (b) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

         (c) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Indenture Trustee or any material agreement or other instrument to which the Indenture Trustee is a party or by which it is bound which would adversely affect its performance under this Indenture; and

         (d) There are no proceedings or investigations pending or to, the Indenture Trustee's knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee: (A) asserting the invalidity of this Indenture (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

         Section 6.14 DIRECTIONS TO INDENTURE TRUSTEE. The Indenture Trustee is hereby directed:

         (a) to accept the pledge of the Mortgage Loans and hold the assets of the Trust Estate in trust for the Noteholders;

         (b) to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1, A-2, A-3 and A-4 to this Indenture in accordance with the terms of this Indenture; and

         (c) to take all other actions as shall be required to be taken by it under the terms of this Indenture.

         Section 6.15 THE AGENTS. The provisions of this Indenture relating to the limitations of the Indenture Trustee's liability and to its indemnity, rights and protections shall inure also to the Paying Agent and Note Registrar.

         Section 6.16 ADMINISTRATIVE DUTIES.

         (a) The Indenture Trustee agrees to perform all of the duties of the Issuer under the Depository Agreement. In addition to its duties performed under the Depository Agreement, the Indenture Trustee shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Trust Agreement, the Mortgage Loan Purchase Agreement and the Indenture (references are to sections of the Indenture):

                  (i) The Indenture Trustee shall notify the Owner Trustee if the Indenture Trustee obtains actual knowledge or written notice that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder;

                  (ii) the duty to cause the Note Register to be kept if the Issuer assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 4.02);

                  (iii) causing the preparation of the Notes for execution by the Owner Trustee upon the registration of any transfer or exchange of the Notes or execution of a supplemental indenture (Sections 4.02, 4.03 and 9.06);

                  (iv) [reserved];

                  (v) causing the preparation of Definitive Notes in accordance with the instructions of any Clearing Agency (including the preparation of any temporary notes) (Section 4.14);

                  (vi) the maintenance of an office for registration of transfer or exchange of Notes (Section 3.02);

                  (vii) [reserved];

                  (viii) [reserved];

                  (ix) [reserved];

                  (x) the notification to the Owner Trustee of the Issuer's non-compliance with its negative covenants or restricted payment covenants upon actual knowledge by the Indenture Trustee of such non-compliance (Sections 3.09 and 3.25);

                  (xi) the furnishing of the Indenture Trustee with the names and addresses of Holders of Notes during any period when the Indenture Trustee is not the Note Registrar (Section 7.01).

         (b) In carrying out the foregoing duties or any of its other obligations under this Indenture, the Indenture Trustee may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Indenture Trustee's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         (c) The Indenture Trustee in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Certificateholders of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Trust Agreement requiring notice be given to the Certificateholders and (iii) any other notice required to be given to the Certificateholders by the Owner Trustee under the Trust Agreement.

         (d) With respect to matters that in the reasonable judgment of the Indenture Trustee are non-ministerial, the Indenture Trustee shall not take any action pursuant to this Article VII unless within a reasonable time before the taking of such action, the Indenture Trustee shall have notified the Owner Trustee, the Note Insurer, the Insurer and the Rating Agencies of the proposed action and the Rating Agencies shall have notified the Issuer in writing that such transaction shall not cause their respective ratings of the Notes, to be reduced, qualified, suspended or withdrawn (without taking the Insurance Policy or Note Insurance Policy into account) and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

         (i) the amendment of or any supplement to the Indenture;

         (ii) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

         (iii) the amendment, change or modification of this Indenture or any of the other Basic Documents;

         (iv) the appointment of successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of a successor RMBS Master Servicer or the consent to the assignment by the Certificate Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

         (v) the removal of the Indenture Trustee;

         provided, however, that the Owner Trustee shall receive notices of items pursuant to clause (i) above and with respect to clause (iii) above to the extent it is a party to the related Basic Document.

         Section 6.17 RECORDS. The Indenture Trustee shall maintain appropriate books of account and records relating to services performed under this Indenture, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

         Section 6.18 ADDITIONAL INFORMATION TO BE FURNISHED. The Indenture Trustee shall furnish to the Issuer, the Note Insurer or the Insurer from time to time such additional information regarding the Mortgage Loans, the HELOC Mortgage Loans and the Notes as the Issuer, the Note Insurer or the Insurer shall reasonably request, to the extent such information is readily available to it.

         Section 6.19 EXECUTION OF DERIVATIVE CONTRACTS AND OTHER DOCUMENTS. The Issuer hereby directs the Indenture Trustee to enter into and execute the Corridor Contract and the Cap Contract and make all representations and warranties contained therein on behalf of the Trust. The Issuer hereby directs the Indenture Trustee to enter into and execute the Servicing Agreements and any related document. The Indenture Trustee hereby acknowledges receipt by it of the Corridor Contract and the Cap Contract. Upon receipt thereof from the Derivative Counterparty under the Corridor Contract and the Cap Contract, the Indenture Trustee shall deposit into the Payment Account an amount equal to all amounts actually received by it under the Corridor Contract and the Cap Contract, in each case not previously deposited into the Payment Account.

         Section 6.20 INDENTURE TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE ISSUER.

         Any application by the Indenture Trustee for written instructions from the Issuer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

         Section 6.21 LIMITATION OF LIABILITY.

         It is understood by the parties hereto other than Deutsche Bank National Trust Company (the "Bank") that the sole recourse of the parties hereto other than the Bank in respect of the obligations of the Trust hereunder and under the other documents contemplated thereby and related thereto to which it is a party shall be to the parties hereto other than the Bank. In addition, the Bank is entering into this Indenture and the other documents contemplated thereby and related thereto to which it is a party solely in its capacity as Indenture Trustee under the Indenture and not in its individual capacity (except as expressly stated herein) and in no case shall the Bank (or any Person acting as successor Indenture Trustee under the Indenture) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Issuer hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party, provided, however, that the Bank (or any such successor Indenture Trustee) shall be personally liable hereunder and thereunder for its own negligence or willful misconduct or for its material breach of its covenants, representations and warranties contained herein or therein, to the extent expressly covenanted or made in its individual capacity. In no event shall the Indenture Trustee, in its capacity as Paying Agent, Note Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Indenture Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The provisions of this section shall survive the termination of the Indenture and the resignation or removal of the Indenture Trustee.

         Section 6.22 ASSIGNMENT OF RIGHTS, NOT ASSUMPTION OF DUTIES.

         Anything herein contained to the contrary notwithstanding, (a) the Issuer shall remain liable under this Indenture and each Basic Document to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Indenture had not been executed, (b) the exercise by the Indenture Trustee, the Insurer, the Note Insurer or any Holder of any of their rights, remedies or powers hereunder shall not release the Issuer from any of its duties or obligations under each of such documents to which it is a party and (c) none of any Holder, the Insurer, the
Note Insurer nor the Indenture Trustee shall have any obligation or liability under any of such documents to which the Issuer is a party by reason of or arising out of this Indenture, nor shall any Holder, the Insurer, the Note Insurer or the Indenture Trustee be obligated to perform any of the obligations or duties of the Issuer thereunder or, except as expressly provided herein with respect to the Indenture Trustee, to take any action to collect or enforce any claim for payment assigned hereunder or otherwise.

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

         Section 7.01 ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; PROVIDED, HOWEVER, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

         Section 7.02 PRESERVATION OF INFORMATION; COMMUNICATIONS TO
NOTEHOLDERS.

         (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

         Section 7.03 REPORTS OF ISSUER.

         (a) Subject to Section 4.06 of the RMBS Master Servicing Agreement, the Securities Administrator shall file with the Commission on behalf of the Issuer, with a copy to the Issuer and the Insurer, the annual reports and the information, documents and other reports (or such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act.

         (b) The Indenture Trustee shall supply (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

         (c) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

         Section 7.04 REPORTS BY INDENTURE TRUSTEE. If required by TIA ss. 313(a), within 60 days after each January 30 beginning with March 31, 2006, the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed by the Securities Administrator with the Commission via EDGAR provided that a copy of such report is furnished to the Securities Administrator by the Indenture Trustee.

         Section 7.05 STATEMENTS TO NOTEHOLDERS. (a) With respect to each Payment Date, the Securities Administrator shall make available via the Securities Administrator's website, initially located at www.ctslink.com, to each Noteholder and each Certificateholder, the Insurer, the Indenture Trustee, each Derivative Counterparty, the Note Insurer, the Depositor, the Owner Trustee, the Paying Agent and each Rating Agency, a statement setting forth the following information as to the Notes, to the extent applicable:

         (i) the aggregate amount of collections with respect to the Mortgage Loans;

         (ii) the Group I Available Funds, Group II-C Available Funds, Group II-NC Available Funds, Group III Available Funds, Group IV Available Funds and Group V Available Funds and Net Monthly Excess Cash Flow, with respect to the Group I, Group II-C, Group II-NC, Group III and Group IV Loans and with respect to the Group V Loans, payable to each Class of Noteholders for such Payment Date, the Basis Risk Shortfall Carry-Forward Amount and Net WAC Shortfall Carry-Forward Amount on each Class of Notes for such Payment Date and the aggregate Unpaid Interest Shortfall on each Class of Notes for such Payment Date;

         (iii) (a) the amount of such distribution to each Class of Notes applied to reduce the Note Principal Balance thereof and (b) the aggregate amount included therein representing Principal Prepayments;

         (iv) the Insured Payment, if any, paid by the Insurer under the Insurance Policy for such Payment Date and the aggregate Insured Payments for all prior Payment Dates paid by the Insurer under the Insurance Policy and not yet reimbursed;

         (v) the amount of such distribution to Holders of each Class of Notes allocable to interest;

         (vi) the amount of any distribution to the Certificates;

         (vii) if the distribution to the Holders of any Class of Notes is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

         (viii) the number and the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period, determined in the aggregate and separately for Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III and Loan Group IV and Loan Group V;

         (ix) the aggregate Note Principal Balance of each Class of Notes, after giving effect to the amounts distributed on such Payment Date, separately identifying any reduction thereof due to Realized Losses and the aggregate Note Principal Balance of all of the Notes after giving effect to the distribution of principal on such Payment Date;

         (x) the number and aggregate Stated Principal Balances of Mortgage Loans (a) as to which the Monthly Payment is delinquent for 31-60 days, 61-90 days, 91 or more days, respectively, (b) in foreclosure and (c) that have become REO Property, in each case as of the end of the preceding calendar month, determined in the aggregate and separately for Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III and Loan Group IV and Loan Group V;

         (xi) the amount of payments from the Cap Contract and the Corridor Contract;

         (xii) the Overcollateralization Increase Amount with respect to each Loan Group, Overcollateralization Target Amount and Overcollateralized Amount, if any, in each case as the end of the related Payment Date, in each case as determined separately for each Loan Group;

         (xiii) the amount of any Advances and Compensating Interest payments;

         (xiv) the aggregate Realized Losses with respect to the related Payment Date and cumulative Realized Losses since the Closing Date;

         (xv) the number and aggregate Stated Principal Balance of Mortgage Loans repurchased pursuant to the Mortgage Loan Purchase Agreement for the related Payment Date and cumulatively since the Closing Date determined in the aggregate and separately for Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III and Loan Group IV and Loan Group V;

         (xvi) to the extent reported to the Securities Administrator, the book value of any REO Property;

         (xvii) the amount of any Prepayment Interest Shortfalls or Relief Act Shortfalls for such Payment Date;

         (xviii) the aggregate Stated Principal Balance of Mortgage Loans purchased pursuant to Section 3.18 of the Servicing Agreement for the related Payment Date and cumulatively since the Closing Date;

         (xix) the amounts withdrawn from the related Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Pre-Funding Account and used to make payments to Noteholders on that Payment Date, the amount remaining on deposit following such Payment Date, and the amount withdrawn from the related Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Pre-Funding Account used to buy certain Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Subsequent Mortgage Loans and Group VI Subsequent HELOC Mortgage Loans prior to such Payment Date;

         (xx) the Floating Allocation Percentage of Loan Group VI;

         (xxi) the Investor Interest Collections of Loan Group VI for such Payment Date;

         (xxii) the HELOC Servicing Fee and RMBS Servicing Fee for such Payment Date;

         (xxiii) if a Stepdown Date has occurred on the related Loan Group;

         (xxiv) the Charged-Off Amount for the related Payment Date and the cumulative Charged-Off Amount since the Closing Date;

         (xxv) the Investor Charge-Off Amount for such Payment Date;

         (xxvi) the percentage of cumulative losses under a Servicer Termination Event;

         (xxvii) the Group VI Excess Spread Percentage for such Payment Date;

         (xxviii) the Group VI Excess Spread Percentage on a rolling three-month average basis;

         (xxix) the number and aggregate Stated Principal Balances of HELOC Mortgage Loans (a) as to which the Monthly Payment are 100 days or more delinquent, (b) in foreclosure or (c) that have become REO Property;

         (xxx) the aggregated Stated Principal Balance of the three largest HELOC Mortgage Loans as of such Payment Date;

         (xxxi) the Overcollateralization Target Amount for the related Loan Group as of the preceding Payment Date;

         (xxxii) the Overcollateralization Target Amount for the related Loan Group for such Payment Date;

         (xxxiii) the Investor Principal Distribution Amount for such Payment Date;

         (xxxiv) the Invested Amount of Loan Group VI for such Payment Date;

         (xxxv) the Overcollateralization Reduction Amount for such Payment
Date;

         (xxxvi) the Excess Overcollateralization Amount for such Payment Date; and

         (xxxvii) the Class V-A-4-D Insured Amount, if any, paid by the Note Insurer under the Note Insurance Policy for such Payment Date and the aggregate Class V-A-4-D Insured Payments for all prior Payment Dates paid by the Note Insurer under the Note Insurance Policy and not yet reimbursed.

         Items (iii) and (v) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, the Securities Administrator shall furnish a report to each Noteholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (iii) and (v) with respect to the Notes for such calendar year.

         The Securities Administrator may conclusively rely upon the Remittance Report provided by the RMBS Master Servicer and the HELOC Servicer to the Securities Administrator pursuant to the RMBS Master Servicing Agreement or
Section 4.01 of the HELOC Servicing Agreement, as applicable, in its preparation of its Statement to Noteholders and on information provided to it by the Derivative Counterparty and the Insurer.

         The Securities Administrator will make the monthly statements provided for in this Section (and, at its option, any additional files containing the same information in an alternative format) available each month to Noteholders, other parties to this Agreement and any other interested parties via the Securities Administrator's website. The Securities Administrator's website shall initially be located at www.ctslink.com. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk at 301-815-6600 and indicating such. The Securities Administrator may have the right to change the way the monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes. The Securities Administrator shall also make such monthly statements and other information that the Indenture Trustee reasonably requires to make distributions hereunder and under the Trust Agreement available to the Indenture Trustee no later than two Business Days prior to each Payment Date.

         The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

         Section 8.01 COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

         Section 8.02 TRUST ACCOUNTS.

         (a) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Insurer and the Derivative Contract Counterparty, the Payment Account as provided in Section 3.01 hereof.

         (b) All monies deposited from time to time in the Payment Account and the Certificate Distribution Account and all deposits therein pursuant to this Indenture (other than deposits of any gain or income on investments thereof) are for the benefit of the Noteholders and the Certificateholders. The funds in the Certificate Distribution Account and Payment Account shall be held uninvested.

         (c) On each Payment Date, the Indenture Trustee as Paying Agent, in accordance with the statement for such Payment Date provided by the Securities Administrator pursuant to Section 7.05, shall be entitled to withdraw from the Payment Account the all amounts reimbursable by the Issuer or from the Payment Account to the Indenture Trustee or the Securities Administrator pursuant to any provision of any Basic Document, and shall, first, pay the Note Insurance Policy Premium Amount to the Note Insurer (provided, that no amounts payable to the Note Insurer shall be from Group VI Available Funds), and, second, distribute all remaining amounts on deposit in the Payment Account to the Noteholders in respect of the Notes and to such other persons in the order of priority set forth in Section 3.05, 3.06 and 3.07 hereof (except as otherwise provided in Section 5.04(b) hereof).

         (d) The Indenture Trustee shall not invest any funds in the Payment Account.

         Section 8.03 OFFICER'S CERTIFICATE. The Indenture Trustee shall receive at least seven Business Days' notice when requested by the Issuer to take any action pursuant to Section 8.05(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

         Section 8.04 TERMINATION UPON DISTRIBUTION TO NOTEHOLDERS. This Indenture and the respective obligations and responsibilities of the Issuer, the Securities Administrator and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Insurer, the Note Insurer, the Certificate Paying Agent on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         Section 8.05 RELEASE OF TRUST ESTATE.

         (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any repurchase by the RMBS Servicer of a Mortgage Loan pursuant to Section 3.18 of the related Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in
Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

         (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums then due and unpaid to the Indenture Trustee, the Securities Administrator and the RMBS Master Servicer pursuant to this Indenture have been paid and (iii) all sums due to the Insurer and the Note Insurer have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

         (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied, and a letter from the Insurer stating that the Insurer has no objection to such request from the Issuer, except as otherwise provided in clause (a).

         Section 8.06 SURRENDER OF NOTES UPON FINAL PAYMENT. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

         Section 8.07 OPTIONAL REDEMPTION OF THE NOTES.

         (a) The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III, Loan Group IV and Loan Group V and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class M, Class B, Class V-M, Class V-B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the Note Insurer is reimbursed for all payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the Note Insurer is reimbursed for any payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II-C, Group II-NC, Loan Group III and Loan Group IV and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class M, Class B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II-C, Group II-NC, Group III and Group IV Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the Note Insurer is reimbursed for all payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the Note Insurer is reimbursed for any payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption; and provided, further, that no such optional termination may be exercised unless an opinion has been rendered by nationally recognized tax counsel that such optional termination will not adversely affect the characterization as indebtedness of any class of Notes currently outstanding. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group V and thereby redeem the Class V-A, Class V-M, Class V-B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the Group V Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the
Note Insurer is reimbursed for all payments made by the Note Insurer under the
Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the
Note Insurer is reimbursed for any payments made by the Note Insurer under the
Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption; and provided, further, that no such optional termination may be exercised unless an opinion has been rendered by nationally recognized tax counsel that such optional termination will not adversely affect the characterization as indebtedness of any class of Notes currently outstanding.

         (b) The Majority Certificateholder shall have the option to purchase the HELOC Mortgage Loans and thereby redeem the Class VI-A Notes on any Payment Date on or after the Payment Date on which the Note Principal Balance of the Class VI-A Notes declines to 10% or less of the Note Principal Balance of the Class VI-A Notes on the Closing Date. If the Majority Certificateholder fails to exercise this right, the Insurer may purchase the HELOC Mortgage Loans 60 days after the Payment Date on which the Note Principal Balance of the Class VI-A Notes declines to 10% or less of the Note Principal Balance of the Class VI-A Notes on the Closing Date.

         (c) The aggregate redemption price (the "Redemption Price") for the Notes in connection with any termination pursuant to clause (a) above will be equal to 100% of the aggregate outstanding Note Principal Balance of the related Notes plus and accrued and unpaid interest thereon (including any related Unpaid Interest Shortfall, Net WAC Shortfall Carry-Forward Amount and Basis Risk Shortfall Carry-Forward Amount) at the Note Interest Rate through the date on which the Notes are redeemed in full together with all amounts due and owing to the RMBS Master Servicer, the Securities Administrator, the Indenture Trustee, and the Note Insurer under this Indenture, the Note Insurance Policy or any other applicable Basic Document (which amounts shall be specified in writing upon request of the Issuer by the Indenture Trustee, the Securities Administrator, the related Servicer, the RMBS Master Servicer or the Note Insurer, as applicable).

         (d) The aggregate redemption price (the "Class VI-A Redemption Price") for the Notes in connection with any termination pursuant to clause (b) above will be equal to 100% of the aggregate outstanding Note Principal Balance of the related Notes plus and accrued and unpaid interest thereon (including any related Unpaid Interest Shortfall, Net WAC Shortfall Carry-Forward Amount and Basis Risk Shortfall Carry-Forward Amount) at the Note Interest Rate through the date on which the Notes are redeemed in full together with all amounts due and owing to the applicable Servicer, the Securities Administrator, the Indenture Trustee and the Insurer under this Indenture, the Insurance Policy or any other applicable Basic Document (which amounts shall be specified in writing upon request of the Issuer by the Indenture Trustee, the Securities Administrator, the related Servicer or the Insurer, as applicable).

         (e) In order to exercise the foregoing option with respect to the Notes other than the Class VI-A Notes, the Majority Certificateholder shall provide written notice of its exercise of such option and the Redemption Price to the Indenture Trustee, the Securities Administrator, the Issuer, the Owner Trustee, the RMBS Master Servicer and the applicable Servicer at least 15 days prior to its exercise. Following receipt of the notice, the Indenture Trustee shall provide written notice to the applicable Noteholders of the final payment on the applicable Notes. In addition, the Majority Certificateholder shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the Redemption Price specified in (c) above with the Indenture Trustee, who shall deposit the Redemption Price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Sections 3.05 or 3.06, as applicable, hereof and payment to the Indenture Trustee and the RMBS Master Servicer as set forth in (c) above and payments in full to the Note Insurer for all amounts owing under the Note Insurance Policy, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Majority Certificateholder is not sufficient to make such redemption or as the Indenture Trustee is notified such redemption cannot be completed for any reason, (a) the amount so deposited by the Majority Certificateholder with the Indenture Trustee shall be immediately returned to the Majority Certificateholder in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate and (b) the Note Principal Balance of the applicable Notes shall continue to bear interest at the related Note Interest Rate.

         In order to exercise the foregoing option with respect to the Class VI-A Notes, the Majority Certificateholder shall provde written notice of its exercise of such option and the Owner Trustee, the HELOC Servicer and the HELOC Back-Up Servicer at least 15 days prior to its exercise. Following receipt of the notice, the Indenture Trustee shall provide written notice to the Class VI-A Noteholders of the final payment on the Class VI-A Notes. In addition, the Majority Certificateholder shall, not less than one Business Day prior to the Proposed Payment Date on which such redemption is to be made, deposit the Class VI-A Redemption Price specified in (e) above with the Indenture Trustee, who shall deposit the Class VI-A Redemption Price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section
3.07 hereof and payment to the Indenture Trustee and the HELOC Servicer as set forth in (e) above and payments in full to the Insurer for all amounts owing under the Insurance Policy, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Majority Certificateholder is not sufficient to make such redemption or as the Indenture Trustee is notified such redemption cannot be completed for any reason, (a) the amount so depoisted by the Majority Certificateholder with the Indenture Trustee shall be immediately returned to the Majority Certificateholder in full and shall not be used for any other purpose or be deemed to be part of th Trust Estate and (b) the Note Principal Balance of the Class VI-A Notes shall continue to bear interest at the related Note Interest Rate.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

         Section 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.

         (a) Without the consent of the Holders of any Notes but with prior written consent of the Insurer and the Note Insurer and prior notice to the Rating Agencies and the Owner Trustee, the Insurer, the Note Insurer, the Issuer, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                  (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                  (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes or the Insurer, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                  (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

                  (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Insurer and the Holders of the Notes as evidenced by an Opinion of Counsel;

                  (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI hereof; or

                  (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA as evidenced by an Opinion of Counsel;

PROVIDED, HOWEVER, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel as to the enforceability of any such indenture supplement, and that, except for indenture supplements entered into for the purposes described in (v) and (viii) above, such indenture supplements shall not adversely affect in any material respect the interests of any Noteholder and to the effect that (i) such indenture supplement is permitted hereunder and (ii) entering into such indenture supplement will not result in a "substantial modification" of the Notes under Treasury Regulation Section 1.1001-3 or adversely affect the status of the Notes as indebtedness for federal income tax purposes.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes but with the prior written consent of the Insurer, the
Note Insurer and prior notice to the Rating Agencies, the Note Insurer and the Insurer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; PROVIDED, HOWEVER, that such action as evidenced by an Opinion of Counsel, (i) is permitted by this Indenture, (ii) shall not adversely affect in any material respect the interests of any Noteholder and (iii) if 100% of the Certificates and the Retained Notes (to the extent that such Retained Notes have not received a "will be debt" opinion) are not owned by American Home Mortgage Acceptance Inc., cause the Issuer to be subject to an entity level tax for federal income tax purposes.

         Section 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. The Issuer, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and, with the prior written consent of the Insurer and the Note Insurer and with the consent of the Holders of not less than a majority of the Note Principal Balance of each Class of Notes affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders, or the Insurer pursuant to Section 4.12 hereof, delivered to the Issuer, the Securities Administrator and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

                  (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate and to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

                  (ii) reduce the percentage of the Note Principal Balances of the Notes, or any Class of Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

                  (iv) reduce the percentage of the Note Principal Balances of the Notes, or any Class of Notes, required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

                  (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

                  (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

                  (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

and PROVIDED, FURTHER, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer (if 100% of the Certificates and the Retained Notes (to the extent that such Retained Notes have not received a "will be debt" opinion) are not owned by American Home Mortgage Acceptance Inc.) to be subject to an entity level tax for federal income tax purposes.

         Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee.

         It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer, the Securities Administrator and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Owner Trustee and the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article VI or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         Section 9.04 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture and the Notes for any and all purposes.

         Section 9.05 CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

         Section 9.06 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.01 COMPLIANCE CERTIFICATES AND OPINIONS, ETC. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

         (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

         (5) if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent".

         (a) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuer of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

         (b) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Principal Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

         (c) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

         (d) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

         Section 10.02 FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         Section 10.03 ACTS OF NOTEHOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03 hereof.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Registrar.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 10.04 NOTICES ETC., TO INDENTURE TRUSTEE, ISSUER, SECURITIES ADMINISTRATOR, NOTE INSURER, INSURER AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

         (a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. All notices to the Indenture Trustee shall be deemed effective only upon actual receipt. The Indenture Trustee shall promptly transmit any material notice received by it from the Noteholders to the Issuer and the Insurer; or

         (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Issuer addressed to:
American Home Mortgage Investment Trust 2005-2, in care of M&T Trust Company of Delaware, City of Wilmington, County of New Castle, State of Delaware at 1220 North Market Street, Suite 202, Wilmington , DE 19801, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Insurer; or

         (c) the Securities Administrator by the Indenture Trustee, any Noteholder or by the Issuer shall be sufficient if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Securities Administrator addressed to: P.O. Box 98, Columbia, MD 21046 or for overnight deliveries, 9062 Old Annapolis Road, Columbia, MD, 21045, Attention: AHM 2005-2, or at any other address previously furnished in writing to the Indenture Trustee by the Securities Administrator. The Securities Administrator shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, the Issuer and the Insurer; or

         (d) the Insurer by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid, or personally delivered or telecopied to:
Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017,
Attention: Research and Risk Management and via electronic mail to SFSurveillance@fgic.com. The Insurer shall promptly transmit any notice received by it from the Issuer, the Indenture Trustee or the Noteholders to the Issuer or Indenture Trustee as the case may be;

         (e) Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, mailed first-class postage pre-paid, (i) to Standard & Poor's, at the following address: Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department; and (ii) to Moody's, at the following address: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties; or

         (f) the Note Insurer by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage pre-paid, or personally delivered or telecopied to:
Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004,
Attention: Consumer Asset-Backed Securities Group, Telephone: (212) 208-3394,
Telecopier: (212) 363-1459. The Note Insurer shall promptly transmit any notice received by it from the Issuer, the Indenture Trustee or the Noteholders to the Issuer or Indenture Trustee, as the case may be.

         Section 10.05 NOTICES TO NOTEHOLDERS; WAIVER. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

         Section 10.06 CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         Section 10.07 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 10.08 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

         Section 10.09 SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.10 BENEFITS OF INDENTURE. The Insurer and the Note Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture. To the extent that this Indenture confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of this Indenture, the Insurer and the Note Insurer may enforce any such right, remedy or claim conferred, given or granted hereunder. Nothing in this Indenture or in the, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, the Note Insurer and the Insurer, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 10.11 LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         Section 10.12 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS EXCEPT SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAWS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         The parties to this Indenture each hereby irrevocably submits to the non exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, this Indenture or the transactions contemplated hereby, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 10.13 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 10.14 RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         Section 10.15 ISSUER OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

         Section 10.16 NO PETITION. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents, provided, however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim.

         Section 10.17 INSPECTION. The Issuer agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, the Note Insurer and the Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee, the Note Insurer and the Insurer shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law, regulation, administrative or regulatory authority (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee, the Note Insurer or the Insurer may reasonably determine that such disclosure is consistent with its obligations hereunder, provided, however, that the Indenture Trustee may disclose such information, on a confidential basis, to its agents, attorneys and auditors in connection with the performance of its responsibilities under this Indenture.

                                   ARTICLE XI

                   CERTAIN MATTERS REGARDING THE NOTE INSURER

         Section 11.01 RIGHTS OF THE NOTE INSURER TO EXERCISE THE RIGHTS OF THE CLASS V-A-4 D NOTES. By accepting its Note, each Class V-A-4-D Noteholder agrees that unless an Note Insurer Default exists, the Note Insurer shall have the right to exercise all consent, voting, direction and other control rights of the Class V-A-4-D Noteholders under this Indenture without any further consent of the Class V-A-4-D Noteholders.

         Section 11.02 CLAIMS UPON THE NOTE INSURANCE POLICY; INSURANCE ACCOUNT.

         (a) If the Securities Administrator determines that (i) the funds that will be on deposit in the Securities Administrator Collection Account on the third Business Day prior to the related Payment Date, to the extent payable to the Class V-A-4-D Noteholders pursuant to Section 3.06, are insufficient to pay the Accrued Bond Interest on the Class V-A-4-D Notes for such Payment Date, net of any Prepayment Interest Shortfalls, Relief Act Shortfalls, any interest shortfalls during the Funding Period caused by limited interest earnings on the Group V Pre-Funding Account or Net WAC Shortfalls allocated to the Class V-A-4-D Notes or (ii) the funds available in connection with an optional redemption of the Notes pursuant to Section 8.07 or on the Final Scheduled Payment Date will be insufficient to reduce the Note Principal Balance of the Class V-A-4-D Notes to zero, the Securities Administrator shall give notice by telephone or telecopy of the aggregate amount of such deficiency, confirmed in writing in the form set forth as Exhibit A to the endorsement of the Note Insurance Policy, to the Note Insurer at or before 12:00 noon, New York City time, on the Business Day prior to such Payment Date. If, subsequent to such notice, and prior to payment by the
Note Insurer pursuant to such notice, additional amounts are deposited in the Securities Administrator Collection Account, the Securities Administrator shall reasonably promptly notify the Note Insurer and the Indenture Trustee and withdraw the notice or reduce the amount claimed, as appropriate.

         (b) The Indenture Trustee shall establish a separate special purpose non-interest bearing trust account for the benefit of Holders of the Class V-A-4-D Notes and the Note Insurer referred to herein as the "Insurance Account" over which the Indenture Trustee shall have exclusive control and sole right of withdrawal. The Indenture Trustee shall deposit any amount paid to it under the
Note Insurance Policy in the Insurance Account and distribute such amount only for purposes of payment to Holders of Class V-A-4-D Notes of the Class V-A-4-D Insured Amount for which a claim was made. Such amount may not be applied to satisfy any costs, expenses or liabilities of the Securities Administrator, the Indenture Trustee or the Trust Estate. Amounts paid under the Note Insurance Policy shall be transferred to the Payment Account in accordance with the next succeeding paragraph and disbursed by the Indenture Trustee to Holders of Class V-A-4-D Notes in accordance with Section 3.06 or Section 8.04, as applicable. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Class V-A-4-D Insured Amount with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Class V-A-4-D Notes to be paid from funds transferred from the Insurance Account shall be noted as provided in paragraph (c) below and in the statement to be furnished to Holders of the Notes and Certificates pursuant to Section 7.05. Funds held in the Insurance Account shall be held uninvested by the Indenture Trustee.

         On any Payment Date with respect to which a claim has been made under the Note Insurance Policy, the amount of any funds received by the Indenture Trustee as a result of any claim under the Note Insurance Policy, to the extent required to pay the Class V-A-4-D Insured Amount on such Payment Date, shall be withdrawn by the Indenture Trustee from the Insurance Account and deposited in the Payment Account and applied by the Indenture Trustee, together with the other funds to be distributed to the Class V-A-4-D Noteholders pursuant to
Section 3.06, directly to the payment in full of the Insured Amount due on the Class V-A-4-D Notes. Any funds remaining in the Insurance Account on the first Business Day following a Payment Date shall be remitted by the Indenture Trustee to the Note Insurer, pursuant to the written instructions of the Note Insurer, by the end of such Business Day.

         (c) The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid into the Insurance Account in respect of any Class V-A-4-D Notes from moneys received by the Indenture Trustee under the Note Insurance Policy. The Note Insurer shall have the right to inspect such records at reasonable times during normal business hours upon two Business Day's prior written notice to the Indenture Trustee.

         Section 11.03 EFFECT OF PAYMENTS BY THE NOTE INSURER; SUBROGATION. Anything herein to the contrary notwithstanding, for purposes of this Section 11.03, any payment with respect to principal of or interest on the Class V-A-4-D Notes which is made with monies received pursuant to the terms of the Note Insurance Policy shall not be considered payment of the Class V-A-4-D Notes from the Trust Estate. The Securities Administrator and the Indenture Trustee acknowledge, and each Holder by its acceptance of a Class V-A-4-D Note agrees, that without the need for any further action on the part of the Note Insurer, the Securities Administrator, the Indenture Trustee or the Certificate Registrar, to the extent the Note Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class V-A-4-D Notes to the Holders of such Notes, the Note Insurer will be fully subrogated to, and each Class V-A-4-D Noteholder and the Indenture Trustee hereby delegate and assign to the Note Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Estate; provided that the Note Insurer shall be paid such amounts only from the sources and in the manner explicitly provided for herein.

           The Indenture Trustee and the Securities Administrator shall cooperate in all respects with any reasonable request by the Note Insurer for action to preserve or enforce the Note Insurer's rights or interests under this Indenture without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

         Section 11.04 NOTICES AND INFORMATION TO THE NOTE INSURER. All notices, statements, reports, certificates or opinions required by this Indenture to be sent or made available to any other party hereto or to the Noteholders or Certificateholders shall also be sent or made available to the Note Insurer.

         Section 11.05 TRUSTEE TO HOLD NOTE INSURANCE POLICY. The Indenture Trustee will hold the Note Insurance Policy in trust as agent for the Class V-A-4-D Noteholders for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Note Insurance Policy, nor the amounts paid on the Note Insurance Policy will constitute part of the Trust Estate. Each Class V-A-4-D Noteholder, by accepting its Note, appoints the Indenture Trustee as attorney-in-fact for the purpose of making claims on the Note Insurance Policy. The Indenture Trustee shall surrender the Note Insurance Policy to the Note Insurer for cancellation upon the expiration of the term of the Note Insurance Policy as provided in the Note Insurance Policy following the retirement of the Class V-A-4-D Notes.

         IN WITNESS WHEREOF, the Issuer, the Securities Administrator and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                            AMERICAN HOME MORTGAGE INVESTMENT
                                            TRUST 2005-2, as Issuer M&T Trust
                                            Company of Delaware, not in its
                                            individual capacity but solely as
                                            Owner Trustee

                                            By: /s/ Robert D. Brown
                                                --------------------------------
                                            Name:   Robert D. Brown
                                            Title:  Vice President


                                            WELLS FARGO BANK, N.A., as
                                            Securities Administrator


                                            By: /s/ Peter A. Gobell
                                                --------------------------------
                                            Name:   Peter A. Gobell
                                            Title:  Vice President


                                            DEUTSCHE BANK, NATIONAL TRUST
                                            COMPANY, not in its individual
                                            capacity but solely as Indenture
                                            Trustee


                                            By: /s/ Nicholas Gisler
                                                --------------------------------
                                            Name:   Nicholas Gisler
                                            Title:  Associate



                                            By: /s/ Ronaldo Reyes
                                                --------------------------------
                                            Name:   Ronaldo Reyes
                                            Title:  Vice President

STATE OF _____________  )
                        ) ss.:
COUNTY OF ____________  )

         On this _____ day of June, 2005, before me personally appeared _____________________ to me known, who being by me duly sworn, did depose and say, that he is the ___________________ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

                                                     Notary Public



                                                     NOTARY PUBLIC


[NOTARIAL SEAL]

STATE OF _____________  )
                        ) ss.:
COUNTY OF ____________  )

         On this _____ day of June, 2005, before me personally appeared _____________________ to me known, who being by me duly sworn, did depose and say, that he is the ___________________ of the Securities Administrator, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

                                                        Notary Public



                                                        NOTARY PUBLIC


[NOTARIAL SEAL]

STATE OF _____________  )
                        ) ss.:
COUNTY OF ____________  )

         On this ____ day of June, 2005, before me personally appeared ____________________ to me known, who being by me duly sworn, did depose and say, that she is a(n) ________________ of the Owner Trustee, one of the entities described in and which executed the above instrument; and that she signed her name thereto by like order.

                                                        Notary Public


                                                        NOTARY PUBLIC

[NOTARIAL SEAL]

                                   EXHIBIT A-1

                              CLASS [__-A-__] NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-2
                      MORTGAGE-BACKED NOTES, SERIES 2005-2
                                 CLASS [__-A-__]


AGGREGATE NOTE PRINCIPAL                            NOTE INTEREST
BALANCE: $[________________]                        RATE: [Adjustable Rate][__%]

INITIAL NOTE PRINCIPAL                              NOTE NO.  1
BALANCE OF THIS NOTE: $[_____________]

PERCENTAGE INTEREST: 100%                           CUSIP NO: [_______________]

                  American Home Mortgage Investment Trust 2005-2 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to [____________]. or registered assigns, the principal sum of $[____________________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in July 2005 and ending on or before the Payment Date occurring in _____________ (the "Final Scheduled Payment Date") and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2005-2 (the "Notes"), issued under an Indenture dated as of June 22, 2005 (the "Indenture"), between the Issuer, Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee") and Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Securities Administrator and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal [and reduced by the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates, and increased by any Subsequent Recoveries allocated to such Note.]

         [Financial Guaranty Insurance Company (the "Insurer"), in consideration of the payment of the premium and subject to the terms of the note guaranty insurance policy (the "Insurance Policy") issued thereby, has unconditionally and irrevocably guaranteed the payment of an amount equal to the Insured Payment with respect to the Class VI-A Notes with respect to each Payment Date.]

[Ambac Assurance Corporation (the "Note Insurer"), in consideration of the payment of the premium and subject to the terms of the certificate guaranty insurance policy (the "Note Insurance Policy") issued thereby, has unconditionally and irrevocably guaranteed the payment of the Class V-A-4-D Insured Amount with respect to the Class V-A-4-D Notes with respect to each Payment Date. Such Note Insurance Policy will not cover any Prepayment Interest Shortfalls, Relief Act Shortfalls, any interest shortfalls during the Funding Period caused by limited interest earnings on the Group V Pre-Funding Account or Net WAC Shortfall Carry-Forward Amount.]

         [Pursuant to the Indenture, unless a Note Insurer Default (as defined in the Indenture) exists (i) the Note Insurer shall be deemed to be the holder of the Class V-A-4-D Notes for certain purposes specified in the Indenture (other than with respect to payment on the Class V-A-4-D Notes), and will be entitled to exercise all rights of the Notedholders thereunder, including the rights of Noteholders relating to the occurrence of, and the remedies with respect to, an Event of Default, without the consent of such Noteholders, and
(ii) the Indenture Trustee may take actions which would otherwise be at its option or within its discretion, including actions relating to the occurrence of, and the remedies with respect to, an Event of Default, only at the direction, or with the consent, of the Note Insurer.]

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class [__-A-__] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II-C, Group II-NC, Loan Group III, Loan Group IV and Loan Group V and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class M, Class B, Class V-M, Class V-B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the Note Insurer is reimbursed for all payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the Note Insurer is reimbursed for any payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption.] [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II-C, Group II-NC, Loan Group III and Loan Group IV and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class M, Class B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II-C, Group II-NC, Group III and Group IV Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the Note Insurer is reimbursed for all payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the Note Insurer is reimbursed for any payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption; and provided, further, that no such optional termination may be exercised unless an opinion has been rendered by nationally recognized tax counsel that such optional termination will not adversely affect the characterization as indebtedness of any class of Notes currently outstanding.] [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group V and thereby redeem the Class V-A, Class V-M, Class V-B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the Group V Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the
Note Insurer is reimbursed for all payments made by the Note Insurer under the
Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the
Note Insurer is reimbursed for any payments made by the Note Insurer under the
Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption; and provided, further, that no such optional termination may be exercised unless an opinion has been rendered by nationally recognized tax counsel that such optional termination will not adversely affect the characterization as indebtedness of any class of Notes currently outstanding.] [The Majority Certificateholder shall have the option to purchase the HELOC Mortgage Loans and thereby redeem the Class VI-A Notes on any Payment Date on or after the Payment Date on which the Note Principal Balance of the Class VI-A Notes declines to 10% or less of the Note Principal Balance of the Class VI-A Notes on the Closing Date. If the Majority Certificateholder fails to exercise this right, the Insurer may purchase the HELOC Mortgage Loans 60 days after the Payment Date on which the Note Principal Balance of the Class VI-A Notes declines to 10% or less of the Note Principal Balance of the Class VI-A Notes on the Closing Date.]

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class [__-A-__] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Securities Administrator, the RMBS Master Servicer, any Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Class [__-A-__] Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office or agency designated by the Indenture Trustee and maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

         The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

         The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the RMBS Master Servicer or any servicer, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the RMBS Master Servicer or any servicer to any obligation in addition to those undertaken in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by M&T Trust Company of Delaware, not in its individual capacity but solely as Owner Trustee.

Dated: June 22, 2005

                                              AMERICAN HOME MORTGAGE
                                              INVESTMENT TRUST 2005-2

                                              BY: M&T TRUST COMPANY OF DELAWARE,
                                                  not in its individual capacity
                                                  but solely in its capacity as
                                                  Owner Trustee


                                              By:
                                                  ------------------------------
                                                  Authorized Signatory


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class [__-A-__] Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee



By:
    ------------------------
    Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

           TEN COM       --  as tenants in common
           TEN ENT       --  as tenants by the entireties
           JT TEN        --  as joint tenants with right of survivorship and not
                             as tenants in common
      UNIF GIFT MIN ACT  --  __________ Custodian ______________________________
                               (Cust)                          (Minor)

                             under Uniform Gifts to Minor Act __________________
                                                                    (State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND
                                 TRANSFERS UNTO

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                                    ASSIGNEE:



  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


_____________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________       _____________________________________________

Signature Guaranteed by _____________________________________________

         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                   EXHIBIT A-2
                             CLASS [[__-]M-__] NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS [__A-__] NOTES AND [CLASS [[__-]M-__]] NOTES AS DESCRIBED IN THE INDENTURE.

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

[NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A U.S. PERSON OR CORPORATION UNDER U.S. LAW.

NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR HAS RECEIVED PROOF OF THE TRANSFEREE'S STATUS AS A REIT OR AS A QUALIFIED REIT SUBSIDIARY, WITHIN THE MEANING OF SECTION 856(a) OR SECTION 856(i) OF THE CODE, RESPECTIVELY.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.05 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS NOTE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR (ii) IF THIS NOTE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OF NOTES, OPERATION OF TRUST AND MANAGEMENT OF TRUST ASSETS ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE SELLER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR, THE RMBS MASTER SERVICER, THE HELOC BACK-UP SERVICER, THE RMBS SERVICER OR THE HELOC SERVICER TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE SELLER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR, THE RMBS MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE HELOC BACK-UP SERVICER, THE RMBS SERVICER OR THE HELOC SERVICER.]

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-2
                      MORTGAGE-BACKED NOTES, SERIES 2005-2
                                CLASS [[__-]M-__]

AGGREGATE NOTE PRINCIPAL                                   NOTE INTEREST
BALANCE: $[______________]                                 RATE: Adjustable Rate

INITIAL NOTE PRINCIPAL                                     NOTE NO.  1
BALANCE OF THIS NOTE: $[_____________]

PERCENTAGE INTEREST: 100%                                  CUSIP NO:

         American Home Mortgage Investment Trust 2005-2 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to [____________] or registered assigns, the principal sum of $[______________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in July 2005 and ending on or before the Payment Date occurring in _________________ (the "Final Scheduled Payment Date") and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2005-2 (the "Notes"), issued under an Indenture dated as of June 22, 2005 (the "Indenture"), between the Issuer, Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee") and Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Securities Administrator and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates, and increased by any Subsequent Recoveries allocated to such Note.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class [[__-]M-__] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II-C, Group II-NC, Loan Group III, Loan Group IV and Loan Group V and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class M, Class B, Class V-M, Class V-B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the Note Insurer is reimbursed for all payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the Note Insurer is reimbursed for any payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption.] [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II-C, Group II-NC, Loan Group III and Loan Group IV and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class M, Class B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II-C, Group II-NC, Group III and Group IV Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the Note Insurer is reimbursed for all payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the Note Insurer is reimbursed for any payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption; and provided, further, that no such optional termination may be exercised unless an opinion has been rendered by nationally recognized tax counsel that such optional termination will not adversely affect the characterization as indebtedness of any class of Notes currently outstanding.] [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group V and thereby redeem the Class V-A, Class V-M, Class V-B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the Group V Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the
Note Insurer is reimbursed for all payments made by the Note Insurer under the
Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the
Note Insurer is reimbursed for any payments made by the Note Insurer under the
Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption; and provided, further, that no such optional termination may be exercised unless an opinion has been rendered by nationally recognized tax counsel that such optional termination will not adversely affect the characterization as indebtedness of any class of Notes currently outstanding.]

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class [[__-]M-__] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Securities Administrator, the Seller, the RMBS Master Servicer, any Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure Class [[__-]M-__] Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office or agency designated by the Indenture Trustee and maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

         The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

         [The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the RMBS Master Servicer or any servicer, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the RMBS Master Servicer or any servicer to any obligation in addition to those undertaken in the Indenture.]

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         [Initially, the Notes will be registered in the name of ____________- ] [Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth.] The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         [No transfer, sale, pledge or other disposition of a Non-Offered Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Note Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) (a) an investment letter in substantially the form attached to the Indenture as Exhibit K (or in such form and substance reasonably satisfactory to the Note Registrar and the Depositor) which investment letter shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor and which investment letter states that, among other things, such transferee (1) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (2) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor and (b) either (1) the transferee executes a representation letter, substantially in the form of Exhibit M hereto, and the transferor executes a representation letter, substantially in the form of Exhibit N hereto, each acceptable to and in form and substance satisfactory to the Note Registrar certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor or (2) an Opinion of Counsel has been rendered by nationally recognized tax counsel stating that such Notes will be treated as debt for federal income tax purposes and (B) the Certificate of Non-Foreign Status (in substantially the form attached to the Indenture as Exhibit L) acceptable to and in form and substance reasonably satisfactory to the Note Registrar, which certificate shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor. The Holder of a Non-Offered Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of Non-Offered Notes or any interest therein shall be made to any Person unless the Depositor, the Owner Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer and the Seller are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Owner Trustee, the Indenture Trustee and the Note Registrar that the purchase of Non-Offered Notes is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer or the Seller to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer or the Seller. In lieu of such Opinion of Counsel, a Person may provide a certification in the form of Exhibit G to the Indenture, which the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer and the Seller may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Note by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets of any Plan) and the Owner Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

         No person shall become a Non-Offered Noteholder, so long as any Notes are Outstanding, until it shall establish its status as a real estate investment trust ("REIT") or as a "qualified REIT subsidiary" ("QRS") within the meaning of
Section 856(a) or Section 856(i) of the Code, respectively, by submitting to the Note Registrar and the Transferee Certificate set forth in Exhibit H to the Indenture.

         No offer, sale, transfer, pledge, hypothecation or other disposition (including any pledge, sale or transfer under a repurchase transaction or securities loan) of any Non-Offered Note shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Note Registrar (i) an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be no longer be treated for federal income tax purposes as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code and (ii) a certificate that stating that any Non-Offered Notes may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Note Registrar and the Indenture Trustee substantially in the form attached as Exhibit I to the Indenture certifying to such effect. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Non-Offered Notes to the Depositor.]

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by M&T Trust Company of Delaware, not in its individual capacity but solely as Owner Trustee.

Dated: June 22, 2005

                                             AMERICAN HOME MORTGAGE INVESTMENT
                                             TRUST 2005-2

                                             BY: WILMINGTON TRUST COMPANY, not
                                                 in its individual capacity but
                                                 solely in its capacity as Owner
                                                 Trustee


                                             By:
                                                 -------------------------------
                                                 Authorized Signatory


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class [[__-]M-__] Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee



By:
    ------------------------
    Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

           TEN COM       --  as tenants in common
           TEN ENT       --  as tenants by the entireties
           JT TEN        --  as joint tenants with right of survivorship and not
                             as tenants in common
      UNIF GIFT MIN ACT  --  __________ Custodian ______________________________
                               (Cust)                          (Minor)

                             under Uniform Gifts to Minor Act __________________
                                                                    (State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND
                                 TRANSFERS UNTO

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                                    ASSIGNEE:



  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


_____________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: __________________________    ___________________________________________

Signature Guaranteed by ________________________________________________________

         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                   EXHIBIT A-3
                               CLASS [[V-]B] NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS [__A-__] NOTES AND CLASS [[__-]M-__] NOTES AS DESCRIBED IN THE INDENTURE.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A U.S. PERSON OR CORPORATION UNDER U.S. LAW.

NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR HAS RECEIVED PROOF OF THE TRANSFEREE'S STATUS AS A REIT OR AS A QUALIFIED REIT SUBSIDIARY, WITHIN THE MEANING OF SECTION 856(a) OR SECTION 856(i) OF THE CODE, RESPECTIVELY.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.05 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS NOTE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR (ii) IF THIS NOTE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OF NOTES, OPERATION OF TRUST AND MANAGEMENT OF TRUST ASSETS ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE SELLER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR, THE RMBS MASTER SERVICER, THE HELOC BACK-UP SERVICER, THE RMBS SERVICER OR THE HELOC SERVICER TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE SELLER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR, THE RMBS MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE HELOC BACK-UP SERVICER, THE RMBS SERVICER OR THE HELOC SERVICER.

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-2
                      MORTGAGE-BACKED NOTES, SERIES 2005-2
                                  CLASS [[V-]B]

AGGREGATE NOTE PRINCIPAL                        NOTE INTEREST
BALANCE: $[______________]                      RATE: [Adjustable Rate] [0.000%]

INITIAL NOTE PRINCIPAL                          NOTE NO.  1
BALANCE OF THIS NOTE: $[_____________]

PERCENTAGE INTEREST: 100%                       CUSIP NO:

         American Home Mortgage Investment Trust 2005-2 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to [____________] or registered assigns, the principal sum of $[______________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in July 2005 and ending on or before the Payment Date occurring in ______________ (the "Final Scheduled Payment Date") [and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.]

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2005-2 (the "Notes"), issued under an Indenture dated as of June 22, 2005 (the "Indenture"), between the Issuer, Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee") and Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal [and interest] on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates, and increased by any Subsequent Recoveries allocated to such Note.

         The principal of[, and interest on,] this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class [[V-]B] Notes as described above, and shall be applied as between [interest and ]principal as provided in the Indenture.

         All principal [and interest accrued] on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III, Loan Group IV and Loan Group V and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class M, Class B, Class V-M, Class V-B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the Note Insurer is reimbursed for all payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the Note Insurer is reimbursed for any payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption.] [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II-C, Group II-NC, Loan Group III and Loan Group IV and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class M, Class B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II-C, Group II-NC, Group III and Group IV Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the Note Insurer is reimbursed for all payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the Note Insurer is reimbursed for any payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption; and provided, further, that no such optional termination may be exercised unless an opinion has been rendered by nationally recognized tax counsel that such optional termination will not adversely affect the characterization as indebtedness of any class of Notes currently outstanding.] [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group V and thereby redeem the Class V-A, Class V-M, Class V-B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the Group V Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the
Note Insurer is reimbursed for all payments made by the Note Insurer under the
Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the
Note Insurer is reimbursed for any payments made by the Note Insurer under the
Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption; and provided, further, that no such optional termination may be exercised unless an opinion has been rendered by nationally recognized tax counsel that such optional termination will not adversely affect the characterization as indebtedness of any class of Notes currently outstanding.]

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class [[V-]B] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Securities Administrator, the Seller, the RMBS Master Servicer, any Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Class [[V-]B] Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

         Any payment of principal [or interest] payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal [and interest] payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal [or interest], other than the final installment of principal [or interest], shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office or agency designated by the Indenture Trustee and maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal [and interest] that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note[, together with accrued and unpaid interest thereon as described in the Indenture]. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of [and interest] on the Notes as if they had not been declared due and payable.

         [The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.]

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments [and interest] of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of [or interest] on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         Initially, the Notes will be registered in the name of ____________. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         No transfer, sale, pledge or other disposition of a Non-Offered Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Note Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) (a) an investment letter in substantially the form attached to the Indenture as Exhibit K (or in such form and substance reasonably satisfactory to the Note Registrar and the Depositor) which investment letter shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor and which investment letter states that, among other things, such transferee (1) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (2) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor and (b) either (1) the transferee executes a representation letter, substantially in the form of Exhibit M hereto, and the transferor executes a representation letter, substantially in the form of Exhibit N hereto, each acceptable to and in form and substance satisfactory to the Note Registrar certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor or (2) an Opinion of Counsel has been rendered by nationally recognized tax counsel stating that such Notes will be treated as debt for federal income tax purposes and (B) the Certificate of Non-Foreign Status (in substantially the form attached to the Indenture as Exhibit L) acceptable to and in form and substance reasonably satisfactory to the Note Registrar, which certificate shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor. The Holder of a Non-Offered Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of Non-Offered Notes or any interest therein shall be made to any Person unless the Depositor, the Owner Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer and the Seller are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Owner Trustee, the Indenture Trustee and the Note Registrar that the purchase of Non-Offered Notes is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer or the Seller to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer or the Seller. In lieu of such Opinion of Counsel, a Person may provide a certification in the form of Exhibit G to the Indenture, which the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer and the Seller may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Note by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets of any Plan) and the Owner Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

         No person shall become a Non-Offered Noteholder, so long as any Notes are Outstanding, until it shall establish its status as a real estate investment trust ("REIT") or as a "qualified REIT subsidiary" ("QRS") within the meaning of
Section 856(a) or Section 856(i) of the Code, respectively, by submitting to the Note Registrar and the Owner Trustee and the Transferee Certificate set forth in Exhibit H to the Indenture.

         No offer, sale, transfer, pledge, hypothecation or other disposition (including any pledge, sale or transfer under a repurchase transaction or securities loan) of any Non-Offered Note shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Note Registrar (i) an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be no longer be treated for federal income tax purposes as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code and (ii) a certificate that stating that any Non-Offered Notes may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Note Registrar, the Owner Trustee and the Indenture Trustee substantially in the form attached as Exhibit I to the Indenture certifying to such effect. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Non-Offered Notes to the Depositor.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of [or interest on,] or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by M&T Trust Company of Delaware, not in its individual capacity but solely as Owner Trustee.

Dated: June 22, 2005

                                             AMERICAN HOME MORTGAGE INVESTMENT
                                             TRUST 2005-2

                                             BY: WILMINGTON TRUST COMPANY, not
                                                 in its individual capacity but
                                                 solely in its capacity as Owner
                                                 Trustee



                                             By:
                                                 -------------------------------
                                                 Authorized Signatory


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class [[V-]B] Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY , as Indenture Trustee



By:
    ------------------------
    Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

           TEN COM       --  as tenants in common
           TEN ENT       --  as tenants by the entireties
           JT TEN        --  as joint tenants with right of survivorship and not
                             as tenants in common
      UNIF GIFT MIN ACT  --  __________ Custodian ______________________________
                               (Cust)                          (Minor)

                             under Uniform Gifts to Minor Act __________________
                                                                    (State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND
                                 TRANSFERS UNTO

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                                    ASSIGNEE:



  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


_____________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________________    _____________________________________________

Signature Guaranteed by ________________________________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                   EXHIBIT A-4

                                 CLASS N-_ NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M, CLASS B, CLASS V-M AND CLASS V-B NOTES AS DESCRIBED IN THE INDENTURE.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS NOTE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR (II) IF THIS NOTE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OF NOTES, OPERATION OF TRUST AND MANAGEMENT OF TRUST ASSETS ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE SELLER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR, THE RMBS MASTER SERVICER, THE HELOC BACK-UP SERVICER, THE RMBS SERVICER OR THE HELOC SERVICER TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE SELLER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR, THE RMBS MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE HELOC BACK-UP SERVICER, THE RMBS SERVICER OR THE HELOC SERVICER.

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2005-2
                      MORTGAGE-BACKED NOTES, SERIES 2005-2
                                    CLASS N-_

AGGREGATE NOTE PRINCIPAL                               NOTE INTEREST
BALANCE: $[_______________]                            RATE: [_____]%

INITIAL NOTE PRINCIPAL                                 NOTE NO.  1
BALANCE OF THIS NOTE: $[_____________]

PERCENTAGE INTEREST: 100%                              CUSIP NO: [_____________]

         American Home Mortgage Investment Trust 2005-2 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to [________] or registered assigns, the principal sum of $[_______________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in July 2005 and ending on or before the Payment Date occurring in _____________ (the "Final Scheduled Payment Date") and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2005-2 (the "Notes"), issued under an Indenture dated as of June 22, 2005 (the "Indenture"), between the Issuer, Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee") and Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         To the extent of remaining related Net Monthly Excess Cashflow, payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class N-_ Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III, Loan Group IV and Loan Group V and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class M, Class B, Class V-M, Class V-B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the Note Insurer is reimbursed for all payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the Note Insurer is reimbursed for any payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption.] [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III and Loan Group IV and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class M, Class B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II-C, Group II-NC, Group III and Group IV Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the Note Insurer is reimbursed for all payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the Note Insurer is reimbursed for any payments made by the Note Insurer under the Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption; and provided, further, that no such optional termination may be exercised unless an opinion has been rendered by nationally recognized tax counsel that such optional termination will not adversely affect the characterization as indebtedness of any class of Notes currently outstanding.] [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group V and thereby redeem the Class V-A, Class V-M, Class V-B and Class N Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the Group V Cut-off Date Balance; provided, however, that no such redemption shall occur unless (i) the
Note Insurer is reimbursed for all payments made by the Note Insurer under the
Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, to the extent not previously paid or reimbursed and (ii) the
Note Insurer is reimbursed for any payments made by the Note Insurer under the
Note Insurance Policy with respect to the Class V-A-4-D Notes, including interest thereon, as a result of such redemption; and provided, further, that no such optional termination may be exercised unless an opinion has been rendered by nationally recognized tax counsel that such optional termination will not adversely affect the characterization as indebtedness of any class of Notes currently outstanding.]

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class N-_ Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Securities Administrator, the Seller, the RMBS Master Servicer, any Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Class N-_ Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         Initially, the Notes will be registered in the name of ____________. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         [No transfer, sale, pledge or other disposition of a Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Certificate Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) (a) an investment letter in substantially the form attached to the Agreement as Exhibit C (or in such form and substance reasonably satisfactory to the Certificate Registrar and the Depositor) which investment letter shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor and which investment letter states that, among other things, such transferee (1) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (2) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor and (b) the transferee executes a representation letter, substantially in the form of Exhibit D to the Indenture, and the transferor executes a representation letter, substantially in the form of Exhibit E to the Indenture, each acceptable to and in form and substance satisfactory to the Indenture Trustee and the Depositor certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee and the Depositor, which certificate shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the Seller or the Depositor. The Holder of a Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Indenture Trustee, the Certificate Paying Agent, the Certificate Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

         [No transfer of Notes or any interest therein shall be made to any Person unless the Depositor, the Owner Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer and the Seller are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Owner Trustee, the Indenture Trustee and the Certificate Registrar that the purchase of Notes is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer or the Seller to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Trust Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer or the Seller. In lieu of such Opinion of Counsel, a Person may provide a certification in the form of Exhibit G to the Agreement, which the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Certificate Registrar, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Back-Up Servicer and the Seller may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Note by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets of any Plan) and the Owner Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.]

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by M&T Trust Company of Delaware, not in its individual capacity but solely as Owner Trustee.

Dated: June 22, 2005

                                             AMERICAN HOME MORTGAGE INVESTMENT
                                             TRUST 2005-2

                                             BY: WILMINGTON TRUST COMPANY, not
                                                 in its individual capacity but
                                                 solely in its capacity as Owner
                                                 Trustee


                                             By:
                                                 -------------------------------
                                                 Authorized Signatory


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class N-_ Notes referred to in the within-mentioned
Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee



By:
    -------------------------
    Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

           TEN COM       --  as tenants in common
           TEN ENT       --  as tenants by the entireties
           JT TEN        --  as joint tenants with right of survivorship and not
                             as tenants in common
      UNIF GIFT MIN ACT  --  __________ Custodian ______________________________
                               (Cust)                          (Minor)

                             under Uniform Gifts to Minor Act __________________
                                                                    (State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE


                                (FILED MANUALLY)

                                    EXHIBIT C

                              FORM OF CAP CONTRACT


                             [PROVIDED UPON REQUEST]

                                    EXHIBIT D

                            FORM OF CORRIDOR CONTRACT


                             [PROVIDED UPON REQUEST]

                                    EXHIBIT E

                            FORM OF INSURANCE POLICY


                             [PROVIDED UPON REQUEST]

                                    EXHIBIT F

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

         Pursuant to this Subsequent Transfer Instrument, dated [____________], 2005 (the "Instrument"), between American Home Mortgage Securities LLC, as seller (the "Company"), and Deutsche Bank National Trust Company, as indenture trustee of the American Home Mortgage Investment Trust 2005-2, Mortgage-Backed Notes, Series 2005-2, (the "Indenture Trustee"), on behalf of American Home Mortgage Investment Trust 2005-2 (the "Issuer"), as purchaser, and pursuant to the Indenture, dated as of June 22, 2005 (the "Indenture"), among the Issuer, the Indenture Trustee and Wells Fargo Bank, N.A., as the Securities Administrator, the Company and the Indenture Trustee agree to the sale by the Company and the purchase by the Indenture Trustee in trust, on behalf of the Trust, of the Group [__] Subsequent Mortgage Loans on the attached Schedule 1 of Mortgage Loans (the "Group [__] Subsequent Mortgage Loans").

         Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

         Section 1. Conveyance of Group [__] Subsequent Mortgage Loans; Acceptance of Mortgage Loans by the Indenture Trustee.

         (a) The Company does hereby sell, transfer, assign, set over and convey to the Indenture Trustee in trust, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Group [__] Subsequent Mortgage Loans, including all amounts due on the Group [__] Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Group I Subsequent Mortgage Loans to be delivered pursuant to Section 2. [__] of the Indenture; provided, however that the Company reserves and retains all right, title and interest in and to amounts due on the Group [__] Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Company, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Indenture Trustee each item set forth in Section 2.[__]of the Indenture. The transfer to the Indenture Trustee by the Company of the Group [__] Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Company, the [RMBS][HELOC] Master Servicer, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale by the Company to the Trust Fund.

         (b) The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Company, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated [_________], 2005, between the Company, as purchaser, and American Home Mortgage Acceptance Inc., as seller (the "Purchase Agreement").

         (c) The Indenture Trustee shall acknowledge receipt of, subject to the exceptions the Indenture Trustee notes pursuant to the procedures described in
Section 2.03 of the Indenture, the documents (or certified copies thereof) referred to in Section 2.1(b) of the Subsequent Mortgage Loan Purchase Agreement, and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate in trust for the use and benefit of all present and future Holders of the Notes.

         Additional terms of the sale are set forth on Attachment A hereto.

         Section 2. Representations and Warranties; Conditions Precedent.

         (a) The Company hereby confirms that each of the conditions and the representations and warranties set forth in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 2.12 and 2.13, as applicable, of the Indenture are satisfied as of the date hereof.

         (b) All terms and conditions of the Indenture are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Indenture.

         Section 3. Recordation of Instrument.

        To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the [RMBS][HELOC] Master Servicer at the Noteholders' expense on direction of the related Noteholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders or is necessary for the administration or servicing of the Group [__] Subsequent Mortgage Loans.

         Section 4. Governing Law.

        This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

         Section 5. COUNTERPARTS.

        This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

         Section 6. Successors and Assigns.

        This Instrument shall inure to the benefit of and be binding upon the Company and the Indenture Trustee and their respective successors and assigns.

AMERICAN HOME MORTGAGE SECURITIES LLC,
  as Seller


By:
    -----------------------------
Name:
Title:



DEUTSCHE BANK NATIONAL TRUST COMPANY,
  not in its individual capacity but solely as Indenture Trustee for the Trust.



By:
    -----------------------------
Name:
Title:

                                    EXHIBIT G

                             FORM OF ADDITION NOTICE


                                                                [Date]
Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046

    RE: Indenture, dated as of June 22, 2005 (the "Indenture"), between American Home Mortgage Investment Trust 2005-2, a Delaware business trust, as Issuer (the "Issuer"), Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee") and Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator"), relating to American Home Mortgage Investment Trust 2005-2, Mortgage-Backed Notes, Series 2005-2, Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Subsequent Transfer
         -----------------------------------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 2.05 of the Indenture, Issuer has designated the Group I Subsequent Mortgage Loans to be transferred to the Indenture Trustee on ______________, 20__, with an approximate aggregate principal balance of $________________.

         Pursuant to Section 2.06 of the Indenture, Issuer has designated the Group II-C Subsequent Mortgage Loans to be transferred to the Indenture Trustee on ______________, 20__, with an approximate aggregate principal balance of $________________.

         Pursuant to Section 2.06 of the Indenture, Issuer has designated the Group II-NC Subsequent Mortgage Loans to be transferred to the Indenture Trustee on ______________, 20__, with an approximate aggregate principal balance of $________________.

         Pursuant to Section 2.07 of the Indenture, Issuer has designated the Group III Subsequent Mortgage Loans to be transferred to the Indenture Trustee on ______________, 20__, with an approximate aggregate principal balance of $________________.

         Pursuant to Section 2.08 of the Indenture, Issuer has designated the Group IV Subsequent Mortgage Loans to be transferred to the Indenture Trustee on ______________, 20__, with an approximate aggregate principal balance of $________________.

         Pursuant to Section 2.09 of the Indenture, Issuer has designated the Group V Subsequent Mortgage Loans to be transferred to the Indenture Trustee on ______________, 20__, with an approximate aggregate principal balance of $________________.

         Pursuant to Section 2.10 of the Indenture, Issuer has designated the Group VI Subsequent HELOC Mortgage Loans to be transferred to the Indenture Trustee on ______________, 20__, with an approximate aggregate principal balance of $________________.

         Capitalized terms not otherwise defined herein have the meaning set forth in the Indenture.

         Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                            Very truly yours,

                                            AMERICAN HOME MORTGAGE INVESTMENT
                                            TRUST 2005-2, as Issuer M&T Trust
                                            Company of Delaware, not in its
                                            individual capacity but solely as
                                            Owner Trustee

                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

ACKNOWLEDGED AND AGREED:

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee for the Trust.

By:
    --------------------------------
Name:
Title:

                                    EXHIBIT H

                          FORM OF INITIAL CERTIFICATION


                                                                 , 200_

AMERICAN HOME MORTGAGE SECURITIES, LLC
538 Broadhollow Road
Melville, New York 11747

DEUTSCHE BANK NATIONAL TRUST COMPANY
1761 East St. Andrew Place
Santa Ana, California 92705

AMERICAN HOME MORTGAGE SERVICING, INC.
7142 Columbia Gateway Drive
Columbia, Maryland 21046

Attention: American Home Mortgage Investment Trust 2005-2

    Re: Indenture, dated as of June 22, 2005 (the "Indenture"), between American Home Mortgage Investment Trust 2005-2, a Delaware business trust, as Issuer (the "Issuer"), Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee") and Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator")


Ladies and Gentlemen:

                  In accordance with Section 2.03(a) of the Indenture and
Section 2.1(b)(i)-(v) of the Mortgage Loan Purchase Agreement, dated as of June 22, 2005, between American Home Mortgage Acceptance, Inc. and American Home Mortgage Securities LLC (the "MLPA", and together with the Indenture, the "Agreements"), the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the exception report attached hereto) it has reviewed the Mortgage File and the related Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to Section 2.1(b)(i)-(v) (except clause (v)(ii)) of the MLPA are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in items (iii) and (v) of the definition or description of "Mortgage Loan Schedule" is correct.

                  The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Agreements. The Indenture Trustee makes no representation that any documents specified in clauses (v)(ii) and (vi) of
Section 2.1 (b) of the MLPA should be included in any Mortgage File. The Indenture Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the related Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness, perfection, priority or suitability of any such Mortgage Loan, or (iii) the existence of any hazard insurance policy or assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Indenture Trustee.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Indenture.

                                                   DEUTSCHE BANK NATIONAL
                                                   TRUST COMPANY,
                                                   As Indenture Trustee



                                                   By:
                                                       -------------------------
                                                   Name:
                                                   Title:

                                    EXHIBIT I

                           FORM OF FINAL CERTIFICATION


                                                               , 200__

AMERICAN HOME MORTGAGE SECURITIES, LLC
538 Broadhollow Road
Melville, New York 11747

DEUTSCHE BANK NATIONAL TRUST COMPANY
1761 East St. Andrew Place
Santa Ana, California 92705

AMERICAN HOME MORTGAGE SERVICING, INC.
7142 Columbia Gateway Drive
Columbia, Maryland 21046

Attention: American Home Mortgage Investment Trust 2005-2

    Re: Indenture, dated as of June 22, 2005 (the "Indenture"), between American Home Mortgage Investment Trust 2005-2, a Delaware business trust, as Issuer (the "Issuer"), Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee") and Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator")


Ladies and Gentlemen:

                  In accordance with Section 2.03(a) of the Indenture and
Section 2.1(b)(i)-(v) of the Mortgage Loan Purchase Agreement, dated as of June 22, 2005, between American Home Mortgage Acceptance, Inc. and American Home Mortgage Securities LLC (the "MLPA", and together with the Indenture, the "Agreements"), the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the exception report attached hereto) it has received the documents set forth in Section 2.1(b)(i)-(v) (except clause
(v)(ii)) of the MLPA.

                  The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Agreements. The Indenture Trustee makes no representation that any documents specified in clauses (v)(ii) and (vi) of Section 2.1 (b) should be included in any Mortgage File. The Indenture Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the related Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness, perfection, priority or suitability of any such Mortgage Loan, or (iii) the existence of any hazard insurance policy or assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Indenture Trustee.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Indenture.

                                                    DEUTSCHE BANK NATIONAL
                                                    TRUST COMPANY,
                                                    as Indenture Trustee


                                                    By:
                                                        ------------------------
                                                    Name:
                                                    Title:

                                    EXHIBIT J

                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:      REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Mortgage Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:
Series #:
Account #:
Pool #:
Loan #:
Borrower Name(s):
Reason for Document Request: (circle one)          Mortgage Loan Prepaid in Full
                                                   Other
                                                   Mortgage Loan Repurchased

                       Please deliver the Mortgage File to

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been deposited as provided in the Servicing Agreement."

[Name of RMBS Master Servicer]
Authorized Signature
******************************************************************************
TO INDENTURE TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Indenture.

             Enclosed Documents: [ ]  Promissory Note
                                 [ ]  Primary Insurance Policy
                                 [ ]  Mortgage or Deed of Trust
                                 [ ]  Assignment(s) of Mortgage or Deed of Trust
                                 [ ]  Title Insurance Policy
                                 [ ]  Other:
-------------------------
Name
-------------------------
Title
-------------------------
Date

                                    EXHIBIT K

                   FORM OF RULE 144A INVESTMENT REPRESENTATION

             Description of Rule 144A Securities, including numbers:

         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------

         The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

         1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

         2. The Buyer warrants and represents to, and covenants with, the Owner Trustee, the Note Registrar and the Depositor (as defined in the Indenture (the "Agreement"), dated as of June 22, 2005, among American Home Mortgage Investment Trust 2005-2, (the "Issuer"), Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee"), and Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator") pursuant to Section 4.02 of the Agreement and Deutsche Bank National Trust Company, as indenture trustee, as follows:

                  a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                  b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                  c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer or the HELOC Servicer.

                  d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                  e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

         3. The Buyer warrants and represents to, and covenants with, the Seller, the Indenture Trustee, Owner Trustee, the Note Registrar, RMBS Master Servicer, the Securities Administrator, the HELOC Back-Up Servicer, the RMBS Servicer, the HELOC Servicer and the Depositor that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code")), which (in either case) is subject to ERISA or Section 4975 of the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan delivers an opinion of its counsel, addressed and satisfactory to the Note Registrar and the Depositor, to the effect (A) that the purchase and holding of the Rule 144A Securities by, on behalf of or with "plan assets" of any Plan, (B) operation of the Trust and (C) management of Trust assets are permissible under applicable law, would not constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, and would not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Securities Administrator, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer or the HELOC Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Note Registrar, the Indenture Trustee, the Securities Administrator, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer or the HELOC Servicer.

         4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

         IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


----------------------------------          ----------------------------------
Print Name of Seller                        Print Name of Buyer

By:                                         By:
    ------------------------------              ------------------------------
      Name:                                       Name:
      Title:                                      Title:

Taxpayer Identification:                    Taxpayer Identification:

No.                                         No.
    ------------------------------              ------------------------------
Date:                                       Date:
      ----------------------------                ----------------------------



------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                            ANNEX 1 TO EXHIBIT K

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [FOR BUYERS OTHER THAN REGISTERED INVESTMENT COMPANIES]

         The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_______________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

  ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

  ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

  ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

  ___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

  ___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

  ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

  ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

  ___ INVESTMENT ADVISER. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

  ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

  ___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

  ___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

         3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit Notes and certificates of deposit, (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

   ___    ___    Will the Buyer be purchasing the Rule 144A Securities only for
   Yes    No     the Buyer's own account?

         6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


--------------------------------
Print Name of Buyer

By:
    ----------------------------
    Name:
    Title:

Date:
      --------------------------

                                                            ANNEX 2 TO EXHIBIT K

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [FOR BUYERS THAT ARE REGISTERED INVESTMENT COMPANIES]

         The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

  ____ The Buyer owned $ ________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

  ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit Notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


---------------------------------
Print Name of Buyer


By:
    -----------------------------
    Name:
    Title:

IF AN ADVISER:


---------------------------------
Print Name of Buyer


Date:
      ---------------------------

                                    EXHIBIT L

                        CERTIFICATE OF NON-FOREIGN STATUS

         This Certificate of Non-Foreign Status ("certificate") is delivered pursuant to Section 4.02 of the Indenture, dated as of June 22, 2005 (the "Indenture"), among American Home Mortgage Investment Trust 2005-2, (the "Issuer"), Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee"), and Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator"), in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner for U.S. federal income tax purposes (the "Beneficial Owner"), or nominee on behalf of the Beneficial Owner of the Class ____ Notes, Series 2005-2 (the "Note"). Capitalized terms used but not defined in this certificate have the respective meanings given them in the Indenture.

         Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III.

         In addition, each holder shall submit with the Certificate an IRS Form W-9 relating to such holder.

         To confirm to the Trust that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Note held by the undersigned, the undersigned hereby certifies:

Part I - Complete Either A or B

         A.       Individual as Beneficial Owner

                  1. I am (The Beneficial Owner is) not a non-resident alien for purposes of U.S. income taxation;

                  2. My (The Beneficial Owner's) name and home address are:

                                                              ; and

                  3. My (The Beneficial Owner's) U.S. taxpayer identification number (Social Security Number) is

         B.       Corporate, Partnership or Other Entity as Beneficial Owner

                  1. (Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations;

                  2. The Beneficial Owner's office address and place of incorporation (if applicable) is ; and

                  3. The Beneficial Owner's U.S. employer identification number is .

Part II - Nominees

         If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this certificate has been made in reliance upon information contained in:

                  an IRS Form W-9

                  a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Note Registrar at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate of Non-Foreign Status to the Note Registrar promptly after such change.

Part III - Declaration

         The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Note Registrar within sixty (60) days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this certificate may be disclosed to the Internal Revenue Service by the Note Registrar and any false statement contained therein could be punishable by fines, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.


--------------------------
Name


--------------------------
Title (if applicable)


--------------------------
Signature and Date


*Note: If signed pursuant to a power of attorney, the power of attorney must accompany this certificate.

                                    EXHIBIT M

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

M&T Trust Company of Delaware, as Owner Trustee
[-------------]

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, CA 92705

    Re: American Home Mortgage Investment Trust 2005-2 Non-Offered Notes, Series 2005-2, Class [___] (the "Non-Offered Notes")
         -----------------------------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above-captioned Non-Offered Notes, we certify that (a) we understand that the Non-Offered Notes are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Non-Offered Notes, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Non-Offered Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Non-Offered Notes, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Non-Offered Notes for investment for our own account and not with a view to any distribution of such Non-Offered Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Non-Offered Notes in accordance with clause (g) below), (f) we have not offered or sold any Non-Offered Notes to, or solicited offers to buy any Non-Offered Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Non-Offered Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Non-Offered Note has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture.

Very truly yours,

[TRANSFEREE]


By:
    --------------------------------
         Authorized Officer

                                    EXHIBIT N

                             TRANSFEROR CERTIFICATE


M&T Trust Company of Delaware, as Owner Trustee
[__________________]

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, CA 92705

   Re: Proposed Transfer of Non-Offered Notes, Class [___], American Home Mortgage Investment Trust 2005-2
         ------------------------------------------------------------------

Gentlemen:

         This certification is being made by ____________________ (the "Transferor") in connection with the proposed Transfer to _____________________ (the "Transferee") of a non-offered note, Class [___] (the "Non-Offered Note") representing ___% fractional undivided interest in American Home Mortgage Investment Trust 2005-2 (the "Trust"), issued pursuant to an Indenture, dated as of June 22, 2005 (the "Indenture"), among American Home Mortgage Investment Trust 2005-2, (the "Issuer"), Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee"), and Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator"). Initially capitalized terms used but not defined herein have the meanings assigned to them in Appendix A to the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Company, the Owner Trustee and the Note Registrar that:

         Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Non-Offered Note, any interest in any Non-Offered Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Non-Offered Note, any interest in any Non-Offered Note or any other similar security from any person in any manner,
(c) has otherwise approached or negotiated with respect to any Non-Offered Note, any interest in any Non-Offered Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Non-Offered Notes under the Securities Act of 1933 (the "Act"), that would render the disposition of any Non-Offered Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any Non-Offered Note. The Transferor has not and will not sell or otherwise transfer any of the Non-Offered Notes, except in compliance with the provisions of the Indenture.


Date:
      ---------------------                        -----------------------------
                                                       Name of Transferor

                                                   -----------------------------
                                                       Signature

                                                   -----------------------------
                                                       Name

                                                   -----------------------------
                                                       Title

                                    EXHIBIT O

                              FORM OF ERISA LETTER

                                     [DATE]

M&T Trust Company of Delaware, as Owner Trustee
[_______________]

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, CA 92705

    Re: Proposed Transfer of Non-Offered Notes, Class [____], American Home Mortgage Investment Trust 2005-2 (The "Non-Offered Notes")
         -------------------------------------------------------------------

Gentlemen:

         This certification is being made by (the "Transferee") in connection with the proposed Transfer by (the "Transferor") of non-offered note (the "Non-Offered Note") representing __% fractional undivided interest in American Home Mortgage Investment Trust 2005-2 (the "Trust"), issued pursuant to an Indenture, dated as of June 22, 2005 (the "Indenture"), among American Home Mortgage Investment Trust 2005-2, (the "Issuer"), Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee"), and Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator"). Initially capitalized terms used but not defined herein have the meanings assigned to them in Appendix A to the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Company, the Owner Trustee and the Note Registrar that:

         (i) either (a) or (b) is satisfied, as marked below:

                  ___ a. The Transferor is not any employee benefit plan or other plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (the "Code")(each, a "Plan"), a Person acting, directly or indirectly, on behalf of a Plan or any Person acquiring such Non-Offered Note with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

                  ___ b. The Transferor is a Plan, a Person acting, directly or indirectly, on behalf of a Plan or a Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101 and has provided the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Seller, the HELOC Back-Up Servicer and the HELOC Servicer with an Opinion of Counsel, satisfactory to the Note Registrar to the effect (A) that the purchase and holding of a Non-Offered Note by or on behalf of the Transferor (B) operation of the Trust and (C) management of Trust assets are permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Seller, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer or the HELOC Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture, which opinion of counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Securities Administrator, the Seller, the RMBS Master Servicer, the HELOC Back-Up Servicer, the RMBS Servicer or the HELOC Servicer; and

         (ii) the Transferor is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made in this paragraph.

                                                 Very truly yours,


                                                    By:
                                                           ---------------------
                                                    Name:
                                                           ---------------------
                                                    Title:
                                                           ---------------------

                                    EXHIBIT P

                         FORM OF TRANSFEREE CERTIFICATE

M&T Trust Company of Delaware, as Owner Trustee
[_______________]

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, CA 92705

   Re: Proposed Transfer of Trust Non-Offered Notes, Class [____], American Home Mortgage Investment Trust 2005-2 (The "Non-Offered Notes")
         --------------------------------------------------------------------

Gentlemen:

         This certification is being made by (the "Transferee") in connection with the proposed Transfer by (the "Transferor") of a non-offered note (the "Non-Offered Note") representing __% fractional undivided interest in American Home Mortgage Investment Trust 2005-2 (the "Trust"), issued pursuant to an Indenture, dated as of June 22, 2005 (the "Indenture"), among American Home Mortgage Investment Trust 2005-2, (the "Issuer"), Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee"), and Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator"). Initially capitalized terms used but not defined herein have the meanings assigned to them in Appendix A to the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Company, the Owner Trustee and the Note Registrar that:

         The Transferee is a REIT or a Qualified REIT Subsidiary within the meaning of Section 856(a) or Section 856(i) of the Code, respectively.


Date:
      ---------------------                        -----------------------------
                                                       Name of Transferee

                                                   -----------------------------
                                                       Signature

                                                   -----------------------------
                                                       Name

                                                   -----------------------------
                                                       Title

                                    EXHIBIT Q

                      FORM OF LENDER TRANSFEROR CERTIFICATE


M&T Trust Company of Delaware, as Owner Trustee
[_______________]

Deutsche Bank National Trust Company,
  as Indenture Trustee
1761 East St. Andrew Place
Santa Ana, California 92705

   Re: Proposed Transfer of Non-offered Notes, Class [____], American Home Mortgage Investment Trust 2005-2 (The "Non-offered Notes")
         -------------------------------------------------------------------

Gentlemen:

         This certification is being made by ___________ (the "Transferor") in connection with the proposed pledge or transfer to __________ of Certificates representing __% fractional undivided interest in American Home Mortgage Investment Trust 2005-2, issued pursuant to an Indenture, dated as of June 22, 2005 (the "Indenture"), among American Home Mortgage Investment Trust 2005-2, (the "Issuer"), Deutsche Bank National Trust Company, as Indenture Trustee (the "Indenture Trustee"), and Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator"). Initially capitalized terms used but not defined herein have the meanings assigned to them in Appendix A to the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Owner Trustee, the Indenture Trustee and the Note Registrar that:

         (a) The Non-Offered Notes are being pledged by the Transferor to secure indebtedness of [___________] or is the subject of a loan agreement or repurchase agreement treated as secured indebtedness of [___________] for federal income tax purposes as permitted under the Indenture; or

         (b) The Non-Offered Notes are being transferred by the related lender under a loan agreement or repurchase agreement upon a default under any such indebtedness as permitted under the Indenture.


Date:
      ---------------------                        -----------------------------
                                                       Name of Transferor

                                                   -----------------------------
                                                       Signature

                                                   -----------------------------
                                                       Name

                                                   -----------------------------
                                                       Title

                                   APPENDIX A
                                   DEFINITIONS

         ACCEPTED MASTER SERVICING PRACTICES: With respect to any Mortgage Loan other than a HELOC Mortgage Loan, those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Indenture Trustee or the RMBS Master Servicer (except in its capacity as successor to the RMBS Servicer).

         ACCEPTED SERVICING PRACTICES: The HELOC Servicer's normal servicing practices in servicing and administering revolving home equity line of credit Mortgage Loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account, Mortgage Loans of the same type as the HELOC Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

         ACCRUAL PERIOD: With respect to any Payment Date and the Notes, other than Class III-A, Class IV-A, Class V-A-1, Class V-A-3 and Class V-A-4 Notes and the Class II-A-3 Components, the period from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date. With respect to any Payment Date and the Class III-A, Class IV-A, Class V-A-1, Class V-A-3, and Class V-A-4 Notes and the Class II-A-3 Components, the prior calendar month. Accrued Note Interest for the Class I-A, Class V-A-2, Class VI-A, Class M, Class V-M and Class V-B Notes shall be calculated on the basis of the actual number of days in the Accrual Period and a 360-day year. Accrued Note Interest on the Class II-A-1, Class II-A-2, Class III-A, Class IV-A, Class V-A-1, Class V-A-3, and Class V-A-4 Notes and the Class II-A-3 Components shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         ACCRUED COMPONENT INTEREST: For any Payment Date the Class II-A-3 Components, interest accrued during the related Accrual Period at the then-applicable Component Interest Rate on the related Component Principal Balance thereof immediately prior to such Payment Date, plus any Accrued Component Interest remaining unpaid from any prior Payment Date with interest thereon at the related Component Interest Rate.

         ACCRUED NOTE INTEREST: With respect to any Payment Date and each Class of Notes, other than the Class II-A-3 Notes, interest accrued during the related Accrual Period at the then-applicable Note Interest Rate on the related Note Principal Balance thereof immediately prior to such Payment Date, plus any Accrued Note Interest remaining unpaid from any prior Payment Date with interest thereon at the related Note Interest Rate. For any Payment Date and the Class II-A-3 Notes, the sum of the Accrued Component Interest of the Class II-A-3 Components.

         ADDITIONAL BALANCE: As to any HELOC Mortgage Loan and day, the aggregate amount of all Draws conveyed to the Trust pursuant to the Mortgage Loan Purchase Agreement.

         ADDITIONAL NEGATIVE AMORTIZATION PRINCIPAL AMOUNT: For any Payment Date, the excess, if any, of (x) the Negative Amortization Amount over (y) the Principal Remittance Amount for the Group I Loans (without regard to the last sentence of the definition thereof).

         ADDITION NOTICE: With respect to the transfer of Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Subsequent HELOC Mortgage Loans or HELOC Mortgage Loans, as applicable, to the Trust Estate pursuant to Sections 2.05 through 2.11, respectively, a notice of the Issuer's designation of the related Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Subsequent HELOC Mortgage Loans or HELOC Mortgage Loans, as applicable, to be sold to the Trust Estate and the related aggregate Stated Principal Balance of such Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Subsequent HELOC Mortgage Loans or HELOC Mortgage Loans, as applicable, as of the related Subsequent Cut-off Date. The Addition Notice shall be given not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form of Exhibit H to the Indenture.

         ADJUSTMENT FRACTION: For any Payment Date with respect to the Class I-A, Class II-A, Class III-A, Class IV-A Class M and Class B Notes, a fraction,
(x) the numerator of which is the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class M and Class B Notes immediately prior to that Payment Date. For any Payment Date with respect to the Class V-A, Class V-M and Class V-B Notes, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the Group V Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class V-A, Class V-M and Class V-B Notes immediately prior to that Payment Date.

         ADJUSTMENT DATE: As to each Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

         AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         ALLOCATED REALIZED LOSS AMOUNT: With respect to any Class I-A-2, Class I-A-3, Class IV-A-3, Class V-A-4-B, Class M, Class B, Class V-M and Class V-B Notes and any Payment Date, an amount equal to the sum of any Realized Loss allocated to that Class of Notes on that Payment Date and any Allocated Realized Loss Amount for that Class remaining unpaid from the previous Payment Dates, in each case, with interest thereon at the applicable Note Interest Rate for such Payment Date for such Class for the related Accrual Period.

         APPRAISED VALUE: The appraised value of a Mortgaged Property based upon the appraisal made by or for the Seller, in compliance with the Seller's underwriting criteria, of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan, the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

         ARM LOANS: At any time, collectively, all the Mortgage Loans, excluding HELOC Mortgage Loans, which have adjustable Mortgage Rates.

         ASSIGNMENT OF MORTGAGE: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

         AUTHORIZED NEWSPAPER: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

         AUTHORIZED OFFICER: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         AVAILABLE FUNDS: The Group I, Group II-C, Group II-NC, Group III, Group IV or Group V Available Funds, as applicable.

         AVAILABLE FUNDS RATE: On any Payment Date and any Class I-A, Class II-A-1, Class II-A-2, Class III-A and Class IV-A Notes and the Class II-A-3 Components, the per annum rate equal to (a) the weighted average (as described below) of (1) the weighted average of the Net Mortgage Rates on the related Mortgage Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, and (2) the amount of interest earned on amounts on deposit in the related Pre-Funding Account from the prior Payment Date to the current Payment Date, expressed as a percentage of the related Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, weighted on the basis of the related Pre-Funded Amount as of the end of the related Due Period, times (b) in the case of the Class I-A Notes only, a fraction equal to
(x) 30 divided by (y) the number of days in the related Accrual Period and times
(c) the related Adjustment Fraction. In addition, the Available Funds Rate with respect to the Class I-A Notes will be reduced by the Additional Negative Amortization Principal Amount, expressed as a percentage of the aggregate Note Principal Balance of the Class I-A Notes. The weighted average of clauses (1) and (2) above shall be weighted on the basis of the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period and the aggregate amount on deposit in the related Pre-Funding Account, respectively.

         On any Payment Date and any Class of Class M Notes, the per annum rate equal to (a) the weighted average (as described below) of (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III and Loan Group IV included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans of Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III and Loan Group IV, the aggregate Note Principal Balance or Component Principal Balance, as applicable, of the related Class I-A, Class II-A, Class III-A and Class IV-A Notes and Class II-A-3 Components, respectively, and (2) the amount of interest earned on amounts on deposit in the related Pre-Funding Account from the prior Payment Date to the current Payment Date, expressed as a percentage of the related Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, weighted on the basis of the related Pre-Funded Amount as of the end of the related Due Period, times (b) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (c) the related Adjustment Fraction. The weighted average of clauses (1) and (2) above shall be weighted on the basis of the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period and the aggregate amount on deposit in the related Pre-Funding Account, respectively.

         On any Payment Date and any Class of Class V-A, Class V-M and Class V-B Notes, the per annum rate equal to the (a) the weighted average (as described below) of (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group V included in the trust as of the end of the prior Due Period, and (2) the amount of interest earned on amounts on deposit in the related Pre-Funding Account from the prior Payment Date to the current Payment Date, expressed as a percentage of the related Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, weighted on the basis of the related Pre-Funded Amount as of the end of the related Due Period, times (b) in the case of the Class V-A-2, Class V-M and Class V-B Notes only, a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (c) the related Adjustment Fraction. In addition, the Available Funds Rate with respect to the V-A-4-D Notes will be reduced by the Note Insurance Policy Premium Rate. The weighted average of clauses (1) and (2) above shall be weighted on the basis of the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period and the aggregate amount on deposit in the related Pre-Funding Account, respectively.

         BANKRUPTCY CODE: The Bankruptcy Code of 1978, as amended.

         BASIC DOCUMENTS: The Trust Agreement, the Certificate of Trust, the Indenture, the Notes, the Trust Certificates, the HELOC Back-Up Servicing Agreement, the HELOC Servicing Agreement, the RMBS Master Servicing Agreement, the RMBS Servicing Agreement, the Mortgage Loan Purchase Agreement, the Cap Contract, the Corridor Contract, the Insurance Agreement, the Insurance Policy, the Note Insurance Policy and the other documents and certificates delivered in connection with any of the above.

         BASIC PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Payment Date and Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III and Loan Group IV, the lesser of (a) the excess of (i) the sum of the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest or Accrued Component Interest for the Class I-A, Class II-A-1, Class II-A-2, Class III-A, Class IV-A and Class M Notes and Class II-A-3 Components for such Payment Date and (b) the related Principal Remittance Amount for the Group I, Group II-C, Group II-NC, Group III and Group IV Loans for such Payment Date. With respect to any Payment Date and Loan Group V, the lesser of (a) the excess of (i) the related Available Funds and the Class V-A-4-D Insured Amount, if any, for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class V-A, Class V-M and Class V-B Notes for such Payment Date and (b) the related Principal Remittance Amount for the Group V Loans for such Payment Date.

         BASIS RISK AMOUNT: With respect to each Derivative Contract and each Payment Date, an amount equal to the sum of (x) the Basis Risk Shortfall Carry-Forward Amount for the related Class of Notes or Class II-A-3 Components for such Payment Date and (y) the product of (i) the Other Basis Risk Amount for such Payment Date and (ii) a fraction, the numerator of which is the Excess Basis Risk Capacity with respect to such Derivative Contract for such Payment Date and the denominator of which is the aggregate Excess Basis Risk Capacity with respect to all Derivative Contracts for such Payment Date.

         BASIS RISK SHORTFALL: With respect to any class of LIBOR Notes, other than the Class II-A -3 Notes and Class VI-A Notes, on each Payment Date where clause (iii) of the definition of "Note Interest Rate" is less than clauses (i) or (ii) of the definition of "Note Interest Rate," the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such Payment Date calculated pursuant to the lesser of clause (i) or (ii) of the definition of Note Interest Rate over (y) Accrued Note Interest thereon for such Payment Date calculated at the related Available Funds Rate. With respect to the Class II-A-3 Components, on each Payment Date where clause (iii) of the definition of "Component Interest Rate" is less than clauses (i) or (ii) of the definition of "Component Interest Rate," the excess, if any, of (x) the aggregate Accrued Component Interest thereon for such Payment Date calculated pursuant to the lesser of clause (i) or
(ii) of the definition of Component Interest Rate over (y) Accrued Component Interest thereon for such Payment Date calculated at the related Available Funds Rate. With respect to the Class VI-A Notes, on each Payment Date where the Note Interest Rate for the Class VI-A Notes is limited to the Net WAC Cap, any interest which would have accrued at the excess of (a) the lesser of (i) One-Month LIBOR plus the related Note Margin and (ii) the Maximum Rate over (b) the Net WAC Cap.

         BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT: With respect to each class of LIBOR Notes and the Class II-A-3 Components, other than the Class II-A-3 Notes, and any Payment Date, as determined separately for each such Class of Notes or Class II-A-3 Components, an amount equal to the aggregate amount of Basis Risk Shortfall for such Notes or Class II-A-3 Components on such Payment Date, plus any unpaid Basis Risk Shortfall for such Class of Notes or Class II-A-3 Components from prior Payment Dates, plus interest thereon at the Note Interest Rate or Component Interest Rate, as applicable, or, in the case of the Class VI-A Notes, plus interest accrued thereon at the lesser of (i) One-Month LIBOR plus the related Note Margin and (ii) the Maximum Rate, for such Payment Date for such Class for the related Accrual Period, to the extent previously unreimbursed by the Net Monthly Excess Cashflow or payments received by the Indenture Trustee under the Cap Contract or Corridor Contract, as applicable.

         BENEFICIAL OWNER: With respect to any Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

         BOOK-ENTRY NOTES: Beneficial interests in the Offered Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of Maryland, Minnesota, New York, Delaware or Maryland or in the city in which a Corporate Trust Office is located, is required or authorized by law to be closed.

         CALENDAR QUARTER: A calendar quarter shall consist of one of the following time periods in any given year: January 1 through March 31, April 1 through June 30, July 1 though September 30, and October 1 through December 31.

         CAP CONTRACT: The interest rate Cap Contract between the Owner Trustee (or assigned to the Owner Trustee) on behalf of the Trust and the Derivative Counterparty primarily for the benefit of the Class V-A-2 Notes.

         CAP RATE: With respect to the Cap Contract and each Payment Date, the fixed rate set forth in the Cap Contract used to determine payments to the Indenture Trustee.

         CASH LIQUIDATION: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the RMBS Servicer evidenced in a certificate of a Servicing Officer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the RMBS Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         CEILING RATE: With respect to the Corridor Contract and each Payment Date, the fixed rate set forth in the Corridor Contract used to determine payments to the Indenture Trustee.

         CERTIFICATE DISTRIBUTION ACCOUNT: The account or accounts created and maintained pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

         CERTIFICATE PAYING AGENT: Initially, Deutsche Bank National Trust Company, in its capacity as Certificate Paying Agent, or any successor to Deutsche Bank National Trust Company in such capacity.

         CERTIFICATE PERCENTAGE INTEREST: With respect to each Certificate, the Certificate Percentage Interest stated on the face thereof.

         CERTIFICATE REGISTER: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

         CERTIFICATE REGISTRAR: Initially, Deutsche Bank National Trust Company, in its capacity as Certificate Registrar, or any successor to Deutsche Bank National Trust Company in such capacity.

         CERTIFICATE OF TRUST: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

         CERTIFICATES OR TRUST CERTIFICATES: The American Home Mortgage Investment Trust 2005-2 Trust Certificates, Series 2005-2, evidencing the beneficial ownership interest in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

         CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Certificate Registrar or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

         CHARGE-OFF AMOUNT: For any Charged-Off HELOC Mortgage Loan, the amount of the Stated Principal Balance that has been written down.

         CHARGED-OFF HELOC MORTGAGE LOAN: A HELOC Mortgage Loan with a Stated Principal Balance that has been written down on the HELOC Servicer's servicing system in accordance with its policies and procedures and any HELOC Mortgage Loan that is more than 180 days past due.

         CLASS: Any of the Class A, Class M, Class B, Class V-M, Class V-B or Class N Notes.

         CLASS A NOTES: The Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class VI-A Notes in the form attached as Exhibit A-1 to the Indenture.

         CLASS A PRINCIPAL ALLOCATION FRACTION: For any Payment Date and (i) the Class I-A Notes, (ii) the Class II-A-1 Notes and Component II-A-3-C, (iii) the Class II-A-2 Notes and Component II-A-3-NC, (iv) the Class III-A Notes and (v) the Class IV-A Notes, as determined separately, a fraction, (x) the numerator of which is the Principal Remittance Amount with respect to the Mortgage Loans in the related Loan Group to be distributed on that Payment Date, and (y) the denominator of which is the Principal Remittance Amount for all of the Mortgage Loans in Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III and Loan Group IV to be distributed on that Payment Date.

         CLASS A PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related aggregate Principal Distribution Amount for such Payment Date and
(B) the excess (if any) of (x) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A and Class IV-A Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 84.90% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II-C, Group II-NC, Group III and Group IV Cut-off Date Balances and any Additional Negative Amortization Principal Amount.

         CLASS B NOTES: The Class B Notes in the form attached as Exhibit A-3 to the Indenture.

         CLASS B PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A and Class M Notes (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class B Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 99.93% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II-C, Group II-NC, Group III and Group IV Cut-off Date Balances and any Additional Negative Amortization Principal Amount.

         CLASS M NOTES: The Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes in the form attached as Exhibit A-2 to the Indenture.

         CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A and Class IV-A Notes (after taking into account the distribution of the Class A Principal Distribution Amount on such Payment Date) and (ii) the Note Principal Balance of the Class M-1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 87.80% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II-C, Group II-NC, Group III and Group IV Cut-off Date Balances and any Additional Negative Amortization Principal Amount.

         CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A and Class M-1 Notes (after taking into account the distribution of the Class A and Class M-1 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M-2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 89.80% and (b) the amount, if any, by which
(i) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II-C, Group II-NC, Group III and Group IV Cut-off Date Balances and any Additional Negative Amortization Principal Amount.

         CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class M-1 and Class M-2 Notes (after taking into account the distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M-3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 91.00% and (b) the amount, if any, by which
(i) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II-C, Group II-NC, Group III and Group IV Cut-off Date Balances and any Additional Negative Amortization Principal Amount.

         CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class M-1, Class M-2 and Class M-3 Notes (after taking into account the distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M-4 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 92.84% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II-C, Group II-NC, Group III and Group IV Cut-off Date Balances and any Additional Negative Amortization Principal Amount.

         CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M-5 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 96.32% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II-C, Group II-NC, Group III and Group IV Cut-off Date Balances and any Additional Negative Amortization Principal Amount.

         CLASS I-A NOTES:  The Class I-A-1, Class I-A-2 and Class I-A-3 Notes.

         CLASS II-A NOTES: The Class II-A-1, Class II-A-2 and Class II-A-3
Notes.

         CLASS II-A-3 COMPONENTS:  Component II-A-3-C and Component II-A-3-NC.

         CLASS IV-A NOTES: The Class IV-A-1, Class IV-A-2 and Class IV-A-3
Notes.

         CLASS V-A NOTES: The Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Notes.

         CLASS V-A-4 NOTES: The Class V-A-4-A, Class V-A-4-B, Class V-A-4-C and Class V-A-4-D Notes.

         CLASS V-A-1 PRIORITY AMOUNT: For any Payment Date, the lesser of (i) the Note Principal Balance of the Class V-A-1 Notes immediately prior to such Payment Date and (ii) the product of (x)(A) with respect to any Payment Date prior to the related Stepdown Date or for which a related Trigger Event is in effect, the related Principal Distribution Amount, or (B) with respect to any Payment Date on or after the related Stepdown Date and for which Group V Trigger Event is not in effect, the Class V-A Principal Distribution Amount, (y) the Class V-A-1 Percentage and (z) the Class V-A-1 Shift Percentage.

         CLASS V-A-1 PERCENTAGE: For any Payment Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Note Principal Balance of the Class V-A-1 Notes immediately prior to such Payment Date by (y) the aggregate Note Principal Balance of the Class V-A Notes immediately prior to such Payment Date.

         CLASS V-A-1 SHIFT PERCENTAGE: For any Payment Date occurring prior to the 37th Payment Date, 0%; for the 37th through 60th Payment Dates, 45%; for the 61st through 72nd Payment Dates, 80%; for the 73rd through 84th Payment Dates, 100%; and thereafter, 300%.

         CLASS V-A-4-D DEFICIENCY AMOUNT: With respect to each Payment Date prior to the Final Scheduled Payment Date and the Class V-A-4-D Notes, an amount equal to the sum of (i) the excess, if any, of (a) the amount of Accrued Note Interest on the Class V-A-4-D Notes for that Payment Date over (b) the Group V Available Funds for that Payment Date multiplied by a fraction equal to (x) the Accrued Note Interest on the Class V-A-4-D Notes for that Payment Date over (y) the Accrued Note Interest on all of the Class V-A Notes for that Payment Date , and (ii) the Class V-A-4-D Insured Undercollateralization Amount. With respect to the Final Scheduled Payment Date and the Class V-A-4-D Notes, an amount equal to the sum of (i) the excess, if any, of (a) the amount of Accrued Note Interest on the Class V-A-4-D Notes for that Payment Date over (b) the Group V Available Funds for that Payment Date multiplied by a fraction equal to (x) the Accrued
Note Interest on the Class V-A-4-D Notes for that Payment Date over (y) the Accrued Note Interest on all of the Class V-A Notes for that Payment Date and
(ii) the excess, if any, of the Note Principal Balance of all outstanding Class V-A-4-D Notes due on such Final Scheduled Payment Date to the extent not paid from Group V Available Funds on that Payment Date. For the Class V-A-4-D Notes and any date on which the acceleration of the Notes has been directed or consented to by the Noteholders pursuant to the Indenture, the amount required to pay the Note Principal Balance of the Class V-A-4-D Notes in full, together with accrued and unpaid interest thereon through the date of payment of the Class V-A-4-D Notes.

         CLASS V-A-4-D INSURED AMOUNT: The aggregate of Class V-A-4-D Deficiency Amounts and Class V-A-4-D Preference Amounts.

         CLASS V-A-4-D INSURED UNDERCOLLATERALIZATION AMOUNT: On any Payment Date, an amount equal to (x)(i) the aggregate Note Principal Balance of the Class V-A Notes over (ii) the aggregate Stated Principal Balance of the Group V Loans plus the Group V Pre-Funded Amount multiplied by (x) a fraction equal to
(i) the aggregate Note Principal Balance of the Class V-A-4-D Notes over (ii) the aggregate Note Principal Balance of the Class V-A Notes.

         CLASS V-A-4-D PREFERENCE AMOUNT: With respect to the Class V-A-4-D Notes, any amount previously distributed to a holder of a Class V-A-4-D Note that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         CLASS V-A PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related aggregate Principal Distribution Amount for such Payment Date and (B) the excess (if any) of (x) the aggregate Note Principal Balance of the Class V-A Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 85.40% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group V Cut-off Date Balance.

         CLASS V-B NOTES: The Class V-B Notes, in the form attached as Exhibit A-3 to the Indenture.

         CLASS V-B PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class V-A Notes and Class V-M Notes (after taking into account the distribution of the Class V-A, Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4 and Class V-M-5 Principal Distribution Amounts on such Payment Date) and
(ii) the Note Principal Balance of the Class V-B Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 99.30% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group V Cut-off Date Balance.

         CLASS V-M NOTES: The Class V-M-1, Class V-M-2, Class V-M-3, Class V-M-4 and Class V-M-5, in the form attached as Exhibit A-2 to the Indenture.

         CLASS V-M-1 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class V-A Notes (after taking into account the distribution of the Class V-A Principal Distribution Amount on such Payment Date) and (ii) the Note Principal Balance of the Class V-M-1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 88.20% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35 of the Group V Cut-off Date Balance.

         CLASS V-M-2 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class V-A Notes and Class V-M-1 Notes (after taking into account the distribution of the Class V-A and Class V-M-1 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class V-M-2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 90.20% and (b) the amount, if any, by which
(i) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group V Cut-off Date Balance.

         CLASS V-M-3 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class V-A, Class V-M-1 and Class V-M-2 Notes (after taking into account the distribution of the Class V-A, Class V-M-1 and Class V-M-2 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class V-M-3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 91.50% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group V Cut-off Date Balance.

         CLASS V-M-4 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class V-A, Class V-M-1, Class V-M-2 and Class V-M-3 Notes (after taking into account the distribution of the Class V-A, Class V-M-1, Class V-M-2 and Class V-M-3 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class V-M-4 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 95.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group V Cut-off Date Balance.

         CLASS V-M-5 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class V-A, Class V-M-1, Class V-M-2, Class V-M-3 and Class V-M-4 Notes (after taking into account the distribution of the Class V-A, the Class V-M-1, Class V-M-2, Class V-M-3 and Class V-M-4 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class V-M-5 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 97.20% and (b) the amount, if any, by which
(i) the aggregate Stated Principal Balance of the Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group V Cut-off Date Balance.

         CLASS VI-A DEFICIENCY AMOUNT: With respect to any Payment Date and the Class VI-A Notes, as applicable, an amount, if any, equal to the sum of:

         (1) the amount by which the aggregate amount of accrued and unpaid interest on the Class VI-A Notes (which excludes any Relief Act Shortfalls, Basis Risk Shortfalls or Basis Risk Shortfall Carry-Forward Amounts for that Payment Date) at the Class VI-A Note Interest Rate relating to the Class VI-A Notes on that Payment Date exceeds the amounts available for interest distributions on the Class VI-A Notes on that Payment Date; and

         (2) (i) with respect to any Payment Date that is not the Final Payment Date, the excess, if any, by which (a) the Note Principal Balance relating to the Class VI-A Notes (after giving effect to all payments of principal on the Class VI-A Notes on such Payment Date, but without giving effect to payments under the Policy to be made on such Payment Date) exceeds (b) the Invested Amount as of the end of the related Due Period; or

         (ii) on the Final Payment Date, the aggregate outstanding principal balance of the Class VI-A Notes to the extent otherwise not paid on that date.

         CLASS VI-A PREFERENCE AMOUNT: Any amount previously distributed to a Class VI-A Noteholder on the Class VI-A Notes that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         CLASS N RESERVE FUND: The segregated non-interest bearing trust account established pursuant to Section 3.41 of the Indenture by the Indenture Trustee on the Closing Date for the benefit of the Class N Notes.

         CLASS N NOTES: The Class N-1 Notes and Class N-2 Notes, in the form attached as Exhibit A-3 to the Indenture.

         CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be the Depository.

         CLOSING DATE: June 22, 2005.

         CODE: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         COLLATERAL: The meaning specified in the Granting Clause of the Indenture.

         COLLECTION ACCOUNT: The account or accounts created and maintained by the HELOC Servicer pursuant to Section 3.06 of the HELOC Servicing Agreement. Each Collection Account shall be an Eligible Account.

         COMBINED LOAN-TO-VALUE RATIO OR CLTV: With respect to any HELOC Mortgage Loan, the sum of the Credit Limit of such HELOC Mortgage Loan at the time such HELOC Mortgage Loan was originated or at the time such HELOC Mortgage Loan is modified pursuant to Section 3.01 of the HELOC Servicing Agreement and the outstanding principal balance of the Senior Lien(s), if any, as of the date of origination of the HELOC Mortgage Loan, divided by the Appraised Value.

         COMMISSION: The Securities and Exchange Commission.

         COMPENSATING INTEREST: With respect to any Payment Date as determined separately for each Loan Group, the amount of any Prepayment Interest Shortfalls resulting from prepayments in full or in part during the preceding calendar month on the related Mortgage Loans, excluding HELOC Mortgage Loans, but only to the extent such Prepayment Interest Shortfalls do not exceed the RMBS Servicing Fee for such Payment Date for such Loan Group or amounts paid or required to be paid by the RMBS Master Servicer in respect of such shortfalls for such Payment Date pursuant to Section 4.05 of the RMBS Master Servicing Agreement in respect of such Loan Group. There shall be no obligation to pay Compensating Interest with respect to any HELOC Mortgage Loan.

         COMPONENT II-A-3-C: The component of the Class II-A-3 Notes which receives principal and interest primarily from the Group II-C Loans.

         COMPONENT II-A-3-NC: The component of the Class II-A-3 Notes which receives principal and interest primarily from the Group II-NC Loans.

         COMPONENT INTEREST RATE: With respect to each Payment Date and Component II-A-3-C and Component II-A-3-NC, a floating rate equal to the least of (i) One-Month LIBOR plus the related Component Margin, (ii) the related Maximum Component Interest Rate and (iii) the related Available Funds Rate with respect to such Payment Date.

         COMPONENT MARGIN: With respect to Component II-A-3-C, on any Payment Date prior to the Step-Up Date, 1.570% per annum, and on any Payment Date on and after the Step-Up Date, 3.140% per annum. With respect to Component II-A-3-NC, on any Payment Date prior to the Step-Up Date, 1.570% per annum, and on any Payment Date on and after the Step-Up Date, 3.140% per annum.

         COMPONENT PRINCIPAL BALANCE: With respect to each of the Class II-A-3 Components, as of any Date of Determination, the initial Component Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Component.

         CORPORATE TRUST OFFICE: With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration AH0502. The Indenture Trustee shall notify all Noteholders of any change in the location of the Corporate Trust Office. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801, Attention: American Home Mortgage Investment Trust 2005-2.

         CORRIDOR CONTRACT: The interest rate corridor contract between the Owner Trustee (or assigned to the Owner Trustee) on behalf of the Trust and the Derivative Counterparty primarily for the benefit of the Class II-A Notes.

         CPR: A constant rate of prepayment on the Mortgage Loans or HELOC Mortgage Loans.

         CREDIT ENHANCEMENT PERCENTAGE: With respect to the Class I-A, Class II-A, Class III-A and Class IV-A Notes and any Payment Date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class M Notes and Class B Notes and the related Overcollateralized Amount and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period. With respect to the Class V-A Notes and any Payment Date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class V-M Notes and Class V-B Notes and the related Overcollateralized Amount and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period.

         CREDIT LIMIT: With respect to any HELOC Mortgage Loan, the maximum unpaid principal balance permitted under the terms of the related Mortgage Note.

         CREDIT LINE AGREEMENT: With respect to any HELOC Mortgage Loan, the credit line account agreement executed by the related Mortgagor and any amendment or modification thereof.

         CUMULATIVE LOSSES: As to any Payment Date and the Mortgage Loans, the cumulative aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date.

         CUT-OFF DATE: With respect to the initial Mortgage Loans, June 1, 2005, with respect to the initial HELOC Mortgage Loans, the close of business of June 7, 2005, and with respect to the subsequent Mortgage Loans or subsequent HELOC Mortgage Loans, the applicable Subsequent Cut-off Date.

         CUT-OFF DATE BALANCE: The aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         CUT-OFF DATE PRINCIPAL BALANCE: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after applying the principal portion of Monthly Payments due on or before such date, whether or not received, and without regard to any payments due after such date. With respect to any HELOC Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date.

         DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         DEFAULT: Any occurrence which with notice or the lapse of time or both would become an Event of Default.

         DEFAULT PENALTY RATE BALANCE: The Stated Principal Balance of any HELOC Mortgage Loan with respect to which the Default Penalty Rate Feature is in effect.

         DEFAULT PENALTY RATE FEATURE: An feature that permits the HELOC Servicer to increase the HELOC Loan Rate on a Delinquent HELOC Mortgage Loan.

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

         DEFINITIVE NOTES: The meaning specified in Section 4.06 of the Indenture.

         DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced with an Eligible Substitute Mortgage Loan.

         DELINQUENCY RATE: For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent, or, in the case of any HELOC Mortgage Loans, 90 or more days delinquent (including all foreclosures, Mortgage Loans subject to bankruptcy proceedings and REO Properties) as of the close of business on the last day of such month, as reported by the applicable Servicer to the Securities Administrator, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans or HELOC Mortgage Loans, as applicable, as of the close of business on the last day of such month.

         DELINQUENT HELOC MORTGAGE LOAN: A HELOC Mortgage Loan is delinquent or is a Delinquent HELOC Mortgage Loan, as reported by the applicable Servicer to the Securities Administrator, if the Monthly Payment due thereon is not received by the close of business on the day the related Monthly Payment is scheduled to be made in accordance with the related Mortgage Note and until such delinquency is subsequently cured.

         DEPOSITOR: American Home Mortgage Securities LLC, a Delaware limited liability company, or its successor in interest.

         DEPOSITORY OR DEPOSITORY AGENCY: The Depository Trust Company or a successor appointed by the Indenture Trustee. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

         DEPOSITORY AGREEMENT: With respect to the Class of Book-Entry Notes, the agreement among the Issuer, the Indenture Trustee and the initial Depository, dated as of the Closing Date.

         DEPOSITORY PARTICIPANT: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DERIVATIVE CONTRACTS: Any of the Cap Contract and the Corridor
Contract.

         DERIVATIVE CONTRACT FORMULA AMOUNT: With respect to the Cap Contract and any Payment Date, an amount determined by the Derivative Counterparty and provided to the Securities Administrator no later than 5 Business Days prior to each Payment Date, equal to the product of (i) the excess, if any, of (x) One-Month LIBOR (as determined pursuant to the Cap Contract) over (y) the Cap Rate for such Payment Date, and (ii) an amount equal to the notional balance for such Payment Date (which, in the case of payments to be made to the Class V-A-2 Notes, will be the lesser of (a) the notional balance on the schedule and (b) the Note Principal Balance of the Class V-A-2 Notes) and (iii) the actual number of days in the related Accrual Period, divided by 360. With respect to the Corridor Contract and any Payment Date, an amount determined by the Derivative Counterparty and provided to the Securities Administrator no later than 5 Business Days prior to each Payment Date, equal to the product of (i) the excess, if any, of the lesser of (1) One-Month LIBOR (as determined pursuant to the Corridor Contract) over the Strike Rate for such Payment Date and (2) the Ceiling Rate for such Payment Date over the Strike Rate for such Payment Date,
(ii) an amount equal to the notional balance for such Payment Date (which will be the lesser of (a) the notional balance on the schedule and (b) the aggregate Note Principal Balance of the Class II-A Notes) and (iii) 1/12.

         DERIVATIVE COUNTERPARTY:  Bear Stearns Financial Products Inc.

         DETERMINATION DATE: With respect to any Payment Date, the 15th of the related month, or if the 15th day of such month is not a Business Day, the immediately preceding Business Day.

         DRAW: With respect to any HELOC Mortgage Loan, an additional borrowing by the related Mortgagor subsequent to the Cut-off Date in accordance with the related Mortgage Note.

         DRAW PERIOD: With respect to any HELOC Mortgage Loan, the period during which the related Mortgagor is permitted to make Draws.

         DUE DATE: With respect to each Mortgage Loan or HELOC Mortgage Loan, the date in each month on which its Monthly Payment is due, exclusive of any days of grace.

         DUE PERIOD: With respect to any Payment Date and the Mortgage Loans, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs. With respect to any Payment Date and the HELOC Mortgage Loans, the period commencing on the 11th of the month immediately preceding the month in which such Payment Date occurs and ending on the 10th day of the month in which such Payment Date occurs, or, in the case of the first Due Period, the period commencing on June 8, 2005 and ending on July 10, 2005.

         ELIGIBLE ACCOUNT: An account that is any of the following: (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by Standard & Poor's and P-1 by Moody's at the time of any deposit therein or (B) fully insured to the limits established by the FDIC, PROVIDED that any deposits not so insured shall, to the extent acceptable to the Rating Agencies, the Insurer and the Note Insurer, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, the Note Insurer, the Insurer and the Rating Agencies) the Indenture Trustee has a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained,
(ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity, or (iii) in the case of the Collection Account or Servicing Account, either (A) a trust account or accounts maintained at the corporate trust department of the Indenture Trustee or the Securities Administrator or (B) an account or accounts maintained at the corporate trust department of the HELOC Back-Up Servicer or RMBS Master Servicer, as applicable (or an affiliate thereof), as long as their short term debt obligations are rated F-1 by Fitch Ratings, P-1 by Moody's and A-1 by Standard & Poor's or better and their long term debt obligations are rated A by Fitch Ratings, A2 by Moody's and A by Standard & Poor's or better, or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies that use of any such account as the Collection Account, Protected Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency below investment grade without taking into account the Note Insurance Policy and the Insurance Policy and acceptable to the Note Insurer and the Insurer as evidenced in writing.

         ELIGIBLE INVESTMENTS: One or more of the following:

                           (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                           (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by the Rating Agencies in their respective highest short-term rating available;

                           (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by the Rating Agencies in their respective highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                           (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                           (v) a money market fund or a qualified investment fund rated by Moody's in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which Deutsche Bank National Trust Company (or any successor Indenture Trustee) or the Securities Administrator or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

                           (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Notes (without taking the Note Insurance Policy or Insurance Policy into account) by such Rating Agency below the lower of the then-current rating or the rating assigned to such Notes as of the Closing Date by such Rating Agency, as evidenced in writing; and

                           (vii) any investment approved in writing by each of the Rating Agencies, the Insurer and the Note Insurer.

Each of the Indenture Trustee and the Securities Administrator may purchase from or sell to itself or an affiliate, as principal or agent, the Eligible Investments listed above.

PROVIDED, HOWEVER, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

         ELIGIBLE SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the related Collection Account in the month of substitution); (ii) comply with each non-statistical representation and warranty set forth in Section 3.1(b) of the Mortgage Loan Purchase Agreement as of the date of substitution; (iii) have a Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution; (iv) have a Loan-to-Value Ratio, or Combined-Loan-to-Value Ratio in the case of a HELOC Mortgage Loan, at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not be 30 days or more delinquent; (vii) be an adjustable-rate first lien Mortgage Loan, if being substituted for an ARM Loan; (viii) be a fixed-rate first lien Mortgage Loan, if being substituted for a Fixed Rate Loan; (ix) in the case of a HELOC Mortgage Loan, have a Maximum Mortgage Rate based on the Index, determined in accordance with then current underwriting standards; (x) in the case of a HELOC Mortgage Loan, have a Margin that is not less than the Margin of the Deleted Mortgage Loan and not more than 1% higher than the Margin for the Deleted Mortgage Loan and (xi) in the case of a HELOC Mortgage Loan, have a Mortgage of the same or higher level of priority as the Mortgage relating to the Deleted Mortgage Loan as of the date of substitution.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         EVENT OF DEFAULT: Any one of the following: (a) the failure by the Issuer to pay Accrued Note Interest on any Class of Notes, other than the Class N Notes, with respect to a Payment Date on such Payment Date; (b) a default by the Issuer in the observance of certain negative covenants in the Indenture; (c) a default by the Issuer in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer, Insurer and the Note Insurer by the Indenture Trustee or, if a Note Insurer Default, exists, by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (d) any representation or warranty made by the Issuer in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee, Insurer or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure by the Issuer on the Final Scheduled Payment Date to pay all Accrued Note Interest, all remaining Basis Risk Shortfall Carry-Forward Amounts or Net WAC Carry-Forward Shortfall Amounts, as applicable, and to reduce the Note Principal Balances of all of the Notes to zero.

         EVENT OF MASTER SERVICER TERMINATION: With respect to the RMBS Master Servicing Agreement, a Servicing Default as defined in Section 6.01 of the RMBS Master Servicing Agreement.

         EXCESS BASIS RISK CAPACITY: With respect to each Derivative Contract and any Payment Date, an amount equal to the excess, if any, of the Derivative Contract Formula Amount with respect to such Derivative Contract for such Payment Date over the Basis Risk Shortfall Carry-Forward Amount with respect to the related Class of Notes for such Payment Date.

         EXCESS BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT: With respect to the Class II-A-1, Class II-A-2 and Class V-A-2 Notes and Class II-A-3 Components for any Payment Date, an amount equal to the excess, if any, of the Basis Risk Shortfall Carry-Forward Amount with respect to such Class of Notes or Class II-A-3 Components for such Payment Date over the Derivative Contract Formula Amount with respect to the related Derivative Contract for such Payment Date.

         EXCESS DERIVATIVE PAYMENT AMOUNT: For any Payment Date, the sum of (a) the excess of amounts payable from the Corridor Contract on that Payment Date over the amount of Basis Risk Shortfall Carry-Forward Amounts payable to the Class II-A-1 Notes, Class II-A-2 Notes and Class II-A-3 Components on that Payment Date and (b) the excess of amounts payable from the Cap Contract on that Payment Date over the amount of Basis Risk Shortfall Carry-Forward Amounts payable to the related Class V-A-2 Notes on that Payment Date.

         EXCESS OVERCOLLATERALIZATION AMOUNT: For any Payment Date and Loan Group VI the amount by which the related Overcollateralized Amount, assuming the full Investor Principal Distribution Amount was paid on the Class VI-A Notes for such Payment Date, exceeds the related Overcollateralization Target Amount; provided, however, that following the occurrence of a Rapid Amortization Event the Excess Overcollateralization Amount shall be zero.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         EXPENSES: The meaning specified in Section 7.02 of the Trust Agreement.

         FANNIE MAE: Fannie Mae (formerly, the Federal National Mortgage Association), or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FINAL CERTIFICATION: The final certification delivered by the Custodian pursuant to Section 2.03(a)(i) of the Indenture and in the form attached as Exhibit Two thereto.

         FINAL PAYMENT DATE: With respect to the Class VI-A Notes, the Payment Date occurring in August 2035.

         FINAL SCHEDULED PAYMENT DATE: With respect to each Class of Notes, other than the Class V-A, Class V-M, Class V-B Notes and Class VI-A Notes, the Payment Date in September 2045. With respect to the Class V-A, Class V-M and the Class V-B Notes, the Payment Date in September 2035. With respect to the Class VI-A Notes, the Trust shall terminate upon notice to the Indenture Trustee of the later of (A) payment in full of all amounts owing on the Class VI-A Notes and to the Insurer unless the Insurer shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last HELOC Mortgage Loan remaining in the Trust; (ii) the optional purchase by the Insurer or Holder of the Trust Certificates, or, if there is no single Holder, the majority Holder of the Trust Certificates, of the HELOC Mortgage Loans and (iii) the Payment Date in August 2035.

         FIXED RATE LOANS: At any time, collectively, all the Mortgage Loans, excluding HELOC Mortgage Loans, which have fixed Mortgage Rates.

         FIXED HELOC MORTGAGE LOAN RATE BALANCES: The aggregate Stated Principal Balance of all Fixed Teaser Rate Balances.

         FIXED TEASER RATE BALANCE: The Stated Principal Balance of any HELOC Mortgage Loan with respect to which the Fixed Teaser Rate is in effect.

         FIXED TEASER RATE: With respect to any HELOC Mortgage Loan that permits the Mortgagor to pay an initial fixed rate of interest on such HELOC Mortgage Loan for three months prior to such HELOC Mortgage Loan converting to a variable rate of interest, the fixed interest rate in effect for such three month period.

         FLOATING ALLOCATION PERCENTAGE: For any Payment Date, the percentage equivalent of a fraction with a numerator of the Invested Amount at the end of the previous Due Period (in the case of the first Payment Date, the Invested Amount as of the Closing Date) and a denominator equal to the sum of (i) the Group VI Pool Balance and (ii) the Group VI Pre-Funded Amount, in each case at the end of the previous Due Period (in the case of the first Payment Date, the Group VI Cut-off Date Balance), provided such percentage shall not be greater than 100%.

         FORECLOSURE PROFIT: With respect to a Liquidated Mortgage Loan that is not a HELOC Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Stated Principal Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds. With respect to a Liquidated Mortgage Loan that is a HELOC Mortgage Loan, the amount, if any, by which (i) the related aggregate Net Recoveries exceed (ii) the related Stated Principal Balance (without giving effect to any reduction thereto in respect of any prior Charge-Off Amounts) immediately prior to receipt of the final Recoveries plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Recoveries.

         FREDDIE MAC: Freddie Mac (also known as the Federal Home Loan Mortgage Corporation), or any successor thereto.

         FUNDING PERIOD: With respect to the Group I Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group I Pre-Funding Account is reduced to less than $50,000, (ii) an RMBS Servicer Servicing Default or (iii) July 31, 2005. With respect to the Group II-C Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group II-C Pre-Funding Account is reduced to less than $50,000, (ii) an RMBS Servicer Servicing Default or (iii) July 31, 2005. With respect to the Group II-NC Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group II-NC Pre-Funding Account is reduced to less than $50,000, (ii) an RMBS Servicer Servicing Default or (iii) July 31, 2005. With respect to the Group III Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group III Pre-Funding Account is reduced to less than $50,000, (ii) an RMBS Servicer Servicing Default or (iii) July 31, 2005. With respect to the Group IV Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group IV Pre-Funding Account is reduced to less than $50,000, (ii) an RMBS Servicer Servicing Default or (iii) July 31, 2005. With respect to the Group V Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group V Pre-Funding Account is reduced to less than $50,000, (ii) RMBS Servicer Servicing Default or (iii) July 31, 2005. With respect to the HELOC Mortgage Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group VI Pre-Funding Account is reduced to less than $50,000, (ii) a HELOC Servicer Servicing Default or (iii) July 31, 2005.

         GRANT: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         GROSS MARGIN: With respect to any ARM Loan, the percentage set forth as the "Gross Margin" for such Mortgage Loan on the Mortgage Loan Schedule, as adjusted from time to time in accordance with the terms of the RMBS Servicing Agreement.

         GROUP I AVAILABLE FUNDS: For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group I Loans. The Group I Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group I Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group I Loans made by the RMBS Servicer for such Payment Date and (3) any amounts reimbursed by the RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, (4) amounts transferred from the Group I Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group I Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group I Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to, the Indenture Trustee, RMBS Master Servicer, the RMBS Servicer, the Securities Administrator and the Owner Trustee and other amounts as provided in the Basic Documents allocable to the Group I Loans, or, if any such reimbursable amounts are not allocable to the Group I Loans, then the Group I Loans' pro rata share of such amounts. For purposes of this definition, "pro rata share" shall be a fraction, the numerator of which is equal to the aggregate of the Stated Principal Balance of the Group I Loans for such Payment Date and the denominator of which is equal to the Pool Balance for such Payment Date.

         GROUP I CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date and (y) the Group I Original Pre-Funded Amount.

         GROUP I INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.31 of the Indenture for the benefit of the Class I-A Notes and Class M Notes. The amount to be deposited in the Group I Interest Coverage Account on the Closing Date will be $844,316.26.

         GROUP I LOAN: A Mortgage Loan in Loan Group I.

         GROUP I ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group I Pre-Funding Account on the Closing Date by the Depositor, which will be $205,673,646.01.

         GROUP I PRE-FUNDED AMOUNT: The amount on deposit in the Group I Pre-Funding Account on any date of determination.

         GROUP I PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee pursuant to Section 3.32 of the Indenture for the benefit of the Class I-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group I Original Pre-Funded Amount.

         GROUP I SUBSEQUENT MORTGAGE LOAN: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.05 of the Indenture, such Mortgage Loan being identified on the related Mortgage Loan Schedule attached to the Group I Subsequent Transfer Instrument.

         GROUP I SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group I Subsequent Mortgage Loans.

         GROUP I SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group I Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities LLC, as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

         GROUP II-C AVAILABLE FUNDS: For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group II-C Loans. The Group II-C Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group II-C Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group II-C Loans made by the RMBS Servicer for such Payment Date and (3) any amounts reimbursed by the RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, (4) amounts transferred from the Group II-C Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group II-C Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group II-C Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator, the Owner Trustee and other amounts as provided in the Basic Documents allocable to the Group II-C Loans, or, if any such reimbursable amounts are not allocable to the Group II-C Loans, then the Group II-C Loans' pro rata share of such amounts. For purposes of this definition, "pro rata share" shall be a fraction, the numerator of which is equal to the aggregate of the Stated Principal Balance of the Group II-C Loans for such Payment Date and the denominator of which is equal to the Pool Balance for such Payment Date.

         GROUP II-C CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the Group II-C Loans as of the Cut-off Date and (y) the Group II-C Original Pre-Funded Amount.

         GROUP II-C INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.31 of the Indenture for the benefit of the Class II-A-1 Notes, Class M Notes and Component II-A-3-C. The amount to be deposited in the Group II-C Interest Coverage Account on the Closing date will be $728,655.66.

         GROUP II-C LOAN: A Mortgage Loan in Loan Group II-C.

         GROUP II-C ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group II-C Pre-Funding Account on the Closing Date by the Depositor, which will be $131,138,973.25.

         GROUP II-C PRE-FUNDED AMOUNT: The amount on deposit in the Group II-C Pre-Funding Account on any date of determination.

         GROUP II-C PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee pursuant to Section 3.32 of the Indenture for the benefit of the Class II-A-1, Class M and Class B Notes and Component II-A-3-C and funded on the Closing Date by the Depositor with the Group II-C Original Pre-Funded Amount.

         GROUP II-C SUBSEQUENT MORTGAGE LOAN: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.06 of the Indenture, such Mortgage Loan being identified on the related Mortgage Loan Schedule attached to the Group II-C Subsequent Transfer Instrument.

         GROUP II-C SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group II-C Subsequent Mortgage Loans.

         GROUP II-C SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group II-C Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC, as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

         GROUP II-NC AVAILABLE FUNDS: For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group II-NC Loans. The Group II-NC Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group II-NC Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group II-NC Loans made by the RMBS Servicer for such Payment Date and (3) any amounts reimbursed by the RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, (4) amounts transferred from the Group II-NC Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group II-NC Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group II-NC Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator, the Owner Trustee and other amounts as provided in the Basic Documents allocable to the Group II-NC Loans, or, if any such reimbursable amounts are not allocable to the Group II-NC Loans, then the Group II-NC Loans' pro rata share of such amounts. For purposes of this definition, "pro rata share" shall be a fraction, the numerator of which is equal to the aggregate of the Stated Principal Balance of the Group II-NC Loans for such Payment Date and the denominator of which is equal to the Pool Balance for such Payment Date.

         GROUP II-NC CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the Group II-NC Loans as of the Cut-off Date and (y) the Group II-NC Original Pre-Funded Amount.

         GROUP II-NC INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.31 of the Indenture for the benefit of the Class II-A-2 Notes, Class M Notes and Component II-A-3-NC. The amount to be deposited in the Group II-NC Interest Coverage Account on the Closing date will be $879,309.45.

         GROUP II-NC LOAN: A Mortgage Loan in Loan Group II-NC.

         GROUP II-NC ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group II-NC Pre-Funding Account on the Closing Date by the Depositor, which will be $158,233,429.48.

         GROUP II-NC PRE-FUNDED AMOUNT: The amount on deposit in the Group II-NC Pre-Funding Account on any date of determination.

         GROUP II-NC PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee pursuant to Section 3.32 of the Indenture for the benefit of the Class II-A-2, Class M and Class B Notes and Component II-A-3-NC and funded on the Closing Date by the Depositor with the Group II-NC Original Pre-Funded Amount.

         GROUP II-NC SUBSEQUENT MORTGAGE LOAN: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.07 of the Indenture, such Mortgage Loan being identified on the related Mortgage Loan Schedule attached to the Group II-NC Subsequent Transfer Instrument.

         GROUP II-NC SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group II-NC Subsequent Mortgage Loans.

         GROUP II-NC SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group II-NC Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC, as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

         GROUP III AVAILABLE FUNDS: For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group III Loans. The Group III Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group III Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group III Loans made by the RMBS Servicer for such Payment Date and (3) any amounts reimbursed by the RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, (4) amounts transferred from the Group III Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group III Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group III Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator, the Owner Trustee and other amounts as provided in the Basic Documents allocable to the Group III Loans, or, if any such reimbursable amounts are not allocable to the Group III Loans, then the Group III Loans' pro rata share of such amounts. For purposes of this definition, "pro rata share" shall be a fraction, the numerator of which is equal to the aggregate of the Stated Principal Balance of the Group III Loans for such Payment Date and the denominator of which is equal to the Pool Balance for such Payment Date.

         GROUP III CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date and (y) the Group III Original Pre-Funded Amount.

         GROUP III INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.31 of the Indenture for the benefit of the Class III-A Notes and Class M Notes. The amount to be deposited in the Group III Interest Coverage Account on the Closing date will be $2,414,404.44.

         GROUP III LOAN: A Mortgage Loan in Loan Group III.

         GROUP III ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group III Pre-Funding Account on the Closing Date by the Depositor, which will be $371,953,202.46.

         GROUP III PRE-FUNDED AMOUNT: The amount on deposit in the Group III Pre-Funding Account on any date of determination.

         GROUP III PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee pursuant to Section 3.32 of the Indenture for the benefit of the Class III-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group III Original Pre-Funded Amount.

         GROUP III SUBSEQUENT MORTGAGE LOAN: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.08 of the Indenture, such Mortgage Loan being identified on the related Mortgage Loan Schedule attached to the Group III Subsequent Transfer Instrument.

         GROUP III SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group III Subsequent Mortgage Loans.

         GROUP III SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group III Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities LLC, as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

         GROUP IV AVAILABLE FUNDS: For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group IV Loans. The Group IV Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group IV Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group IV Loans made by the RMBS Servicer for such Payment Date and (3) any amounts reimbursed by the RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, (4) amounts transferred from the Group IV Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group IV Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group IV Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator and the Owner Trustee and other amounts as provided in the Basic Documents allocable to the Group IV Loans, or, if any such reimbursable amounts are not allocable to the Group IV Loans, then the Group IV Loans' pro rata share of such amounts. For purposes of this definition, "pro rata share" shall be a fraction, the numerator of which is equal to the aggregate of the Stated Principal Balance of the Group IV Loans for such Payment Date and the denominator of which is equal to the Pool Balance for such Payment Date.

         GROUP IV CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the Group IV Loans as of the Cut-off Date and (y) the Group IV Original Pre-Funded Amount.

         GROUP IV INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.31 of the Indenture for the benefit of the Class IV-A Notes and Class M Notes. The amount to be deposited in the Group IV Interest Coverage Account on the Closing date will be $1,073,128.38.

         GROUP IV LOAN: A Mortgage Loan in Loan Group IV.

         GROUP IV ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group IV Pre-Funding Account on the Closing Date by the Depositor, which will be $168,046,230.95.

         GROUP IV PRE-FUNDED AMOUNT: The amount on deposit in the Group IV Pre-Funding Account on any date of determination.

         GROUP IV PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee pursuant to Section 3.32 of the Indenture for the benefit of the Class IV-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group IV Original Pre-Funded Amount.

         GROUP IV SUBSEQUENT MORTGAGE LOAN: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.09 of the Indenture, such Mortgage Loan being identified on the related Mortgage Loan Schedule attached to the Group IV Subsequent Transfer Instrument.

         GROUP IV SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group IV Subsequent Mortgage Loans.

         GROUP IV SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group IV Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities LLC, as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

         GROUP V AVAILABLE FUNDS: For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group V Loans. The Group V Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group V Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group V Loans made by the RMBS Servicer for such Payment Date and (3) any amounts reimbursed by the RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, (4) amounts transferred from the Group V Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group V Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group V Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator and the Owner Trustee and other amounts as provided in the Basic Documents allocable to the Group V Loans and the Note Insurance Policy Premium Amount in respect of the Class V-A-4-D Notes, or, if any such reimbursable amounts are not allocable to the Group V Loans, then the Group V Loans' pro rata share of such amounts. For purposes of this definition, "pro rata share" shall be a fraction, the numerator of which is equal to the aggregate of the Stated Principal Balance of the Group V Loans for such Payment Date and the denominator of which is equal to the Pool Balance for such Payment Date.

         GROUP V CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the Group V Loans as of the Cut-off Date and (y) the Group V Original Pre-Funded Amount.

         GROUP V INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.31 of the Indenture for the benefit of the Class V-A Notes and Class M Notes. The amount to be deposited in the Group V Interest Coverage Account on the Closing date will be $1,845,589.96.

         GROUP V LOAN: A Mortgage Loan in Loan Group V.

         GROUP V ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group V Pre-Funding Account on the Closing Date by the Depositor, which will be $344,864,400.27.

         GROUP V PRE-FUNDED AMOUNT: The amount on deposit in the Group V Pre-Funding Account on any date of determination.

         GROUP V PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee pursuant to Section 3.32 of the Indenture for the benefit of the Note Insurer and the Class V-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group V Original Pre-Funded Amount.

         GROUP V SUBSEQUENT MORTGAGE LOAN: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.10 of the Indenture, such Mortgage Loan being identified on the related Mortgage Loan Schedule attached to the Group V Subsequent Transfer Instrument.

         GROUP V SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group V Subsequent Mortgage Loans.

         GROUP V SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group V Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities LLC, as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

         GROUP VI CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the HELOC Mortgage Loans as of the Cut-off Date and (y) the Group VI Original Pre-Funded Amount.

         GROUP VI DELINQUENT HELOC AMOUNT: With respect to any Payment Date, the aggregate Stated Principal Balance of any Group VI Loans included in the Trust which are 180 days or more delinquent, REO, in bankruptcy or in foreclosure.

         GROUP VI EXCESS SPREAD PERCENTAGE: With respect to any Payment Date, the percentage equivalent of a fraction, (A) the numerator of which is the product of (i) the excess of (x) the Investor Interest Collections on the Group VI Loans for that Payment Date over (y) the sum of the Accrued Note Interest on the Group VI Loans, the premium due to the Insurer under the Insurance Policy, any Investor Charge-Off Amounts, any reimbursement amounts and other amounts payable to the Insurer pursuant to the Insurance Agreement, and the related servicing fee for such Payment Date and (ii) twelve (12), and (B) the denominator of which is the aggregate Stated Principal Balance of the Group VI Loans as of the beginning of the related Due Period.

         GROUP VI INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.31 of the Indenture for the benefit of the Group VI Noteholders and the Insurer. The amount to be deposited in the Group VI Interest Coverage Account on the Closing Date will be $646,930.04.

         GROUP VI LOAN: A HELOC Mortgage Loan in Loan Group VI.

         GROUP VI ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group VI Pre-Funding Account on the Closing Date by the Depositor, which will be $60,060,491.16.

         GROUP VI POOL BALANCE: For any Payment Date, an amount equal to the aggregate of the Principal Balances of the HELOC Mortgage Loans at the end of the related Due Period.

         GROUP VI PRE-FUNDED AMOUNT: The amount on deposit in the Group VI Pre-Funding Account on any date of determination.

         GROUP VI PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee pursuant to Section 3.32 of the Indenture for the benefit of the Group VI Noteholders and the Insurer and funded on the Closing Date by the Depositor with the Group VI Original Pre-Funded Amount.

         GROUP VI SUBSEQUENT HELOC MORTGAGE LOAN: A HELOC sold by the Depositor to the Trust Estate pursuant to Section 2.11 of the Indenture, such Mortgage Loan being identified on the related Mortgage Loan Schedule attached to the Group VI Subsequent Transfer Instrument.

         GROUP VI SUBSEQUENT HELOC MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group VI Subsequent HELOC Mortgage Loans.

         GROUP VI SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group VI subsequent HELOC Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between the Depositor and the Indenture Trustee.

         HAZARDOUS MATERIALS: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in progress" or similar classification which would, if classified unusable, be included in the foregoing definition.

         HELOC BALANCE: With respect to any HELOC Mortgage Loan, the portion, if any, of the Stated Principal Balance thereof subject to a variable Mortgage Rate.

         HELOC BACK-UP SERVICER: GMAC Mortgage Corporation, a Pennsylvania corporation, and its successors and assigns.

         HELOC BACK-UP SERVICING AGREEMENT: The HELOC Back-Up Servicing Agreement dated as of June 22, 2005, among the HELOC Back-Up Servicer, Indenture Trustee and Issuer.

         HELOC BACK-UP SERVICING FEE: With respect to each HELOC and any Payment Date, the fee payable monthly to the HELOC Back-Up Servicer pursuant to the HELOC Back-Up Servicing Agreement in respect of back-up servicing compensation that accrues at an annual rate equal to the HELOC Back-Up Servicing Fee Rate multiplied by the Stated Principal Balance of such HELOC as of the first day of the related Due Period.

         HELOC BACK-UP SERVICING FEE RATE: With respect to any HELOC Mortgage Loan, 0.02% per annum.

         HELOC MORTGAGE LOANS:  The HELOC Mortgage Loans in Loan Group VI.

         HELOC MORTGAGE LOAN SCHEDULE: The schedule of HELOC Mortgage Loans attached as Exhibit A to the HELOC Servicing Agreement.

         HELOC SERVICER: American Home Mortgage Servicing, Inc., a Maryland corporation, and its successors and assigns.

         HELOC SERVICER REMITTANCE DATE: The twenty-second (22nd) calendar day of each month or, if such twenty-second (22nd) day is not a Business Day, then the Business Day immediately preceding such twenty-second (22nd) day of the month.

         HELOC SERVICER TERMINATION EVENT: A removal of the HELOC Servicer by the Insurer for "cause." Cause shall mean any material breach of any obligation, covenant, or trigger under the transaction documents subject to cure provisions relating to such breach as agreed to by the parties. In particular, HELOC Servicer Termination Events shall include:

         (a) The occurrence of a draw on the Insurance Policy which remains unreimbursed for a period of 90 days;

         (b) Cumulative Charge-Off Amounts, as a percentage of the Group VI Cut-off Date Balance, exceed the following:

         Months            Percentage
         -------           ----------
         0  - 12           1.00%
         13 - 24           2.00%
         25 - 36           3.00%
         37 - 48           4.00%
         49+               5.00%

         (c) American Home Mortgage Investment Corp. fails to have a Tangible Net Worth of at least $530 million.

         HELOC SERVICING AGREEMENT: The Servicing Agreement, dated as of June 22, 2005, among the HELOC Servicer, HELOC Back-Up Servicer, Seller, Indenture Trustee and Issuer.

         HELOC SERVICING FEE: With respect to each HELOC Mortgage Loan and any Payment Date, the fee payable monthly to the HELOC Servicer in respect of servicing compensation that accrues at an annual rate equal to the HELOC Servicing Fee Rate multiplied by the Stated Principal Balance of such HELOC Mortgage Loan as of the related Due Date in the related Due Period.

         HELOC SERVICING FEE RATE: With respect to any HELOC Mortgage Loan 0.50% per annum.

         INDEMNIFIED PARTY: The meaning specified in Section 7.02 of the Trust Agreement.

         INDEMNIFICATION AGREEMENT: The Indemnification Agreement dated as of June 22, 2005 between Lehman Brothers Inc. and the Insurer, including any amendments and supplements thereto in accordance with the terms thereof.

         INDENTURE: The indenture dated as of June 22, 2005, between the Issuer, the Securities Administrator and the Indenture Trustee, relating to the American Home Mortgage Investment Trust 2005-2 Notes.

         INDENTURE TRUSTEE: Deutsche Bank National Trust Company, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

         INDENTURE TRUSTEE FEE: All earnings on the funds from time to time in the Payment Account.

         INDEPENDENT: When used with respect to any specified Person, the Person
(i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the HELOC Back-Up Servicer, the RMBS Master Servicer, the Depositor, American Home Mortgage Investment Corp. and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the HELOC Back-Up Servicer, the RMBS Master Servicer, the Depositor, American Home Mortgage Investment Corp. or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the HELOC Back-Up Servicer, the RMBS Master Servicer, the Depositor, American Home Mortgage Investment Corp. or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         INDEPENDENT CERTIFICATE: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Request and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         INDEX: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note. With respect to any HELOC Mortgage Loan and any Adjustment Date, the highest "prime rate" most recently published in the Wall Street Journal. If the "prime rate" is no longer published, then the Index will be a comparable independent index selected by the Seller.

         INITIAL HELOC: Any of the HELOC Mortgage Loans included in the Trust Estate as of the Closing Date. The aggregate principal balance of the Initial HELOCs as of the Cut-off Date is equal to approximately $180,181,473.48.

         INITIAL MORTGAGE LOAN: Any of the Mortgage Loans (other than HELOC Mortgage Loans) included in the Trust Estate as of the Closing Date. The aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date is equal to approximately $4,140,031,477.30.

         INITIAL NOTE PRINCIPAL BALANCE: The Notes shall have the following Initial Note Principal Balances:

                                        INITIAL NOTE PRINCIPAL
                           CLASS                BALANCE
                       ------------     ----------------------
                       I-A-1               $   456,354,000
                       I-A-2               $   228,175,000
                       I-A-3               $    76,058,000
                       II-A-1              $   462,292,000
                       II-A-2              $   557,806,000
                       II-A-3              $    50,000,000
                       III-A               $ 1,375,597,000
                       IV-A-1              $   200,000,000
                       IV-A-2              $   398,870,000
                       IV-A-3              $    22,564,000
                       V-A-1               $   127,900,000
                       V-A-2               $   581,158,000
                       V-A-3               $   243,690,000
                       V-A-4-A             $    88,000,000
                       V-A-4-B             $     6,827,000
                       V-A-4-C             $   115,717,000
                       V-A-4-D             $   115,717,000
                       VI-A                $   237,840,000
                       M-1                 $    60,041,000
                       M-2                 $    41,403,000
                       M-3                 $    24,841,000
                       M-4                 $    38,090,000
                       M-5                 $    72,041,000
                       B                   $    61,690,000
                       V-M-1               $    19,316,000
                       V-M-2               $    13,797,000
                       V-M-3               $     8,968,000
                       V-M-4               $    24,145,000
                       V-M-5               $    15,177,000
                       V-B                 $    14,487,000
                       N-1                 $    31,700,000
                       N-2                 $     7,890,000

         INITIAL CERTIFICATION: The initial certification delivered by the Custodian pursuant to Section 2.03(a) of the Indenture and in the form attached thereto as Exhibit One thereto.

         INSURANCE ACCOUNT: The account created and maintained pursuant to
Section 11.02 of the Indenture. The Insurance Account shall be an Eligible Account.

         INSURANCE AGREEMENT: The Insurance and Indemnity Agreement, dated as of June 22, 2005, among the Indenture Trustee, the Seller, the Issuer, American Home Mortgage Investment Corp., the HELOC Servicer, the HELOC Back-Up Servicer, the Depositor and the Insurer, including any amendments and supplements thereto in accordance with the terms thereof.

         INSURANCE POLICY: The note guaranty insurance policy (No. 05030037) with respect to the Class VI-A Notes and all endorsements thereto, if any, dated the Closing Date, issued by the Insurer for the benefit of the Holders of the Class VI-A Notes.

         INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the HELOC Servicer or the RMBS Servicer, as applicable, net of any component thereof, released to the Mortgagor in accordance with the HELOC Servicer's or the RMBS Servicer's normal servicing procedures, as applicable.

         INSURED PAYMENT: With respect to the Class VI-A Notes, (a) as of any Payment Date, any Class VI-A Deficiency Amount and (b) any Class VI-A Preference Amount.

         INSURER: Financial Guaranty Insurance Company, a corporation organized and created under the laws of the State of New York, or any successor thereto.

         INSURER DEFAULT: The existence and continuance of any of the following:
(a) a failure by the Insurer to make a payment required under the Insurance Policy in accordance with its terms; or (b)(i) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

         INTEREST COLLECTIONS: For each Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group VI Loans, and consist of interest collected during the related Due Period on the HELOCs and allocated to interest in accordance with the terms of the related Credit Line Agreements, together with the interest portion of any Repurchase Price and substitution adjustment amount paid during the related Due Period, any Net Recoveries on HELOCs that were previously Charged-Off HELOCs and interest earned on amounts on deposit in the Group VI Pre-Funding Account, and amounts transferred from the Group VI Interest Coverage Account, net of fees and other amounts reimbursable to the Owner Trustee, Indenture Trustee, Securities Administrator, HELOC Servicer and HELOC Back-Up Servicer as provided in the Basic Documents and allocable to the Group VI Loans, or, if such reimbursable amounts are not allocable to such Mortgage Loans, then the Group VI's pro rata share of such amounts. For purposes of this definition, "pro rata share" shall be a fraction, the numerator of which is equal to the aggregate of the Stated Principal Balance of the Group VI Loans for such Payment Date and the denominator of which is equal to the Pool Balance for such Payment Date.

         INTEREST COVERAGE ACCOUNT: Each of the Group I Interest Coverage Account, Group II-C Interest Coverage Account, Group II-NC Interest Coverage Account, Group III Interest Coverage Account, Group IV Interest Coverage Account, Group V Interest Coverage Account and Group VI Interest Coverage Account.

         INTEREST COVERAGE AMOUNT: The Group I Interest Coverage Amount, Group II-C Interest Coverage Amount, Group II-NC Interest Coverage Amount, Group III Interest Coverage Amount, Group IV Interest Coverage Amount, Group V Interest Coverage Amount and Group VI Interest Coverage Amount is $844,316.26, $728,655.66, $879,309.45, $2,414,404.44, $1,073,128.38, $1,845,589.96 and
$646,930.04, respectively.

         INTEREST DETERMINATION DATE: With respect each Class of LIBOR Notes, other than the Class II-A-1 Notes, Class II-A-2 Notes and the Class II-A-3 Components and (i) the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences. With respect to the Class II-A-1 Notes, Class II-A-2 Notes and the Class II-A-3 Components and (i) the first Accrual Period, the second LIBOR Business Day preceding the Closing Date and (ii) each Accrual Period thereafter, the second LIBOR Business Day preceding the payment date occurring during the month of such Accrual Period.

         INTEREST RATE ADJUSTMENT DATE: With respect to each Mortgage Loan, the date or dates on which the Mortgage Rate is adjusted in accordance with the related Mortgage Note.

         INTERESTED PERSON: As of any date of determination, the Depositor, the HELOC Back-Up Servicer, the HELOC Servicer, the RMBS Master Servicer, the RMBS Servicer, the Indenture Trustee, American Home Mortgage Investment Corp., any Mortgagor, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

         INVESTOR CHARGE-OFF AMOUNT: For any Payment Date, the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

         INVESTOR INTEREST COLLECTIONS: For any Payment Date, the Floating Allocation Percentage of Interest Collections for the related Due Period.

         INVESTED AMOUNT: For any Payment Date, the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts (before taking into account any Overcollateralization Reduction Amount) up to and including the related Payment Date and (ii) the aggregate of Investor Charge-Off Amounts up to and including such Payment Date. The Invested Amount on the Closing Date is $240,241,964.64.

         INVESTOR PRINCIPAL DISTRIBUTION AMOUNT: On every Payment Date from the first Payment Date through and including the Payment Date in June 2015, unless a Rapid Amortization Event has occurred is equal to the excess, if any, of all Principal Collections received during the related Due Period over the amount of all Additional Balances resulting from Draws made pursuant to the related HELOC Mortgage Loan during the related Due Period; and on every Payment Date after the Payment Date in June 2015 or if a Rapid Amortization Event has previously occurred, is equal to all Principal Collections received during the related Due Period. During the Managed Amortization Period, such amount will be reduced by the Overcollateralization Reduction Amount.

         INVESTMENT COMPANY ACT: The Investment Company Act of 1940, as amended, and any amendments thereto.

         IRS: The Internal Revenue Service.

         ISSUER: American Home Mortgage Investment Trust 2005-2, a Delaware statutory trust, or its successor in interest.

         ISSUER REQUEST: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and approved in writing by the Note Insurer, so long as no Note Insurer Default exists, and delivered to the Indenture Trustee.

         LIBOR BUSINESS DAY: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         LIBOR NOTE: Any Class I-A, Class II-A, V-A-2, , Class VI-A, Class M, Class B, Class V-M or Class V-B Note, or any Class III-A Note or Class IV-A Note after the related Note Rate Change Date.

         LIEN: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; PROVIDED, HOWEVER, that any assignment pursuant to Section 6.02 of the HELOC Servicing Agreement, HELOC Back-Up Servicing Agreement, RMBS Servicing Agreement or RMBS Master Servicing Agreement, as applicable, shall not be deemed to constitute a Lien.

         LIFETIME RATE CAP: With respect to each Mortgage Loan with respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum Mortgage Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth in the Mortgage Loan Schedule.

         LIQUIDATED HELOC: Any HELOC Mortgage Loan that has become a Liquidated Mortgage Loan.

         LIQUIDATED MORTGAGE LOAN: With respect to any Payment Date, any Mortgage Loan in respect of which the HELOC Servicer or RMBS Servicer, as applicable, has determined, in accordance with the servicing procedures specified in the HELOC Servicing Agreement or RMBS Servicing Agreement, as applicable, as of the end of the related Due Period that substantially all Liquidation Proceeds, and/or Recoveries with respect to a Charged-Off HELOC Mortgage Loan, which it reasonably expects to recover with respect to the disposition of the related Mortgaged Property or REO Property have been recovered.

         LIQUIDATION EXPENSES: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the HELOC Servicer or RMBS Servicer, as applicable, in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

         LIQUIDATION PROCEEDS: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or HELOC Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

         LOAN GROUP: Any of Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III, Loan Group IV, Loan Group V or Loan Group VI.

         LOAN GROUP I: The Group I Loans.

         LOAN GROUP II-C: The Group II-C Loans.

         LOAN GROUP II-NC: The Group II-NC Loans.

         LOAN GROUP III: The Group III Loans.

         LOAN GROUP IV: The Group IV Loans.

         LOAN GROUP V: The Group V Loans.

         LOAN GROUP VI: The Group VI Loans.

         LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the then current principal amount of the Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

         LOAN YEAR: With respect to any Mortgage Loan, the one-year period commencing on the day succeeding the origination of such Mortgage Loan and ending on the anniversary date of such Mortgage Loan, and each annual period thereafter.

         LOST NOTE AFFIDAVIT: With respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage
Note).

         MAJORITY CERTIFICATEHOLDER: A Holder of a 50.01% or greater Certificate Percentage Interest of the Certificates.

         MANAGED AMORTIZATION PERIOD: The period from the Cut-off Date to the earlier of (a) the Payment Date in June 2015 and (b) the occurrence of a Rapid Amortization Event.

         MARGIN: With respect to each HELOC Mortgage Loan (other than any HELOC Mortgage Loan with a Fixed Teaser Rate in effect), the spread over the applicable Index, as specified in the related Mortgage Note.

         MAXIMUM COMPONENT INTEREST RATE: With respect to any Payment Date and Component II-A-3-C and Component II-A-3-NC, 11.00% per annum.

         MAXIMUM NOTE INTEREST RATE: With respect to any Payment Date and each class of the Class I-A, Class II-A-1, Class II-A-2 and Class M Notes, and with respect to the Class III-A Notes and Class IV-A Notes and any Payment Date after the related Note Rate Change Date, 11.00% per annum. With respect to Payment Date and each class of the Class V-A-2, Class V-M Notes and Class V-B Notes, 10.00% per annum.

         MAXIMUM MORTGAGE RATE: With respect to each ARM Loan and each HELOC Mortgage Loan, the maximum Mortgage Rate.

         MAXIMUM RATE: With respect to Payment Date and the Class VI-A Notes,
(a) the weighted average of the Maximum Mortgage Rates of the HELOC Mortgage Loans, weighted on the basis of the related Stated Principal Balance of each HELOC Mortgage Loan as of the end of the related Due Period, minus (i) the HELOC Servicing Fee Rate and (ii) the premium due to the Insurer under the Policy expressed in dollars divided by aggregate Stated Principal Balance of the HELOC Mortgage Loans as of such Payment Date times (b) a fraction equal to (x) the number of days in the related Accrual Period over (y) 30.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

         MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

         MINIMUM MORTGAGE RATE: With respect to each ARM Loan and each HELOC Mortgage Loan, the minimum Mortgage Rate.

         MINIMUM MONTHLY PAYMENT: The minimum amount required to be paid by the mortgagor pursuant to the terms of a Group VI Mortgage Note.

         MINIMUM TRANSFEROR INTEREST:  Zero.

         MOM LOAN: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

         MONTHLY ADVANCE: As to any Mortgage Loan, other than a HELOC Mortgage Loan, any advance made by the RMBS Master Servicer pursuant to Section 4.04 of the RMBS Master Servicing Agreement or by the RMBS Servicer in respect of delinquent Monthly Payments of principal and interest pursuant to the RMBS Servicing Agreement.

         MONTHLY PAYMENT: With respect to any Mortgage Loan (including any REO Property) that is not a HELOC Mortgage Loan and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period, and after any adjustment required by the Relief
Act). With respect to any HELOC Mortgage Loan, the scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on such HELOC Mortgage Loan.

         MOODY'S: Moody' Investors Service, Inc. or its successor in interest.

         MORTGAGE: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple interest in real property securing a Mortgage Loan.

         MORTGAGE FILE: The file containing the Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Mortgage Loan Purchase Agreement or the HELOC Servicing Agreement or RMBS Servicing Agreement, as applicable.

         MORTGAGE LOANS: The Mortgage Loans and HELOC Mortgage Loans that will be transferred and assigned to the Trust pursuant to Section 2.03(a) of the Indenture, each Mortgage Loan so held being identified in the Mortgage Loan Schedule. The Mortgage Loans have been divided into seven groups, Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III, Loan Group IV, Loan Group V and Loan Group VI.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement, dated as of the Closing Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Mortgage Loans.

         MORTGAGE LOAN SCHEDULE: With respect to any date, the schedule of Mortgage Loans held by the Issuer on such date. The schedule of Mortgage Loans as of the Cut-off Date is the schedule set forth in Exhibit B of the Indenture, which schedule sets forth as to each Mortgage Loan:

         (i)               the loan number and name of the Mortgagor;

         (ii) the street address, city, state and zip code of the Mortgaged Property;

         (iii)             the original Mortgage Rate;

         (iv)              the maturity date;

         (v)               the original principal balance;

         (vi)              the first Payment Date;

         (vii)             the type of Mortgaged Property;

         (viii)            the Monthly Payment in effect as of the Cut-off Date;

         (ix) the Cut-off Date Principal Balance and with respect to each HELOC Mortgage Loan; separately indicating any HELOC Balance;

         (x)               the Index and the Gross Margin, if applicable;

         (xi) the Adjustment Date frequency and Payment Date frequency, if applicable;

         (xii)             the occupancy status;

         (xiii)            the purpose of the Mortgage Loan;

         (xiv)             the Appraised Value of the Mortgaged Property;

         (xv)              the original term to maturity;

         (xvi)             the paid-through date of the Mortgage Loan;

         (xvii)            the Loan-to-Value Ratio;

         (xviii) whether or not the Mortgage Loan was underwritten pursuant to a limited documentation program;

         (xix)             the Loan Group;

         (xx) whether the Mortgage Loan has a fixed interest rate or an adjustable interest rate;

         (xxi) with respect to each HELOC Mortgage Loan, the account number;

         (xxii)            with respect to each HELOC Mortgage Loan, the Credit
                           Limit;

         (xxiii) with respect to each HELOC Mortgage Loan, the CLTV as of the date of origination of the related HELOC Mortgage Loan;

         (xxiv) with respect to each HELOC Mortgage Loan, the Mortgage Rate as of the Cut-off Date, separately indicating the Mortgage Rates applicable to any HELOC Balance;

         (xxv) with respect to each HELOC Mortgage Loan, the debt-to-income ratio;

         (xxvi)            with respect to each HELOC Mortgage Loan, the FICO;

         (xxvii) with respect to each HELOC Mortgage Loan whether the related Mortgage Rate was supposed to reset in the first Due Period but did not; and

         (xxviii) a code indicating if the Mortgage Loan is a Negative Amortization Mortgage Loan.

         The Mortgage Loan Schedule shall also set forth the total of the amounts described under (ix) above for all of the Mortgage Loans.

         MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan that is not a HELOC Mortgage Loan. With respect to a HELOC Mortgage Loan, the related Credit Line Agreement executed by the related Mortgager and any amendment or modification thereof.

         MORTGAGE RATE: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan. With respect to any HELOC Mortgage Loan as of any day, the variable interest rate applicable under the related Mortgage Note, provided, that if the Fixed Teaser Rate is in effect with respect to a HELOC Mortgage Loan or any portion thereof, the Mortgage Rate for such HELOC Mortgage Loan or portion thereof shall be the resulting fixed interest rate.

         MORTGAGED PROPERTY: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

         MORTGAGOR: The obligor or obligors under a Mortgage Note.

         NEGATIVE AMORTIZATION AMOUNT: With respect to any Payment Date, the aggregate amount of Negative Amortization with respect to the Group I Loans for the related Due Period.

         NEGATIVE AMORTIZATION: With respect to each Negative Amortization Mortgage Loan, that portion of interest accrued at the Mortgage Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

         NEGATIVE AMORTIZATION MORTGAGE LOAN: Each Mortgage Loan that is identified on the Mortgage Loan Schedule as a Mortgage Loan that may be subject to Negative Amortization.

         NET LIQUIDATION PROCEEDS: With respect to any Liquidated Mortgage Loan or Liquidated HELOC, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed Servicing Advances by the HELOC Servicer or RMBS Servicer, as applicable, Monthly Advances and Liquidation Expenses.

         NET MONTHLY EXCESS CASHFLOW: With respect to Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III and Loan Group IV, as determined in the aggregate for any Payment Date, the sum of (1) the excess of (x) the Group I, Group II-C, Group II-NC, Group III and Group IV Available Funds for such Payment Date over (y) the sum for such Payment Date of (A) the aggregate amount of Accrued Note Interest or Accrued Component Interest for the Class I-A, Class II-A-1, Class II-A-2, Class III-A, Class IV-A and Class M Notes and the Class II-A-3 Components and (B) the Principal Remittance Amount used to make payments in respect of principal to these Notes or Class II-A-3 Components, and (2) amounts payable from the Net Monthly Excess Cashflow for the Group V Loans as provided in Section 3.06(e) of the Indenture. With respect to Loan Group V, for any Payment Date and, the sum of (1) the excess of (x) the Group V Available Funds and the Class V-A-4-D Insured Amount, if any, for such Payment Date over
(y) the sum for such Payment Date of (A) the aggregate amount of Accrued Note Interest for the Class V-A, Class V-M and Class V-B Notes and (B) the Principal Remittance Amount used to make payments in respect of principal to these Notes and (2) amounts payable from the Net Monthly Excess Cashflow for the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as provided in Section 3.05(e).

         NET MORTGAGE RATE: For any Mortgage Loan or HELOC Mortgage Loan, the then applicable Mortgage Rate thereon minus the RMBS Servicing Fee Rate, HELOC Back-Up Servicer Fee Rate, HELOC Servicing Fee Rate, as applicable, and, in the case of a Group VI Loan, less the premium due to the Insurer under the Insurance Policy, in each case expressed as a per annum rate.

         NET RECOVERIES: With respect to any Charged-Off HELOC Mortgage Loan, Recoveries net of unreimbursed HELOC Back-Up Servicing Fees and HELOC Servicing Fees with respect thereto.

         NET WAC CAP: The weighted average of the Net Mortgage Rates of the HELOC Mortgage Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, minus (i) the HELOC Servicing Fee Rate and the HELOC Back-Up Servicing Fee Rate and (ii) the premium due to the Insurer under the Policy, expressed in dollars, divided by the current Stated Principal Balance of the HELOC Mortgage Loans.

         NET WAC SHORTFALL: With respect to the Class III-A Notes and Class IV-A Notes, on or prior to the related Note Rate Change Date, and with respect to the Class V-A-1, Class V-A-3 and Class V-A-4 Notes on any Payment Date, as determined separately for each such Class of Notes, the excess, if any, of (x) the related Accrued Note Interest thereon for such Payment Date calculated pursuant to clause (i)(a) of the related definition of Note Interest Rate over
(y) Accrued Note Interest thereon for such Payment Date calculated at the related Available Funds Rate.

         NET WAC SHORTFALL CARRY-FORWARD AMOUNT: With respect to the Class III-A Notes and Class IV-A Notes, on or prior to the related Note Rate Change Date, and with respect to the Class V-A-1, Class V-A-3 and Class V-A-4 Notes on any Payment Date, as determined separately for each such Class of Notes, an amount equal to the aggregate amount of Net WAC Shortfall for such Notes on such Payment Date, plus any unpaid Net WAC Shortfall for such Class of Notes from prior Payment Dates, plus interest thereon at the related Note Interest Rate for such Payment Date for such Class for the related Accrual Period, to the extent previously unreimbursed by Net Monthly Excess Cashflow.

         NET WORTH: With respect to any Person at any date, the excess of total assets over total liabilities of such Person, and its consolidated subsidiaries, on such date, each to be determined in accordance with generally accepted accounting principles (GAAP) as in effect in the United States from time to time.

         NON-OFFERED NOTES: The Class B, Class V-B, Class V-M-5 and Class N
Notes.

         NONRECOVERABLE ADVANCE: Any Monthly Advance or any Servicing Advance
(i) which was previously made or is proposed to be made by the HELOC Servicer, RMBS Servicer or RMBS Master Servicer, as applicable; and (ii) which, in the good faith judgment of the HELOC Servicer, RMBS Servicer or RMBS Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the HELOC Servicer, RMBS Servicer or RMBS Master Servicer, as applicable, from Liquidation Proceeds, Recoveries or future payments on any Mortgage Loan. The Indenture Trustee may conclusively rely on any determination of nonrecoverability made by the HELOC Servicer, RMBS Servicer or RMBS Master Servicer, as applicable.

         NOTE: A Class A, Class M, Class B, Class V-M, Class V-B or Class N
Note.

         NOTE INSURANCE POLICY: The certificate guaranty insurance policy issued by the Note Insurer for the benefit of the Class V-A-4-D Noteholders.

         NOTE INSURANCE POLICY PREMIUM AMOUNT: The amount of premium due to the
Note Insurer in accordance with the Note Insurance Policy.

         NOTE INSURANCE POLICY PREMIUM RATE: With respect to any Payment Date, the rate per annum at which the Note Insurance Policy Premium Amount for the
Note Insurance Policy accrues, as specified in a letter agreement, dated as of June 20, 2005, between the Note Insurer and American Home Mortgage Investment Corp.

         NOTE INSURER: Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, any successor thereto.

         NOTE INSURER DEFAULT: The existence and continuance of any of the following: (a) a failure by the Note Insurer to make a payment required under the Note Insurance Policy in accordance with its terms; or (b)(i) the Note Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York or Wisconsin Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Note Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Note Insurer (or the taking of possession of all or any material portion of the property of the Note Insurer).

         NOTE INTEREST RATE: With respect to each Payment Date and the Class I-A, Class II-A-1, Class II-A-2, Class V-A-2, Class M, Class B, Class V-M or Class V-B Notes, a floating rate equal to the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the related Maximum Note Interest Rate and (iii) the related Available Funds Rate with respect to such Payment Date. With respect to each Payment Date and the Class III-A, Class IV-A-1, Class IV-A-2 and Class IV-A-3 Notes, (i) prior to the related Note Rate Change Date, the lesser of (a) 5.6150%, 5.6600%, 5.6290% and 5.6290% per annum, respectively and (b) the related Available Funds Rate and (ii) on or after the related Note Rate Change Date, the least of (a) Six-Month LIBOR plus the related Note Margin, (b) the related Maximum Note Interest Rate and (c) the related Available Funds Rate. With respect to each Payment Date prior to the Step-Up Date and the Class V-A-1, Class V-A-3, Class V-A-4-A, Class V-A-4-B, Class V-A-4-C and Class V-A-4-D Notes, the lesser of (i) 5.0640%, 5.0770%, 5.3830%, 5.7550%, 5.4080% and 5.3280%
per annum, respectively, and (ii) the related Available Funds Rate. With respect to each Payment Date on or after the Step-Up Date and the Class V-A-1, Class V-A-3, Class V-A-4-A, Class V-A-4-B, Class V-A-4-C and Class V-A-4-D Notes, the lesser of (i) 5.5640%, 5.5770%, 5.8830%, 6.2550%, 5.9080% and 5.8280% per annum, respectively, and (ii) the related Available Funds Rate. With respect to each Payment Date and the Class VI-A Notes, a rate equal to the least of (x) One-Month LIBOR plus the related Note Margin, (y) the Net WAC Cap and (z) the Maximum Rate. With respect to each Payment Date and the Class N-1 Notes and Class N-2 Notes, 5.250% and 5.500%, respectively.

         NOTE MARGIN: The Class I-A, Class II-A-1, Class II-A-2, Class V-A-2, Class M, Class V-M and Class V-B Notes shall have the following Note Margins:

                           NOTE MARGIN FOR ANY PAYMENT DATE PRIOR   NOTE MARGIN FOR ANY PAYMENT DATE
           CLASS                     TO THE STEP-UP DATE              ON AND AFTER THE STEP-UP DATE
           -------------   --------------------------------------   --------------------------------
           I-A-1........                   0.300%                                0.600%
           I-A-2........                   0.350%                                0.700%
           I-A-3........                   0.380%                                0.760%
           II-A-1.......                   1.570%                                3.140%
           II-A-2.......                   1.570%                                3.140%
           V-A-2........                   0.150%                                0.300%
           M-1..........                   0.520%                                0.780%
           M-2..........                   0.570%                                0.855%
           M-3..........                   0.600%                                0.900%
           M-4..........                   0.750%                                1.125%
           M-5..........                   1.200%                                1.800%
           V-M-1........                   0.520%                                0.780%
           V-M-2........                   0.570%                                0.855%
           V-M-3........                   0.600%                                0.900%
           V-M-4........                   0.750%                                1.125%
           V-M-5........                   1.200%                                1.800%
           V-B..........                   2.350%                                3.525%

With respect to each of the Class III-A Notes and Class IV-A Notes after the applicable Note Rate Change Date, 1.500%.

         NOTE OWNER: The Beneficial Owner of a Note.

         NOTE PRINCIPAL BALANCE: With respect to any Note, other than the Class II-A-3 Notes, as of any date of determination, the initial Note Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Note and (a) plus, in the case of the Class I-A-2, Class I-A-3, Class IV-A-3, Class V-A-4-B, Class M, Class B, Class V-M and Class V-B Notes, any Subsequent Recoveries allocated thereto and (b) minus, in the case of the Class I-A-2, Class I-A-3, Class IV-A-3, Class V-A-4-B, Class M, Class B, Class V-M and Class V-B Notes, the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Payment Dates in accordance with
Section 3.38 of the Indenture. With respect to the Class II-A-3 Notes, the sum of the Component Principal Balances of the Class II-A-3 Components.

         NOTE RATE CHANGE DATE: With respect to the Class III-A Notes and Class IV-A Notes, the Payment Date in July 2010.

         NOTE REGISTER: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

         NOTE REGISTRAR: The Indenture Trustee, in its capacity as Note Registrar, or any successor to the Indenture Trustee in such capacity.

         NOTEHOLDER OR HOLDER: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer, American Home Mortgage Investment Corp., the Indenture Trustee, the Securities Administrator, the Seller, HELOC Back-Up Servicer, HELOC Servicer, RMBS Servicer or RMBS Master Servicer or any Affiliate of any of them shall be deemed not to be a holder or holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Securities Administrator and the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Securities Administrator, the Indenture Trustee or the Owner Trustee actually knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator, the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons. With respect to the Class V-A-4-D Notes, if payments are made under the Note Insurance Policy, such Notes shall be deemed Outstanding until the Note Insurer has been reimbursed with respect thereto and the Note Insurer shall be deemed the Noteholder thereof to the extent of such unreimbursed payment.

         OFFERED NOTES: The Class A, Class M, Class V-M-1, Class V-M-2, Class V-M-3 and Class V-M-4 Notes.

         OFFICER'S CERTIFICATE: With respect to the HELOC Back-Up Servicer, HELOC Servicer, RMBS Servicer or RMBS Master Servicer, as applicable, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the HELOC Back-Up Servicer, HELOC Servicer, RMBS Servicer or RMBS Master Servicer, as applicable, and delivered to the Indenture Trustee, RMBS Master Servicer or the HELOC Back-Up Servicer, as applicable. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Securities Administrator. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         ONE-MONTH LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

         In the event that on any Interest Determination Date, Telerate Screen Page 3750 fails to indicate the London interbank offered rate for one-month United States dollar deposits, then One-Month LIBOR for the related Accrual Period will be established by the Securities Administrator as follows:

         (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

         (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

         (iii) If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR will be the One-Month LIBOR rate applicable to the preceding Accrual Period.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the applicable Note Interest Rate applicable for the related Accrual Period shall (in the absence of manifest error) be final and binding.

         OPINION OF COUNSEL: A written opinion of counsel acceptable to the Indenture Trustee, the Insurer, the RMBS Master Servicer, the Note Insurer or HELOC Back-Up Servicer, as applicable, in its reasonable discretion which counsel may be in-house counsel for the HELOC Back-Up Servicer, HELOC Servicer, RMBS Servicer, the Note Insurer or RMBS Master Servicer, as applicable, if acceptable to the Indenture Trustee, the RMBS Master Servicer, the HELOC Back-Up Servicer, the Insurer, the Note Insurer and the Rating Agencies or counsel for the Depositor, as the case may be.

         ORIGINAL PRE-FUNDED AMOUNT: The Group I, Group II-C, Group II-NC, Group III, Group IV, Group V or Group VI Original Pre-Funded Amount, as applicable.

         ORIGINAL VALUE: Except in the case of a refinanced Mortgage Loan, the lesser of the Appraised Value or sales price of Mortgaged Property at the time a Mortgage Loan is closed, and for a refinanced Mortgage Loan, the Original Value is the value of such property set forth in an appraisal acceptable to the HELOC Back-Up Servicer, HELOC Servicer, RMBS Servicer or RMBS Master Servicer, as applicable.

         OTHER BASIS RISK AMOUNT: With respect to any Payment Date, an amount equal to the sum of (i) the aggregate Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount, as applicable, with respect to the Class I-A, Class III-A, Class IV-A, Class VI-A, Class M, Class B, Class V-M or Class V-B Notes for such Payment Date and (ii) the aggregate Excess Basis Risk Shortfall Carry-Forward Amount with respect to the Class V-A-2 Notes and Class II-A Notes for such Payment Date.

         OUTSTANDING: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

         (i) Notes theretofore canceled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

         (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course.

         OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Property but excluding a Charged-Off HELOC Mortgage Loan) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to the HELOC Servicing Agreement, RMBS Servicing Agreement or Mortgage Loan Purchase Agreement, as applicable.

         OVERCOLLATERALIZATION INCREASE AMOUNT: With respect to the Group I, Group II-C, Group II-NC, Group III and Group IV Loans, with respect to any Payment Date, the lesser of (i) the related Net Monthly Excess Cashflow for such Payment Date after payments to the Note Insurer in as provided in Section 3.05(e) of the Indenture and (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such Payment Date (after taking into account payments to the related Notes of the related Basic Principal Distribution Amount on such Payment Date). With respect to the Group V Loans, with respect to any Payment Date, the lesser of (i) the related Net Monthly Excess Cashflow for such Payment Date after payments to the Note Insurer in as provided in Section 3.06(e) of the Indenture and (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such Payment Date (after taking into account payments to the related Notes of the related Basic Principal Distribution Amount on such Payment Date), and thereafter, the related Net Monthly Excess Cashflow for such Payment Date.

         OVERCOLLATERALIZATION REDUCTION AMOUNT: With respect to Loan Group VI and any Payment Date, the lesser of (x) the related Excess Overcollateralization Amount for such Payment Date and (y) the Investor Principal Distribution Amount for such Payment Date (before taking into account the related
Overcollateralization Reduction Amount).

         OVERCOLLATERALIZATION TARGET AMOUNT: With respect to Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III and Loan Group IV, 0.35% of the sum of the Group I, Group II-C, Group II-NC, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances plus the amount of any Additional Net Negative Amortization Amount. With respect to Loan Group V, 0.35% of the Group V Cut-off Date Balance. With respect to Loan Group VI, (1) prior to the related Stepdown Date, an amount equal to the sum of (a) the Group VI Delinquent HELOC Amount and (b) 3.65% of the Group VI Cut-off Date Balance and (2) on or after the related Stepdown Date, an amount equal to the sum of (a) the Group VI Delinquent HELOC Amount and (b) the greatest of (x) 7.30% of the Invested Amount, (y) 0.50% of the Group VI Cut-off Date Balance, and (z) the aggregate Stated Principal Balance of the three Group VI Loans with the greatest Stated Principal Balance; provided, however, that if a related Trigger Event is in effect for the Group VI Loans, then the Overcollateralization Target Amount for the Group VI Loans will be the same as on the prior Payment Date.

         OVERCOLLATERALIZED AMOUNT: For any Payment Date and Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III and Loan Group IV, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) and the related Pre-Funded Amount, exceeds (ii) the sum of the aggregate Note Principal Balance of the related Class I-A, Class II-A, Class III-A, Class IV-A, Class M and Class B Notes as of such Payment Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date). For any Payment Date and Loan Group V, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) and the related Pre-Funded Amount, exceeds (ii) the aggregate Note Principal Balance of the Class V-A, Class V-M and Class V-B Notes as of such Payment Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date). For any Payment Date and Loan Group VI, the amount, if any, by which (i) the Invested Amount exceeds (ii) the Note Principal Balance of the Class VI-A Notes as of such Payment Date (after giving effect to all other distributions of principal on these Notes on such Payment Date). The initial amount of overcollateralization in the Group VI Loans is approximately 1.00% of the Group VI Cut-off Date Balance.

         OWNER TRUST ESTATE: The corpus of the Issuer created by the Trust Agreement which consists of items referred to in Section 3.01 of the Trust Agreement.

         OWNER TRUSTEE: M&T Trust Company of Delaware and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

         OWNER TRUSTEE'S FEE: A fee of $2,500 per annum payable to the Owner Trustee in advance on the Closing Date and a fee of $4,000 payable on each anniversary thereof by American Home Mortgage Servicing, Inc.; provided, however, that in the event of any removal or resignation of the Owner Trustee, the Owner Trustee will promptly remit to American Home Mortgage Servicing, Inc. the portion of the Owner Trustee Fee that would have been earned by the Owner Trustee during the remainder of such year had it not been removed or resigned or the Notes redeemed.

         PAYING AGENT: Any paying agent or co-paying agent appointed pursuant to
Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

         PAYMENT ACCOUNT: The account established by the Indenture Trustee pursuant to Section 3.01 of the Indenture. The Payment Account shall be an Eligible Account.

         PAYMENT DATE: The 25th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in July 2005.

         PERCENTAGE INTEREST: With respect to any Note, the percentage obtained by dividing the Note Principal Balance of such Note by the aggregate Note Principal Balances of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

         PERIODIC RATE CAP: With respect to any ARM Loan, the maximum rate, if any, by which the Mortgage Rate on such Mortgage Loan can adjust on any Adjustment Date, as stated in the related Mortgage Note or Mortgage.

         PERSON: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PLAN: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

         PLAN ASSETS: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. ss.
2510.3-101.

         POOL BALANCE: With respect to any date of determination, the aggregate of the Stated Principal Balances of all Mortgage Loans as of such date.

         PREMIUM AMOUNT: The premium payable to the Insurer pursuant to the Insurance Agreement.

         PRE-FUNDED AMOUNT: The amount on deposit in a Pre-Funding Account on any Date of Determination.

         PRE-FUNDING ACCOUNT: The Group I, Group II-C, Group II-NC, Group III, Group IV, Group V or Group VI Pre-Funding Account, as applicable.

         PREPAYMENT INTEREST SHORTFALL: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property or a HELOC Mortgage
Loan) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of interest accrued during the related Prepayment Period at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the sum of the amount of interest paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a partial Principal Prepayment during the related Prepayment Period, an amount equal to the interest at the Mortgage Rate (less the RMBS Servicing Fee Rate) during the related Prepayment Period on the amount of such partial Principal Prepayment.

         PREPAYMENT PERIOD: With respect to each Mortgage Loan and any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

         PRIMARY INSURANCE POLICY: Each primary policy of mortgage guaranty insurance issued by a Qualified Insurer or any replacement policy therefor.

         PRINCIPAL COLLECTIONS: For each Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group VI Loans, and consist of amounts collected during the related Due Period on the HELOC Mortgage Loans and allocated to principal in accordance with the terms of the related Credit Line Agreement together with the principal portion of any Purchase Price or any Substitution Adjustment Amounts paid during the preceding Due Period and at the end of the Funding Period, any excess amounts transferred from the Group VI Pre-Funding Account, net of fees and other amounts reimbursable to the Owner Trustee, Indenture Trustee, Securities Administrator, HELOC Servicer and HELOC Back-Up Servicer as provided in the Basic Documents and allocable to the Group VI Loans, or, if any such reimbursable amounts are not allocable to such Mortgage Loans, then the Group VI's pro rata share of such amounts, to the extent not paid or reimbursed from Interest Collections. For purposes of this definition, "pro rata share" shall be a fraction, the numerator of which is equal to the aggregate of the Stated Principal Balance of the Group VI Loans for such Payment Date and the denominator of which is equal to the Pool Balance for such Payment Date.

         PRINCIPAL DISTRIBUTION AMOUNT: For any Payment Date, as determined separately for the Group I, Group II-C, Group II-NC, Group III and Group IV Loans collectively and for the Group V Loans, the sum of (a) the related Basic Principal Distribution Amount, and (b) the related Overcollateralization Increase Amount. In addition, the Principal Distribution Amount shall be reduced to the extent the Overcollateralized Amount for these Loan Groups exceeds the related Overcollateralization Target Amount, by the amount of such excess.

         PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan or Liquidated HELOC, respectively.

         PRINCIPAL REMITTANCE AMOUNT: For any Payment Date and any Loan Group , other than Loan Group VI, or the Mortgage Loans, other than the HELOC Mortgage Loans, in the aggregate, as applicable, the sum of

         1. the principal portion of all scheduled monthly payments on the related Mortgage Loans due on the related Due Date, to the extent received or advanced;

         2. the principal portion of all proceeds of the repurchase of a Mortgage Loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month;

         3. any amount remaining on deposit in the related Pre-Funding Account at the end of the Funding Period;

         4. the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related Mortgage Loans, including full and partial prepayments, the proceeds of any repurchase of such Mortgage Loans by the Seller or holder of the Trust Certificates, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal; and

         5. with respect to the Group V Loans, any portion of any Class V-A-4-D Insured Amount for such Payment Date representing a Class V-A-4-D Insured Undercollateralization Amount allocated to the Class V-A-4-D Notes.

In addition, with respect to the Group I Loans, the Principal Remittance Amount shall be reduced (to not less than zero) by the Negative Amortization Amount on the Group I Loans.

         PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

         PROCEEDING: Any suit in equity, action at law or other judicial or administrative proceeding.

         PROSPECTUS: The Prospectus Supplement, dated June 20, 2005, together with the attached Prospectus, dated March 22, 2005.

         PROTECTED ACCOUNT: An account established and maintained for the benefit of Noteholders by the RMBS Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the RMBS Servicing Agreement.

         PURCHASE PRICE: The meaning specified in Section 2.2(a) of the Mortgage Loan Purchase Agreement.

         PURCHASER: American Home Mortgage Securities LLC, a Delaware limited liability company, and its successors and assigns.

         QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as an insurer by the HELOC Servicer, RMBS Servicer or RMBS Master Servicer, as applicable, and as a Fannie Mae-approved mortgage insurer.

         RAPID AMORTIZATION EVENT:  As defined in Section 3.08 in the Indenture.

         RAPID AMORTIZATION PERIOD: Begins on the earlier of Payment Date in July 2015 or the occurrence of a Rapid Amortization Event.

         RATING AGENCY: Any nationally recognized statistical rating organization, or its successor, that rated the Notes at the request of the Depositor at the time of the initial issuance of the Notes. Initially, Standard & Poor's and Moody's. If such organization or a successor is no longer in existence, "Rating Agency" with respect to the Notes shall be such nationally recognized statistical rating organization, or other comparable Person, designated by (i) with respect to the Notes other than the Class VI-A Notes, the
Note Insurer so long as no Note Insurer Default exists or (ii) with respect to the Class VI-A Notes, the Insurer so long as no Insurer Default exists, notice of which designation shall be given to the Indenture Trustee, the HELOC Back-Up Servicer and the RMBS Master Servicer. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

         REALIZED LOSS: With respect to a Mortgage Loan, other than a HELOC Mortgage Loan, and as reported by the RMBS Servicer to the RMBS Master Servicer, is (i) a Deficient Valuation, or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property.

         RECORD DATE: For each class of Notes, other than the Class II-A, Class III-A, Class IV-A, Class V-A-1, Class V-A-3 and Class V-A-4 Notes, and each Payment Date, will be the close of business on the Business Day immediately preceding such Payment Date; provided, however, if any such Note is no longer a Book-Entry Note, the "Record Date" for such class of Notes shall be the close of business on the last Business Day of the calendar month preceding such Payment Date. For each class of the Class II-A, Class III-A, Class IV-A, Class V-A-1, Class V-A-3 and Class V-A-4 Notes and each Payment Date, the close of business on the last Business Day of the calendar month preceding such Payment Date.

         RECOVERIES: With respect to a Charged-Off HELOC Mortgage Loan, the proceeds (including Released Mortgaged Property Proceeds but not including amounts drawn under the Insurance Policy) received by the HELOC Servicer in connection with such Charged-Off HELOC Mortgage Loan minus related Servicing Advances.

         REFERENCE BANKS: Any leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Securities Administrator after consultation with the Note Insurer and the Insurer, and (iv) which are not Affiliates of the Depositor, the Seller, the HELOC Back-Up Servicer, the HELOC Servicer, the RMBS Master Servicer or the RMBS Servicer.

         REGISTERED HOLDER: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

         RELATED DOCUMENTS: With respect to each Mortgage Loan, the documents specified in Section 2.1(b) of the Mortgage Loan Purchase Agreement, and the related Subsequent Mortgage Loan Purchase Agreement, and any documents required to be added to such documents pursuant to the Mortgage Loan Purchase Agreement, the Trust Agreement, Indenture, the HELOC Servicing Agreement or the RMBS Servicing Agreement.

         RELEASED MORTGAGED PROPERTY PROCEEDS: As to any HELOC Mortgage Loan, proceeds received by the HELOC Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with (i) applicable law,
(ii) Accepted Servicing Practices and (iii) the HELOC Servicing Agreement.

         RELIEF ACT: The Servicemember's Civil Relief Act.

         RELIEF ACT SHORTFALL: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

         REMITTANCE REPORT: The report prepared by the HELOC Back-Up Servicer, HELOC Servicer or RMBS Servicer, as applicable, pursuant to Section 4.01 of the HELOC Servicing Agreement, HELOC Back-Up Servicing Agreement or RMBS Servicing Agreement.

         REO ACQUISITION: The acquisition by the HELOC Servicer or RMBS Servicer, as applicable, on behalf of the Issuer for the benefit of the Noteholders and the Insurer of any REO Property pursuant to Section 3.13 of the HELOC Servicing Agreement or RMBS Servicing Agreement.

         REO DISPOSITION: As to any REO Property, a determination by the HELOC Servicer or RMBS Servicer, as applicable, that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the HELOC Servicer or RMBS Servicer, as applicable, expects to be finally recoverable from the sale or other disposition of the REO Property.

         REO IMPUTED INTEREST: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been Outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period as such balance is reduced pursuant to Section 3.13 of the HELOC Servicing Agreement or RMBS Servicing Agreement, as applicable, by any income from the REO Property treated as a recovery of principal.

         REO PROCEEDS: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the related Collection Account or Protected Account only upon the related REO Disposition.

         REO PROPERTY: A Mortgaged Property that is acquired by the Trust by foreclosure or by deed in lieu of foreclosure.

         REPURCHASE PRICE: With respect to any Mortgage Loan required to be repurchased by the Seller on any date pursuant to the Mortgage Loan Purchase Agreement or the HELOC Servicing Agreement or purchased by the RMBS Servicer or HELOC Servicer, as applicable, pursuant to the RMBS Servicing Agreement or the HELOC Servicing Agreement, as applicable, an amount equal to the sum, without duplication, of (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase plus (iii) the amount of unreimbursed Monthly Advances or unreimbursed Servicing Advances made with respect to such Mortgage Loan plus (iv) any other amounts owed to the RMBS Master Servicer, RMBS Servicer, HELOC Servicer or HELOC Back-Up Servicer, as applicable, pursuant to the RMBS Master Servicing Agreement or related Servicing Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the trust in connection with any violation by such loan of any predatory lending law.

         REPURCHASE PROCEEDS: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

         REQUIRED RESERVE FUND BALANCE: For any Payment Date will be an amount equal to three months' interest on the Note Principal Balance of the Class N Notes immediately preceding such Payment Date, calculated based on the Note Interest Rate thereon and three Accrual Periods consisting of 30 days each.

         REQUIRED RESERVE FUND DEPOSIT: For any Payment Date will be equal to the amount necessary to cause the amount on deposit in the Class N Reserve Fund to equal to the Required Reserve Fund Balance for such Payment Date.

         RESERVE INTEREST RATE: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month, six-month or one-year (as applicable) United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month, six-month or one-year (as applicable) United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

         RESPONSIBLE OFFICER: With respect to the Indenture Trustee or the Securities Administrator, (a) any officer within the corporate trust department of the Indenture Trustee including any vice president, assistant vice president, treasurer, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of the applicable Agreement.

         RETAINED NOTES:  The Class B, Class V-M-5 and Class V-B Notes.

         RMBS MASTER SERVICER: Wells Fargo Bank, N.A., a national banking association, and its successors and assigns.

         RMBS MASTER SERVICING AGREEMENT: The Master Servicing Agreement dated as of June 22, 2005, among the RMBS Master Servicer, Securities Administrator, Indenture Trustee and Issuer.

         RMBS SERVICING RIGHTS PLEDGEE: One or more lenders, selected by the RMBS Servicer, to which the RMBS Servicer may pledge and assign all of its right, title and interest in, to and under the RMBS Servicing Agreement, including Bank of America, N.A., as the representative of certain lenders.

         RMBS MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans attached as Exhibit A to the RMBS Servicing Agreement.

         RMBS SERVICER: American Home Mortgage Servicing, Inc., a Maryland corporation, and its successors and assigns.

         RMBS SERVICER REMITTANCE DATE: The third Business Day prior to the each Payment Date.

         RMBS SERVICING AGREEMENT: The Servicing Agreement dated as of June 22, 2005, among the Seller, RMBS Servicer, RMBS Master Servicer, Issuer and Indenture Trustee.

         RMBS SERVICING FEE: With respect to each Mortgage Loan (other than a HELOC Mortgage Loan) and any Payment Date, the fee payable monthly to the RMBS Servicer in respect of servicing compensation that accrues at an annual rate equal to the RMBS Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

         RMBS SERVICING FEE RATE: With respect to any adjustable rate Mortgage Loan with an original principal balance of less than or equal to $359,650, 0.375% per annum, with respect to any adjustable rate Mortgage Loan with an original principal balance of greater than $359,650, 0.25% per annum, with respect to any fixed rate Mortgage Loan, 0.25% per annum.

         RMBS SERVICING TRIGGER EVENT: An RMBS Servicing Trigger Event is in effect with respect to any Payment Date if either:

         (a) the Rolling Three Month Delinquency Rate for the Mortgage Loans is greater than 6%; or

         (b) the cumulative amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Group I, Group II-C, Group II-NC, Group III, Group IV and Group V Cut-off Date Balance:

         0.15% with respect to each month up to July 2006

         0.15% with respect to August 2006, plus an additional 1/12th of 0.50% for each month thereafter until July 2007

         0.65% with respect to August 2007, plus an additional 1/12th of 0.95% for each month thereafter until July 2008

         1.60% with respect to August 2008, plus an additional 1/12th of 0.80% for each month thereafter until July 2009

         2.40% with respect to August 2009, plus an additional 1/12th of 0.75% for each month thereafter until July 2010

         3.15% with respect to August 2010, plus an additional 1/12th of 0.55% for each month thereafter until July 2011

         3.70% with respect to August 2011 and each month thereafter provided, however, that if the RMBS Servicer is rated "SQ2-" or better by Moody's on any date, the RMBS Servicing Trigger Event will no longer be in effect with respect to any Payment Date thereafter.

         ROLLING THREE MONTH DELINQUENCY RATE: With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

         SARBANES OXLEY CERTIFICATION: A written certification covering servicing of the Mortgage Loans by all Servicers and signed by an officer of the Depositor that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time.

         SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         SECURITIES ADMINISTRATOR: Wells Fargo Bank, N.A., a national banking association, and its successors and assigns.

         SECURITIES ADMINISTRATOR COLLECTION ACCOUNT: The account established by the Securities Administrator pursuant to Section 3.06 of the RMBS Master Servicing Agreement.

         SECURITIES INTERMEDIARY: Deutsche Bank National Trust Company, or its successors and assigns.

         SECURITY: Any of the Certificates or Notes.

         SECURITYHOLDER or HOLDER: Any Noteholder or a Certificateholder.

         SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

         SELLER: American Home Mortgage Acceptance, Inc., a Maryland corporation, and its successors and assigns.

         SENIOR LIEN: With respect to any HELOC Mortgage Loan that is a second priority lien, the mortgage loan or mortgage loans relating to the corresponding Mortgaged Property having priority senior to that of such HELOC Mortgage Loan.

         SERVICER: The RMBS Servicer, the HELOC Back-Up Servicer or the HELOC Servicer, as applicable.

         SERVICING ACCOUNT: The separate trust account created and maintained by the RMBS Servicer, or each Subservicer with respect to the Mortgage Loans or REO Property, which shall be an Eligible Account, for collection of taxes, assessments, insurance premiums and comparable items as described in Section
3.08 of the RMBS Servicing Agreement.

         SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the HELOC Servicer, RMBS Servicer, as applicable, or any Subservicer of its servicing obligations, including, without duplication, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS(R) System, (iii) the management and liquidation of any REO Property, (iv) compliance with the obligations under Sections 3.10, 3.11, 3.13 of the RMBS Servicing Agreement, or Sections 3.11 and 3.13 of the HELOC Servicing Agreement (v) covering any expenses incurred by or on behalf of the HELOC Servicer or the RMBS Servicer, as applicable, in connection with obtaining Insurance Proceeds and (vi) that is applied to the restoration or repair of the related Mortgaged Property.

         SERVICING AGREEMENT: Each of the RMBS Servicing Agreement, the HELOC Back-Up Servicing Agreement or the HELOC Servicing Agreement, as applicable.

         SERVICING CERTIFICATE: A certificate completed and executed by a Servicing Officer on behalf of the HELOC Back-Up Servicer, HELOC Servicer or RMBS Servicer, as applicable, in accordance with Section 4.01 of the HELOC Back-Up Servicing Agreement, HELOC Servicing Agreement or RMBS Servicing Agreement.

         SERVICING DEFAULT: The meaning assigned in Section 6.01 of the HELOC Back-Up Servicing Agreement, HELOC Servicing Agreement, RMBS Master Servicing Agreement or RMBS Servicing Agreement, as applicable.

         SERVICING OFFICEr: Any officer of the HELOC Back-Up Servicer, HELOC Servicer, RMBS Servicer or RMBS Master Servicer, as applicable, involved in, or responsible for, the administration and servicing (or master servicing, as applicable) of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee, the RMBS Master Servicer or the HELOC Back-Up Servicer, as applicable, by the HELOC Back-Up Servicer, HELOC Servicer, RMBS Servicer or RMBS Master Servicer, as applicable, on the Closing Date, as such list may be amended from time to time.

         SIX-MONTH LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the London interbank offered rate for six-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

         In the event that on any Interest Determination Date, Telerate Screen Page 3750 fails to indicate the London interbank offered rate for six-month United States dollar deposits, then Six-Month LIBOR for the related Accrual Period will be established by the Securities Administrator as follows:

         (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, Six-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

         (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, Six-Month LIBOR for the related Accrual Period shall be the higher of (i) Six-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

         (iii) If no such quotations can be obtained and no Reference Bank rate is available, Six-Month LIBOR will be the Six-Month LIBOR rate applicable to the preceding Accrual Period.

         The establishment of Six-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the applicable Note Interest Rate applicable for the related Accrual Period shall (in the absence of manifest error) be final and binding.

         STANDARD & POOR'S: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

         STATED PRINCIPAL BALANCE: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan or related REO Property as of any date of determination,
(i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date, after application of all scheduled Monthly Payments due on or before such date, whether or not received, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Payment Date which were received or with respect to which an Monthly Advance was made, (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds to the extent applied by the RMBS Servicer as recoveries of principal in accordance with Section 3.13 of the RMBS Servicing Agreement, with respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 3.05 of the Indenture on any previous Payment Date, and (c) the principal portion of any Realized Loss with respect thereto allocated pursuant to Section 3.38 of the Indenture for any previous Payment Date, plus (iii) the cumulative amount of any Negative Amortization; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero. With respect to any Mortgage Loan that is a HELOC Mortgage Loan, the principal balance of the HELOC Mortgage Loan as of the Cut-off Date, plus any Additional Balances in respect of such HELOC Mortgage Loan minus all collections credited against the principal balance of such HELOC Mortgage Loan in accordance with the related Mortgage Note and minus all prior related Charge-Off Amounts. The Stated Principal Balance of any Liquidated HELOC Mortgage Loan is zero.

         STATUTORY TRUST STATUTE: Chapter 38 of Title 12 of the Delaware Code, 12 DEL. Code ss.ss.3801 ET SEQ., as the same may be amended from time to time.

         STEPDOWN DATE: With respect to the Group I, Group II-C, Group II-NC, Group III and Group IV Loans, the later to occur of (x) the Payment Date occurring in July 2008 and (y) the first Payment Date for which the Credit Enhancement Percentage for the Class I-A, Class II-A, Class III-A and Class IV-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group I, Group II-C, Group II-NC, Group III and Group IV Loans, but prior to any payment of the Class A Principal Distribution Amount for these Notes then entitled to payments of principal on that Payment Date) is greater than or equal to approximately 15.10%. With respect to the Group V Loans, the later to occur of (x) the Payment Date occurring in July 2008 and (y) the first Payment Date for which the Credit Enhancement Percentage for the Class V-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group V Loans, but prior to any payment of the Class V-A Principal Distribution Amount for these Notes then entitled to payments of principal on that Payment Date) is greater than or equal to approximately 14.60%. With respect to the Class VI-A Notes and Loan Group VI, the later to occur of (x) the Payment Date occurring in January 2008 and (y) the Payment Date on which the aggregate Investor Principal Distribution Amount actually distributed to the holders of the Class VI-A Notes equals or exceeds one-half of the Group VI Cut-off Date Balance.

         STEP-UP DATE: With respect to the Class I-A, Class II-A-1, Class II-A-2, Class III-A, Class IV-A, Class M and Class B Notes and the Class II-A-3 Components, the Payment Date occurring after the first Payment Date for which the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the end of the related Due Period and the related Pre-Funded Amount has been reduced to 10% or less of the sum of the Group I, Group II-C, Group II-NC, Group III and Group IV Cut-off Date Balances. With respect to the Class V-A, Class V-M and Class V-B Notes, the Payment Date occurring after the first Payment Date for which the aggregate Stated Principal Balance of the Group V Loans as of the end of the related Due Period and the related Pre-Funded Amount has been reduced to 10% or less of the Group V Cut-off Date Balance. With respect to the Class VI-A Notes, the Payment Date occurring after the first Payment Date for which the Note Principal Balance of the Class VI-A Notes immediately preceding such Payment Date has been reduced to 10% or less of the initial Note Principal Balance of the Class VI-A Notes.

         STRIKE RATE: With respect to the Corridor Contract and each Payment Date, the fixed rate set forth in the Corridor Contract used to determine payments to the Indenture Trustee.

         SUBSERVICER: Any Person with whom the HELOC Servicer or RMBS Servicer, as applicable, has entered into a Subservicing Agreement as a Subservicer.

         SUBSERVICING ACCOUNT: An Eligible Account established or maintained by a Subservicer as provided for in Section 3.06(e) of the HELOC Servicing Agreement and RMBS Servicing Agreement.

         SUBSERVICING AGREEMENT: The written contract between the HELOC Servicer or RMBS Servicer, as applicable, and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 of the RMBS Servicing Agreement and HELOC Servicing Agreement.

         SUBSEQUENT RECOVERIES: Unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan or Liquidated HELOC that resulted in a Realized Loss in a month prior to the receipt of such recoveries.

         SUBSEQUENT CUT-OFF DATE: With respect to any Subsequent Mortgage Loan or Subsequent HELOC Mortgage Loans, the date, as designated by the Depositor, that is the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs and (ii) the origination date of such Subsequent Mortgage Loan or Subsequent HELOC Mortgage Loan, as the cut-off date with respect to the related Subsequent Mortgage Loan or Subsequent HELOC Mortgage Loan.

         SUBSTITUTION ADJUSTMENT AMOUNT: With respect to any Eligible Substitute Mortgage Loan, the amount as defined in Section 2.03 of the HELOC Servicing Agreement or RMBS Servicing Agreement, as applicable.

         SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: Any of the Group I Subsequent Mortgage Loan Purchase Agreement, Group II-C Subsequent Mortgage Loan Purchase Agreement, Group II-NC Subsequent Mortgage Loan Purchase Agreement, Group III Subsequent Mortgage Loan Purchase Agreement, Group IV Subsequent Mortgage Loan Purchase Agreement, Group V Subsequent Mortgage Loan Purchase Agreement and Group VI Subsequent HELOC Mortgage Loan Purchase Agreement.

         SUBSEQUENT TRANSFER DATE: With respect to any Group I, Group II-C, Group II-NC, Group III, Group IV, Group V and Group VI Mortgage Loan, the applicable date upon which such Mortgage Loan was purchased from the Seller with the amounts on deposit in the related Pre-Funding Account.

         TANGIBLE NET WORTH: Net Worth, less the sum of the following (without duplication): (a) any other assets of American Home Mortgage Investment Corp. and its consolidated subsidiaries that would be treated as intangibles under GAAP including, without limitation, any write-up of assets (other than adjustments to market value to the extent required under GAAP with respect to excess servicing, residual interests in offerings of asset-backed securities and asset-backed securities that are interest-only securities), good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses and (b) loans or other extensions of credit to officers of American Home Mortgage Investment Corp. or its consolidated subsidiaries other than Mortgage Loans made to such Persons in the ordinary course of business.

         TELERATE SCREEN PAGE 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

         TRANSFER DATE: As defined in Section 3.20 of the HELOC Servicing Agreement.

         TRANSFER NOTICE DATE: As defined in Section 3.20 of the HELOC Servicing Agreement.

         TRANSFEROR: The Holder of the Certificates as shown on the Certificate Register.

         TRANSFEROR INTEREST: Represents the pari passu interest in the HELOC Mortgage Loans equal to the cumulative amount of draws on the HELOC Mortgage Loans beginning with the Rapid Amortization Period. The Transferor Interest is calculated as the outstanding pool balance of the HELOCs at the end of the previous Due Period less the Invested Amount. For purposes of the Basic Documents, the Transferor Interest shall be considered part of the Owner Trust Certificates and shall not be transferable or assignable separately.

         TRANSFEROR INTEREST PRINCIPAL BALANCE: With respect to any Payment Date, the amount by which the Pool Principal Balance exceeds the Invested Amount, in each case at the end of the related Due Period.

         TRANSFEROR PERCENTAGE: For any Payment Date, 100% minus the Floating Allocation Percentage for such Payment Date.

         TREASURY REGULATIONS: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         TRIGGER EVENT: With respect to Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III and Loan Group IV, a Trigger Event is in effect with respect to any Payment Date on and after the related Stepdown Date if either

         (a) the Rolling Three Month Delinquency Rate for the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the close of business on the last day of the preceding calendar month exceeds 40% of the aggregate Note Principal Balance of the Class M Notes and Class B Notes plus the aggregate Overcollateralized Amount for Loan Group I, Loan Group II-C, Loan Group II-NC, Loan Group III and Loan Group IV, divided by the aggregate Stated Principal Balance of Group I, Group II-C, Group II-NC, Group III and Group IV Loans; or

         (b) the cumulative amount of Realized Losses incurred on the Group I, Group II-C, Group II-NC, Group III and Group IV Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group I, Group II-C, Group II-NC, Group III and Group IV Loans as of the Cut-off Date:

                  July 2008 to June 2009.................  1.75%
                  July 2009 and thereafter...............  2.00%

         With respect to Loan Group V, a Trigger Event is in effect with respect to any Payment Date on and after the related Stepdown Date if either

         (a) the Rolling Three Month Delinquency Rate for the Group V Loans as of the close of business on the last day of the preceding calendar month exceeds 50% of the aggregate Note Principal Balance of the Class V-M Notes and Class V-B Notes plus the aggregate Overcollateralized Amount for Loan Group V, divided by the aggregate Stated Principal Balance of the Group V Loans; or

         (b) the cumulative amount of Realized Losses incurred on the Group V Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group V Loans as of the Cut-off Date:

                  July 2008 to June 2009.................  1.75%
                  July 2009 and thereafter...............  2.00%

With respect to Loan Group VI, a Trigger Event is in effect with respect to any Payment Date on and after the Stepdown Date if either:

         1. the average of the Group VI Excess Spread Percentage for that Payment Date and the prior two Payment Dates is less than or equal to 1.75% per annum;

         2. the Rolling Three Month Delinquency Rate for the Group VI Loans as of the close of business on the last day of the preceding Due Period exceeds 5.00% of aggregate Stated Principal Balance of Group VI Loans;

         3. the cumulative amount of Charge-Off Amounts incurred on the Group VI Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group VI Loans as of the Cut-off
Date:

                  December 2006 to June 2007.............  2.50%
                  July 2007 to June 2008.................  3.25%
                  July 2008 and thereafter...............  4.00%

         TRUST: The American Home Mortgage Investment Trust 2005-2 to be created pursuant to the Trust Agreement.

         TRUST AGREEMENT: The Amended and Restated Trust Agreement dated as of June 22, 2005, among the Owner Trustee, the Depositor and Deutsche Bank National Trust Company, as Certificate Registrar and Certificate Paying Agent, relating to the Trust.

         TRUST ESTATE: The meaning specified in the Granting Clause of the Indenture.

         TRUST INDENTURE ACT OR TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

         UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

         UNDERWRITERS: Lehman Brothers Inc., Bear, Stearns & Co. Inc., UBS Securities LLC, Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. or their successors.

         UNINSURED CAUSE: Any cause of damage to property subject to a Mortgage that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         UNPAID INTEREST SHORTFALL: For each Class of Notes and any Payment Date, such Notes' pro rata share, based on the amount of Accrued Note Interest otherwise payable on such Note on such Payment Date, of (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest, and (b) any Relief Act Shortfalls, in each case to the extent incurred with respect to the related Mortgage Loans.